UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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CHENIERE ENERGY, INC. 2026 PROXY STATEMENT

April 7, 2026

Fellow Shareholders:

On behalf of Cheniere’s Board of Directors, we are pleased to invite you to attend the Cheniere Energy, Inc. 2026 Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held at 9:00 a.m. Central Time, on May 14, 2026 at our corporate headquarters located at 845 Texas Avenue, Suite 1250, Houston, Texas 77002. The following Notice of Annual Meeting describes the business to be conducted at the Meeting. We encourage you to review the materials and vote your shares. You may vote via the Internet, by telephone, or by submitting your completed proxy card by mail. If you attend the Meeting, you may vote your shares in person if you are a shareholder of record.

2025 was another outstanding year for our company as we embarked on our 10th year of LNG export operations. With record production of over 46 million tonnes of liquefied natural gas (“LNG”) during the year, the Cheniere team delivered over $5.3 billion of net income, and Consolidated Adjusted EBITDA(1) and Distributable Cash Flow(1) at or above the high end of our guidance ranges for the year.

These outstanding operational and financial results enabled us to deploy over $6 billion toward our long-term capital allocation plan, delivering meaningful value to shareholders, enhancing our investment grade balance sheet, and advancing brownfield, accretive growth projects at both Sabine Pass and Corpus Christi. This progress was highlighted by the positive Final Investment Decision (“FID”) of the CCL Midscale Trains 8 & 9 and debottlenecking project, representing an expected >10% growth of our liquefaction platform, while in 2025 we returned approximately 60% of our Distributable Cash Flow to shareholders via share repurchases and our quarterly dividend. These achievements, coupled with the Cheniere team’s unwavering commitment to operational excellence and our conviction in the long-term value of our LNG, also enabled us to increase our long-term run-rate production and financial guidance during the year.

Throughout 2025, we built upon our track record of seamless project execution by making significant construction progress at both the CCL Stage 3 project and the Corpus Christi Midscale Trains 8 & 9 project, which, together, we expect will grow our $50+ billion infrastructure platform to over 60 million tonnes per annum (“mtpa”) of liquefaction capacity in the coming years. We also made meaningful progress developing two large-scale, brownfield expansions – the SPL Expansion Project at Sabine Pass and the CCL Expansion Project at Corpus Christi – which, together, could grow our platform to over 100 mtpa by the mid-2030s. As we embark on this next chapter of brownfield growth, we remain committed to creating sustainable long-term value for our stakeholders, while safely operating our contracted infrastructure platform, to ensure decades of cash flow visibility. During the year, we signed two new long-term LNG contracts in support of these expansions, demonstrating the continued strength in the long-term LNG market and the value customers place on contracting with Cheniere, as we strive to be the market’s LNG provider of choice.

During the year, we furthered our initiatives to promote the long-term sustainability of our business and enhance the environmental competitiveness of our LNG, while adhering to our fundamental approach to climate and sustainability – to remain actionable, not aspirational. As such, we are proud to have reported a methane emissions intensity below our stated target from 2024, and we achieved Gold Standard under the United Nations Environment Programme’s (“UNEP”) Oil & Gas Methane Partnership (“OGMP”) 2.0 for our comprehensive methane emissions measurement and reporting. Throughout 2025, we also continued to support the communities where we live and work, while leading in accordance with our T.R.A.I.N.S. (Teamwork, Respect, Accountability, Integrity, Nimble, and Safety) core values.

We are incredibly proud of what our team accomplished in 2025 and the role Cheniere played in support of our customers, employees and stakeholders. Looking ahead, we are excited to embark on our next chapter of LNG exports, while executing on our long-term growth and capital allocation strategies to further enhance the value of the Cheniere platform in 2026.

We thank you for your continued support as investors in Cheniere and look forward to your attendance on May 14th.

G. Andrea Botta Chairman of the Board	Jack A. Fusco President and Chief Executive Officer

1

For a definition of Consolidated Adjusted EBITDA and Distributable Cash Flow and a reconciliation of non-GAAP measures to net income attributable to Cheniere, the most directly comparable GAAP financial measure, please see Appendix C.

    CHENIERE ENERGY, INC.

      845 Texas Avenue, Suite 1250

      Houston, Texas 77002

      (713) 375-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TIME AND DATE:	9:00 a.m. Central Time on May 14, 2026

PLACE:	Cheniere Energy, Inc. 845 Texas Avenue, Suite 1250 Houston, TX 77002
ITEMS OF BUSINESS:

•

To elect the nine members of the Board of Directors named in this Proxy Statement to hold office for a one-year term expiring at the 2027 Annual Meeting of Shareholders.

•

To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2025 (say-on-pay vote).

•

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026.

•

To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a shareholder of record as of the close of business on March 30, 2026.

PROXY VOTING:

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and mailing the enclosed proxy card or by voting on the Internet or by telephone. See details under the heading “Frequently Asked Questions—How do I vote?”

ELECTRONIC AVAILABILITY OF PROXY MATERIALS:

We are making this Proxy Statement, including the Notice of Annual Meeting and 2025 Annual Report on Form 10-K for the year ended December 31, 2025, available on our website at: www.cheniere.com/2026AnnualMeeting.

      By order of the Board of Directors

      Sean N. Markowitz

      Corporate Secretary

      April 7, 2026

Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements relating to, among other things, business strategy, performance and expectations for project development, as well as our goals, commitments and strategies in relation to environmental and social matters. The reader is cautioned not to place undue reliance on these statements and should review the sections captioned “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for important information about these statements, including the risks, uncertainties and other factors that could cause actual results to vary materially from the assumptions, expectations and projections expressed in any forward-looking statements. These forward-looking statements speak only as of the date made, and, other than as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or developments or otherwise.

Website References

This Proxy Statement includes several website addresses and references to additional materials found on those websites as well as third party materials, which are intended to provide textual context only. Information contained on or connected to such websites and materials are not incorporated by reference herein and should not be considered part of this Proxy Statement or any other filing that we make with the SEC, unless specifically provided otherwise in such filing.

PROXY SUMMARY

The following is an overview of information that you will find throughout this Proxy Statement in connection with the 2026 Annual Meeting of Shareholders (the “Meeting”) of Cheniere Energy, Inc. (“Cheniere,” the “Company,” “we,” “our,” or “us”). This summary does not contain all of the information that you should consider. For more complete information about these topics, please review the complete Proxy Statement prior to voting. For more complete information about our 2025 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2025, available on our website at www.cheniere.com/2026AnnualMeeting. The Notice of Annual Meeting (“Notice”), Proxy Statement, proxy card and 2025 Annual Report on Form 10-K for the year ended December 31, 2025, are being mailed or otherwise made available to shareholders on or about April 7, 2026.

ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE:	9:00 a.m. Central Time on May 14, 2026

PLACE:	Cheniere Energy, Inc. 845 Texas Avenue, Suite 1250 Houston, Texas 77002

RECORD DATE:	The close of business on March 30, 2026 (the “Record Date”)

VOTING:	Shareholders as of the close of business on the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each matter to be voted upon.

ADMISSION:

No admission card is required to enter the Meeting, but you will need proof of your stock ownership and valid government-issued picture identification. Please see “Frequently Asked Questions” on page 84 of this Proxy Statement for more information.

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSAL	DESCRIPTION	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAILS)

1	Election of directors	FOR EACH NOMINEE	10

2	Advisory and non-binding vote on the compensation of the Company’s named executive officers for 2025 (say-on-pay vote)	FOR	79

3	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026	FOR	82

2026 PROXY STATEMENT	1

PROXY SUMMARY

2025 PERFORMANCE AND

STRATEGIC ACCOMPLISHMENTS

The following items highlight our 2025 and recent accomplishments. For more information about these accomplishments and their relationship to our executive compensation program, please see “Compensation Discussion and Analysis” on page 43 of this Proxy Statement.

OUTSTANDING FINANCIAL RESULTS

Net Income of over $5.3 billion

Distributable Cash Flow of approximately $5.3 billion, exceeding high-end of original full year 2025 guidance range by ~$690 million

Consolidated Adjusted EBITDA of $6.94 billion, at the high-end of the full year 2025 guidance range

EXECUTION OF LONG-TERM CAPITAL ALLOCATION PLAN

>$6 billion deployed under “20/20 Vision” capital allocation plan

Repurchased ~12.1 million shares for ~$2.7 billion

Increased quarterly dividend in Q3 by >10% to $2.22/share annualized, with $2.11/share of dividends declared for 2025

Funded ~$2.3 billion of capex towards financially disciplined growth at CCL Stage 3 Project with equity

Repaid $652 million of long-term indebtedness & received 5 distinct credit rating upgrades across the corporate complex

PLATFORM FOR GROWTH

CCL Stage 3 Project ahead of schedule & 94.1% complete(2) at year-end, with substantial completion of Trains 1-4 achieved during the year

Made positive FID with respect to the CCL Midscale Trains 8 & 9 Project in June 2025, which was 31.8% complete(3) at year-end

Progressed permitting process for >40 mtpa of brownfield expansions across Sabine and Corpus

Signed ~1.85 MTPA of long-term contracts in support of future expansion

BEST IN CLASS SAFETY & SEAMLESS LNG OPERATIONS

Top quartile safety record with Total Reportable Incident Rate (TRIR) of 0.20

Exported record 670 cargoes & loaded record 2,424 TBtu, representing ~11% of global LNG produced in 2025

>90% utilization rate in 2025 vs. ~87% global average(1)

Reported a Scope 1 methane emissions intensity less than our target set in 2024, achieving Gold Standard under UNEP OGMP 2.0

*

Net income refers to net income attributable to Cheniere. For a definition of Consolidated Adjusted EBITDA and Distributable Cash Flow and a reconciliation of these non-GAAP measures to net income attributable to Cheniere, the most directly comparable GAAP financial measure, please see Appendix C.

(1)	Global utilization average in 2025 per International Gas Union. Cheniere utilization reflects 2025 feed gas processed / production capacity.

(2)	CCL Stage 3 Project completion percentage as of December 31, 2025 reflects: engineering 99.6% complete, procurement 100.0% complete, subcontract work 95.1% complete and construction 84.7% complete.

(3)

CCL Midscale Trains 8 & 9 Project completion percentage as of December 31, 2025 reflects: engineering 75.5% complete, procurement 47.3% complete, subcontract work 29.0% complete and construction 0.2% complete.

Financial Highlights: Financial Results Outperformed Guidance

•	For full year 2025, we generated*:

•	Revenue of approximately $20.0 billion and net income of approximately $5.3 billion.

•	Consolidated Adjusted EBITDA of approximately $6.9 billion, at the high end of the guidance range.

•	Distributable Cash Flow of approximately $5.3 billion, exceeding the high end of the guidance range.

2	CHENIERE

2025 PERFORMANCE AND STRATEGIC ACCOMPLISHMENTS

Capital Allocation Highlights: “All-of-the-Above” plan enables strategic deployment of capital to enhance long-term value proposition for all stakeholders

•	During 2025, we accomplished the following pursuant to our long-term capital allocation priorities:

•	We repurchased approximately 12.1 million shares of our common stock for approximately $2.7 billion.

•	We repaid approximately $652 million of consolidated long-term indebtedness.

•	We declared dividends of $2.11 per share of common stock in the aggregate during the year ended December 31, 2025, which included a >10% increase to the third quarter dividend on an annualized basis.

•	We continued to invest in accretive organic growth, funding approximately $2.3 billion of growth capital expenditures with equity.

•

Our significant capital allocation progress in 2025 positioned us to complete our ‘20/20 Vision’ capital allocation plan in February 2026, nearly a year ahead of schedule. Our Board of Directors (the “Board”) approved an increased share repurchase authorization to over $10 billion from 2026 through 2030.

•

Ratings upgrades: Throughout 2025, the Cheniere complex received five distinct upgrades to the credit ratings of its entities by the ratings agencies, marking 27 upgrades since 2021 and further solidifying our investment grade ratings across our corporate structure.

Strategic Accomplishments: Adding to our Foundation for Growth and Cash Flow Stability

•	Achieved key milestones for our growth projects: Throughout 2025, we advanced ~60 mtpa of accretive, brownfield growth across our platform:

•

During the year, we progressed the CCL Stage 3 Project to 94.1% overall completion[2] by year-end, reaching substantial completion on Trains 1-4 in March, August, October and December, respectively. In February 2026, first LNG was achieved on Train 5 of the CCL Stage 3 Project, our project consisting of seven midscale Trains that is expected to add total production capacity of over 10 mtpa of LNG once fully completed (the “CCL Stage 3 Project”).

•

In March 2025, we received authorization from the Federal Energy Regulatory Commission (“FERC”) under the Natural Gas Act of 1938, as amended (“NGA”) to site, construct and operate the CCL Midscale Trains 8 & 9 Project, our project consisting of two additional midscale Trains that is expected to add total production capacity of approximately 5 mtpa of LNG once fully completed, inclusive of estimated debottlenecking opportunities (the “CCL Midscale Trains 8 & 9 Project”), and in June 2025, our Board made a positive FID with respect to the investment in the development, construction and operation of the CCL Midscale Trains 8 & 9 Project and issued a full notice to proceed with construction to Bechtel Energy Inc. (“Bechtel”) under a fixed price separated turnkey engineering, procurement and construction (“EPC”) contract. By year-end, we progressed the CCL Midscale Trains 8 & 9 Project to 31.8% overall completion(3).

•

In June 2025, certain subsidiaries of CQP updated the SPL Expansion Project’s FERC application, originally filed in February 2024, to reflect a two-phased project, inclusive of three liquefaction trains and supporting infrastructure, maintaining an expected total peak production capacity of up to approximately 20 mtpa of LNG, inclusive of estimated debottlenecking opportunities (the “SPL Expansion Project”).

•

In July 2025, we began the pre-filing process with the FERC under the NGA for authorization to site, construct and operate in a phased approach the CCL Expansion Project, a potential further expansion of the Corpus Christi LNG Terminal, inclusive of four liquefaction trains and supporting infrastructure, with an expected total peak production capacity of up to 24 mtpa of LNG, inclusive of estimated debottlenecking opportunities (the “CCL Expansion Project”), and in February 2026, we filed the full application.

•

In December 2025, we filed an application with the FERC to increase the LNG production capacity of the previously-authorized CCL Stage 3 Project and CCL Midscale Trains 8 & 9 Project by approximately 5 mtpa, which remains pending at the FERC.

•	Signed new long-term contracts: During 2025 and early 2026, we continued to sign multidecade commercial contracts with creditworthy counterparties in support of future growth:

•

In May 2025, Cheniere Marketing, LLC (“Cheniere Marketing”) entered into an integrated production marketing (“IPM”) agreement with Canadian Natural Resources Limited to purchase 140,000 MMBtu per day of natural gas at a price based on the Japan Korea Marker, less fixed LNG shipping costs and a fixed liquefaction fee, for a term of approximately 15 years commencing in 2030.

•

In August 2025, Cheniere announced the execution of a long-term LNG sale and purchase agreement (“SPA”) between Cheniere Marketing and JERA Co., Inc. (“JERA”), under which JERA has agreed to purchase approximately 1 mtpa of LNG from Cheniere Marketing on a free-on-board (“FOB”) basis from 2029 through 2050. The purchase price for LNG under the SPA is indexed to the Henry Hub price, plus a fixed liquefaction fee.

•

In February 2026, Cheniere Marketing entered into a long-term SPA with CPC Corporation, Taiwan (“CPC”), under which CPC has agreed to purchase approximately 1.2 mtpa from Cheniere Marketing on a delivered basis from 2026 through 2050.

2026 PROXY STATEMENT	3

PROXY SUMMARY

Operational Highlights: Industry Leading Safety, Growing Production, and Operational Excellence

•

Reliable and growing production: As of February 20, 2026, over 4,610 cumulative LNG cargoes totaling over 315 million tonnes of LNG have been produced, loaded and exported from the CCL Project and the SPL Project.

•

Operational excellence enabled industry leading safety results: For full year 2025, over 21 million hours of labor were completed with a Total Recordable Incident Rate (employees and contractors combined) of 0.20, which places us within the top quartile of our industry.

CORPORATE RESPONSIBILITY

Climate Strategy

As the leading U.S. LNG exporter, we aim to supply customers with affordable and reliable natural gas. The focus of our climate strategy is to measure and mitigate emissions—to position our LNG supplies to remain competitive in a lower carbon future. This strategy is reflected in a cadence of actions that focus on science, operational excellence, collaboration along our supply chain, and transparency. We continue to advance our efforts to better understand the emissions profile of the LNG we deliver to our customers, and to identify strategic and cost-effective opportunities to improve greenhouse gas (“GHG”) emissions performance.

2025 Environmental, Social and Governance Highlights

Our 2025 environmental, social and governance (“ESG”) highlights include:

•

We reported a Scope 1 methane emissions intensity of less than our target set in 2024 of 0.03% per tonne of LNG produced across our two U.S. Gulf Coast liquefaction facilities. Our voluntary, measurement-informed methane emissions intensity target from 2024 is a direct result of our years-long strategy to use science-based, measurement-informed data to achieve targeted and transparent climate action.

•

We achieved Gold Standard by the United Nations Environmental Programme’s (“UNEP”) Oil & Gas Methane Partnership (“OGMP”) 2.0, in recognition of our actions to reduce methane emissions and provide measurement-based transparent reporting to the highest OGMP 2.0 standard available.

•	We published Together, We Deliver, our sixth corporate responsibility report (“Corporate Responsibility Report”), which details our approach to and progress on ESG issues.

•	We continued our commitment to inclusion throughout our workforce and in the communities where we operate, including through increased engagement in underserved communities.

•

We received independent verification assessment at the level of limited assurance of Cheniere’s GHG Life Cycle Assessment (“LCA”) model, and Cargo Emission tags (“CE Tags”) in accordance with internationally recognized ISO standards.

•

The Cheniere team supported our communities in 2025 with over 9,000 hours of volunteering in the communities where we live and work and over $6 million of direct giving, including employee-matching gifts.

Recognition

In 2025, Cheniere received the following scores and recognition:

•	Maintained the highest possible rating of AAA (on a scale of AAA-CCC) in the MSCI ESG Ratings assessment.

•

For the fourth consecutive year, Cheniere topped Extel’s All-America Executive Team rankings for the Natural Gas & Master Limited Partnership sector and was named one of the survey’s Most Honored Companies.

•

SPL earned the company’s first Elite Gold Award for its 2025 safety performance, while CCL notched its second consecutive Elite Silver Award from the American Fuel and Petrochemical Manufacturers for its 2025 performance.

•

Cheniere was a triple winner at the 2025 Platts Global Energy Awards. President and CEO Jack Fusco was named Chief Executive of the Year, and Cheniere was honored with the Excellence in Energy Award for LNG and Energy Company of the Year award.

•	Won Outstanding Contribution Award for 2025 from the World LNG Summit, in recognition of the Company’s achievements across project execution, project development and commercial strategy.

•

Honored with the Friends of Engineering Award from Texas A&M University-Corpus Christi for the Company’s work to establish the Islander Energy Club. The club supports future engineers through workshops, scholarships, mentorships, and capstone projects.

4	CHENIERE

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to strong performance and creating long-term shareholder value. Our governance framework gives our highly experienced directors the structure necessary to provide oversight, advice and counsel to Cheniere.

The “Governance Information” section of this Proxy Statement, beginning on page 22, describes our corporate governance structure and policies, which include the following:

Board Independence

•

8 out of 10 of our current directors and 7 out of 9 of our director nominees are independent.

•

Independent directors meet regularly without management present.

•

Our President and Chief Executive Officer (“CEO”) is the only management director.

Board Composition and Refreshment

•

Our director nominees have an average age of 63 and average tenure of 5.9 years (as of the date of the Meeting, May 14, 2026).

•

As highlighted in our skills matrix, our director nominees individually and collectively represent a robust mix of backgrounds, experience and skillsets relevant to the Company’s business and strategic objectives.

•

To encourage board refreshment, we have adopted a mandatory retirement policy pursuant to which non-employee directors are generally required to retire upon the earlier of reaching 75 years of age or 15 years of service.

Board Performance	• The Board regularly assesses its performance through Board and committee self-evaluations.

Board Committees	• We have three standing Board committees—Audit, Governance and Nominating, and Compensation. • All of our Board committees are comprised of and chaired solely by independent directors.

Independent Board Leadership Structure

•

Our independent Non-Executive Chairman or Lead Director, as applicable, provides leadership to the Board and promotes the Board’s independent oversight of management.

•

Our Corporate Governance Guidelines provide that if the Company does not have an independent Chairman, the Board is required to elect an independent Lead Director.

•

The robust and clearly-defined responsibilities of the Lead Director position set forth in our Corporate Governance Guidelines empower the Lead Director to serve as an effective counterbalance to a non-independent Chairman in furtherance of the Board’s commitment to maintaining effective independent Board leadership

Risk Oversight

•

The Board has oversight responsibility for key risks (including liquidity, credit, operations, ESG, cybersecurity, and regulatory compliance) facing the Company, including assessing the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board review the risks that are within their areas of responsibility.

Open Communication	• We encourage open communication and strong working relationships among our directors. • Our directors have access to management, employees and outside advisors.

Director and Executive Stock Ownership	• We have had rigorous stock ownership guidelines for our directors and executive officers since 2008.

Director Compensation Limit

•

We have capped the aggregate compensation that may be granted to a non-employee director with respect to service for a single calendar year at $750,000, subject to the discretion of the Compensation Committee. Please see “Director Compensation” on page 35 of this Proxy Statement.

2026 PROXY STATEMENT	5

PROXY SUMMARY

Accountability to Shareholders

•

Directors are elected annually by a majority of the votes cast (in uncontested elections). If a director does not receive the necessary vote at the annual meeting, he/she is required to tender their resignation for consideration by the Board.

•

The Board maintains a process for shareholders to communicate with the Board.

•

We conduct an annual advisory say-on-pay vote.

•

As set forth in our “proxy access” Bylaws, a shareholder, or a group of up to 20 shareholders, continuously owning at least 3% of our common stock for at least the prior 3 consecutive years (and meeting certain other requirements) has the ability to nominate up to 20% of the number of directors serving on our Board via our proxy statement (proxy access).

•

Special meetings may be called upon the written request of at least 50.1% of the outstanding shares of common stock of the Company, as set forth in our Bylaws.

Succession Planning	• The Governance and Nominating Committee has oversight of succession planning, both planned and emergency, for the CEO.

Service on Other Boards

•

No director should serve on so many other public or private company boards that his or her ability to devote the necessary time and attention to his or her duties to the Board or to the Company’s affairs would be compromised. Additionally, the directors of the Company (other than the Company’s CEO) may only serve on a maximum of three other public company boards in addition to the Board and the board of directors of Cheniere Energy Partners, L.P. The Company’s CEO may only serve on a maximum of one other board of directors of a public company in addition to the Board and the board of directors of Cheniere Energy Partners, L.P.

•

Outside board service is evaluated in connection with the annual nomination process for directors.

•

Directors should promptly notify the Chief Legal Officer or Chief Compliance and Ethics Officer in advance of accepting (including agreeing to be nominated for) any new board position outside of charitable and civic organizations.

Other Governance Highlights

•

We have adopted a mandatory clawback policy applicable to our current and former Section 16 officers.

•

We maintain codes of conduct for directors, officers and employees.

•

We do not allow pledging of Company stock as collateral for a loan or holding Company stock in margin accounts.

•

We do not allow hedging or short sales of Company stock.

•

We do not have a shareholder rights plan, or “poison pill.”

6	CHENIERE

OUR DIRECTOR NOMINEES

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of the nine director nominees listed below. Each director is elected annually by a majority of the votes cast. Detailed information about each nominee, including their background and relevant skills and expertise, can be found in “Proposal 1 – Election of Directors” beginning on page 10.

				COMMITTEE MEMBERSHIPS
NAME PRINCIPAL OCCUPATION	AGE (AS OF MAY 14, 2026)	DIRECTOR SINCE	INDEPENDENT	AC	G&N	CC

Jack A. Fusco President and Chief Executive Officer, Cheniere Energy, Inc.	63	2016	No

Patricia K. Collawn Executive Chair, TXNM Energy, Inc.	67	2021	Yes		Chair	●

Brian E. Edwards Senior Vice President, Caterpillar Inc.	60	2022	Yes	●		●

Denise Gray Chief Executive Officer, DKTN Consulting LLC and Former Director External Affairs and Government Relations, North America, LG Energy Solution Michigan Inc.	63	2023	Yes	●		●

Lorraine Mitchelmore Director, Suncor Energy Inc. and Bank of Montreal, Former President and Canada Country Chair, Shell Canada Limited	63	2021	Yes	●	●

W. Benjamin Moreland Private Investor and Former Chief Executive Officer, Crown Castle International Corp.	62	2025	Yes	F		Chair

Scott Peak Managing Partner, Co-President, and Head of Americas, Brookfield Infrastructure	45	2026*	No

Donald F. Robillard, Jr. President of Robillard Consulting, LLC, Former Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc.	74	2014	Yes	Chair; F	●

Neal A. Shear Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP	71	2014	Yes		●	●

AC: Audit Committee	F: Audit Committee Financial Expert

G&N: Governance and Nominating Committee

CC: Compensation Committee

*	Mr. Peak was appointed to the Board in April 2026 and previously served on the Board from April 2022 to April 2023, and April 2024 to April 2025.

2026 PROXY STATEMENT	7

PROXY SUMMARY

Summary of Director Core Competencies

Our Board believes that having a robust mix of complementary qualifications, skills, expertise and other attributes is essential to meeting its oversight responsibility.

**The following chart summarizes certain core competencies of our director nominees.**

CORPORATE FINANCE
6
ENERGY INDUSTRY EXPERIENCE
9
EXECUTIVE LEADERSHIP
9
GOVERNANCE
7
GOVERNMENT/REGULATORY
7
HSE/SUSTAINABILITY
6
HUMAN CAPITAL MANAGEMENT
7
INTERNATIONAL EXPERIENCE
8
OPERATIONS
8
PUBLIC COMPANY DIRECTOR
8
RISK OVERSIGHT/CRISIS MANAGEMENT
9
TRADING FINANCIAL COMMODITIES
4

**The following graphs show the mix of certain attributes of our director nominess.**

TENURE
Average Tenure 5.9 years
4
3
2
0-3 YEARS
4-7 YEARS
8+ YEARS
AGE
Average Age 63 years
3
5
1
AGE 45-55
AGE 56-65
AGE 66-75
GENDER AND RACIAL/ETHNIC MINORITIES
2
Racial/Ethnic Minorities
3
Women

*Tenure reflects an aggregated service period for any director that has had non-consecutive service periods.

EXECUTIVE COMPENSATION HIGHLIGHTS

Compensation Governance Practices

•	Clear, direct link between pay and performance

•	Majority of incentive awards earned based on performance

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

•	Prohibition on insider trading

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Strong compensation risk management program

•

Clawback policy that requires the Board to recoup erroneously paid performance-based incentive compensation from the Company’s current and former Section 16 officers in the event of a financial restatement

•	Minimum vesting schedule for long-term incentive awards of at least 12 months, subject to limited exceptions

•	No material perquisites

8	CHENIERE

EXECUTIVE COMPENSATION HIGHLIGHTS

•	Solicit annual advisory vote on executive compensation

•	Annually review the independence of the compensation consultant retained by the Compensation Committee

Philosophy and Objectives

We are committed to a pay-for-performance executive compensation program that aligns the interests of our named executive officers (“NEOs”) with the key drivers of long-term growth and creation of shareholder value. Changes to the executive compensation program are influenced by market practices, feedback from shareholders, and to support the program’s primary objectives.

The Board and the Compensation Committee believe the design of our executive compensation program, and the Compensation Committee and Board’s decisions and outcomes in 2025, support our compensation philosophy and objectives, including:

•	Annual and long-term incentive awards are primarily performance-based

•	Annual incentive awards earned are based on achievement of specific financial, operating, ESG and strategic goals

•	Performance-based long-term incentive awards are tied to specific and formulaic financial performance and stock price growth objectives

2025 Compensation Highlights

During 2025, the Compensation Committee and Board continued to monitor market conditions and consider feedback from stakeholders and our compensation consultant. Key outcomes and developments included:

•	The annual incentive plan generated an above-target payout for our NEOs based upon the Company’s 2025 performance across multiple financial, operating, safety and strategic metrics.

•

Performance share units awarded in 2023 generated an above-target payout for our NEOs based upon the Company’s performance across the performance metrics of cumulative Distributable Cash Flow per share and Absolute Total Shareholder Return over the 2023-2025 period.

•	In February 2025, the Board approved our 2025 annual performance scorecard, which continued to emphasize financial and operational discipline, as well as safety and ESG metrics and milestones.

During 2025, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock, with the Company’s executive compensation program being discussed during these engagements. We are committed to maintaining an open dialogue with our shareholders to help ensure the successful evolution of our executive compensation program going forward.

2026 PROXY STATEMENT	9

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

As of the date of this Proxy Statement, the Board consists of ten directors. In keeping with Cheniere’s director retirement policy, our current Chairman Mr. Botta will not stand for re-election at the Meeting. With Mr. Botta’s planned retirement, the Board considered the relevant benefits of combining the Chairman and CEO positions versus retaining separate roles with an independent Chairman. The Board unanimously elected Mr. Fusco to serve as Chairman of the Board and Ms. Collawn to serve as Lead Director, effective following the conclusion of the Meeting, subject to each director’s annual election to the Board by the shareholders of the Company at the Meeting. For further information concerning Cheniere’s board leadership philosophy, see “Board Leadership Structure and Role in Risk Oversight” beginning on page 23.

Following Mr. Botta’s retirement, the Board will consist of nine directors, each of whom is standing for election as a director at the Meeting. Each nominee, if elected, will hold office for a one-year term expiring at the 2027 Annual Meeting of Shareholders and will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Mr. Peak was appointed to the Board in April 2026 pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC, CQP Holdco LP (f/k/a Blackstone CQP Holdco LP (“CQP Holdco”)) and various other related parties in 2012.

Each of the director nominees has consented to serve as a director if elected or re-elected. In the event that a nominee is unable to serve as a director at the time of the Meeting, proxies will be voted for any nominee chosen by the present Board to fill the vacancy, if any, or the number of directors constituting the entire Board will be reduced to eliminate the vacancy. The Board is unaware of any circumstances likely to render any nominee unavailable.

Below is a summary of our director nominees, including their committee memberships as of April 7, 2026. The Board, with assistance from the Governance and Nominating Committee, will evaluate and reassign committee memberships as needed following the Meeting and election of the director nominees. Detailed information about each nominee’s background and relevant skills and expertise is provided below.

				NOMINEE COMMITTEE MEMBERSHIPS
NAME PRINCIPAL OCCUPATION	AGE (AS OF MAY 14, 2026)	DIRECTOR SINCE	INDEPENDENT	AUDIT	GOVERNANCE AND NOMINATING	COMPENSATION

Jack A. Fusco President and Chief Executive Officer, Cheniere Energy, Inc.	63	2016	NO

Patricia K. Collawn Executive Chair, TXNM Energy, Inc.	67	2021	YES		Chair	●

Brian E. Edwards Senior Vice President, Caterpillar Inc.	60	2022	YES	●		●

Denise Gray Chief Executive Officer, DKTN Consulting LLC and Former Director External Affairs and Government Relations, North America, LG Energy Solution Michigan Inc.	63	2023	YES	●		●

Lorraine Mitchelmore Director, Suncor Energy Inc. and Bank of Montreal, Former President and Canada Country Chair, Shell Canada Limited	63	2021	YES	●	●

W. Benjamin Moreland Private Investor and Former Chief Executive Officer, Crown Castle International Corp.	62	2025	YES	F		Chair

10	CHENIERE

DIRECTORS AND NOMINEES

				NOMINEE COMMITTEE MEMBERSHIPS
NAME PRINCIPAL OCCUPATION	AGE (AS OF MAY 14, 2026)	DIRECTOR SINCE	INDEPENDENT	AUDIT	GOVERNANCE AND NOMINATING	COMPENSATION

Scott Peak Managing Partner, Co-President and Head of Americas, Brookfield Infrastructure	45	2026*	NO

Donald F. Robillard, Jr. President, Robillard Consulting, LLC, Former Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc.	74	2014	YES	Chair; F	●

Neal A. Shear Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP	71	2014	YES		●	●

F = Audit Committee Financial Expert

*	Mr. Peak previously served on the Board from April 2022 to April 2023, and April 2024 to April 2025.

The Board has determined that Messrs. Moreland and Robillard are each an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”).

Director Qualifications and Core Competencies

Our director nominees represent a robust mix of backgrounds, skills and experiences that complement each other to create a well-rounded boardroom, and each adds:

•	A deep commitment to stewardship
•	A proven record of success
•	Unique and valuable insight

The table below summarizes certain of the key qualifications, skills and experiences of our director nominees. The lack of an indicator for a particular item does not mean that the director does not possess that qualification, skill or experience as we look to each director to be knowledgeable in these areas; rather, the indicator represents that the item is a core competency that contributed to his or her nomination to the Board. In addition, we have included certain self-identified demographical information below. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

DIRECTOR NOMINEE SKILLS AND EXPERIENCE MATRIX

Key Skills and Experience

Corporate Finance: Has an understanding of finance and financial reporting processes

Energy Industry Experience: Contributes valuable perspective on broader trends and issues specific to our operations in the energy industry

Executive Leadership: Has a demonstrated record of leadership and valuable perspectives relating to the management and oversight of large and complex organizations

Governance: Contributes to the Board’s understanding of best practices in corporate governance matters

Government / Regulatory: Has an understanding of the role governmental and regulatory actions and decisions may have on our business and contributes to the Board’s ability to navigate complex regulatory and governmental dynamics

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PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR NOMINEE SKILLS AND EXPERIENCE MATRIX

HSE/Sustainability: Strengthens the Board’s oversight and understanding of the interrelationship among environmental and safety matters or sustainability, and our operational activities and strategy

Human Capital Management: Has an understanding of human resources and best practices to enhance the attraction, motivation, and retention of a talented workforce

International Experience: Provides valuable insights into the international aspects of our business and operations

Operations: Provides operational knowledge to aid in managing risks inherent in our business

Public Company Director: Serves or has served on other public company boards

Risk Oversight / Crisis Management: Has an understanding of, and experience with, the risk oversight necessary for organizational performance and security

Trading Financial Commodities: Has knowledge of domestic and global energy commodities markets and trading of financial commodities

Age (as of May 14, 2026)	63	67	60	63	63	62	45	74	71

Gender	M	F	M	F	F	M	M	M	M

Racial / Ethnic Diversity			●	●

There are nine nominees standing for election as directors at the Meeting. Each nominee, if elected, will hold office for a one-year term expiring at the 2027 Annual Meeting of Shareholders and will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each of the director nominees has consented to serve as a director if elected or re-elected.

The Board unanimously recommends a vote FOR the election of the nine nominees as directors of the Company to hold office for a one-year term expiring at the 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

12	CHENIERE

DIRECTOR NOMINATIONS AND QUALIFICATIONS

DIRECTOR NOMINATIONS AND QUALIFICATIONS

Director Nomination Policy and Procedures. Our Director Nomination Policy and Procedures is attached to the Governance and Nominating Committee’s written charter as Exhibit A, which is available on our website at www.cheniere.com. The Governance and Nominating Committee may consider suggestions for potential director nominees to the Board from any source, including current members of the Board and our management, advisors and shareholders, and will review and consider any qualified candidates submitted by a shareholder or shareholder group in the same manner as other candidates. The Governance and Nominating Committee evaluates potential nominees by reviewing their qualifications and any other information deemed relevant. Director nominees are then recommended to the Board by the Governance and Nominating Committee.

The full Board selects, recommends and nominates director candidates for shareholders to consider and vote upon at the annual shareholders’ meeting.

Qualifications for consideration as a director nominee vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum criteria for selection of members to serve on our Board include the following:

•	highest professional and personal ethical standards and integrity;

•	high level of education and/or business experience;

•	broad-based business acumen;

•	commitment to understand the Company’s business and industry;

•	sufficient time to effectively carry out their duties;

•	strategic thinking and willingness to share ideas;

•	loyalty and commitment to driving the success of the Company;

•	network of business and industry contacts; and

•	diversity of experiences, expertise and backgrounds among members of the Board.

Practices for Considering Diversity of Backgrounds. The minimum criteria for selection of members to serve on our Board are designed to ensure that the Governance and Nominating Committee selects director nominees taking into consideration that the Board will benefit from having directors that represent a diversity of experience and backgrounds. Director nominees are selected so that the Board represents a diversity of experience in areas needed to foster the Company’s business success, including experience in the energy industry, finance, consulting, international affairs, public service, governance, regulatory compliance and ESG. Each year the Board and each committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees. These evaluations assess the diversity of talents, expertise and occupational and personal backgrounds and attributes of the Board members.

Director Qualifications. The Board has concluded that, in light of our business and structure, each of our director nominees possesses relevant experience, qualifications, attributes and skills and, as of the date of this Proxy Statement, is qualified to and should serve on our Board. The primary qualifications of our directors are further discussed under “Director Biographies” below.

Shareholder Recommendations of Candidates. The Governance and Nominating Committee will consider director candidates recommended by shareholders and will apply the same standards in considering director candidates recommended by shareholders that it applies to other candidates. Shareholders wishing to recommend director candidates for consideration by the Governance and Nominating Committee may do so by writing to the Secretary, giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee to serve if elected. Any shareholder who wishes to directly nominate a director candidate to stand for election at a meeting of stockholders must provide written notice that is timely and in proper form in accordance with the procedures provided in the Corporation’s Bylaws. For more information, please refer to the discussion under the heading “Other Matters—Nomination of Directors”.

Service on Other Boards. No director should serve on so many other public or private company boards that his or her ability to devote the necessary time and attention to his or her duties to the Board or to the Company’s affairs would be compromised. Determination of the existence of such a situation would be subject to the discretion of the Board. However, the directors of the Company (other than the Company’s CEO) may only serve on a maximum of three other public company boards in addition to the Board and the board of directors of Cheniere Energy Partners, L.P. The Company’s CEO may only serve on a maximum of one other board of

2026 PROXY STATEMENT	13

PROPOSAL 1 – ELECTION OF DIRECTORS

directors of a public company in addition to the Board and the board of directors of Cheniere Energy Partners, L.P. Directors should promptly notify the Chief Legal Officer or Chief Compliance and Ethics Officer in advance of accepting (including agreeing to be nominated for) any new board position outside of charitable and civic organizations. Outside board service is evaluated in connection with the annual nomination process for directors.

Director Retirement Policy. The Board maintains a mandatory director retirement policy that requires each director who has attained the age of 75 to retire from the Board at the annual meeting of shareholders of the Company held in the year in which his or her current term expires, unless the Board determines such mandate for a particular director is not at the time in the best interests of the Company. Additionally, in order to encourage Board refreshment, the Board revised the director retirement policy in 2020 to provide that directors who have reached 15 years of service on the Board will also not be eligible for re-nomination to the Board at the annual meeting of shareholders of the Company in the year at which such director’s current term expires, subject to Board discretion. The Board believes this policy helps to ensure a healthy rotation of directors, which promotes the continued influx of new ideas and perspectives to the Board.

Recent Board Refreshment. As a result of our focus on Board refreshment and pursuant to our director retirement policy, Mr. Edwards and Ms. Gray joined the Board in 2022 and 2023, respectively, as a result of the retirement of long-serving directors. Mr. Moreland joined the Board in January 2025, and pursuant to our director retirement policy, Mr. Botta will not be standing for re-election at the Meeting. In addition, pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC, CQP Holdco and various other related parties in 2012 (the “IRRA”), Mr. Peak was appointed to the Board to replace Mr. Matthew Runkle in April 2026. Since April 2022, pursuant to its rights under the IRRA, the director nominee of CQP Holdco has alternated each year between Messrs. Runkle and Peak.

In addition to the minimum criteria described above, the Governance and Nominating Committee evaluated the skill sets needed to maximize Board effectiveness and support the strategic direction of the Company. Seven of our nine director nominees are independent, and five of our independent directors have been on our Board for less than five years, while the remaining two have served for ten years or more. We believe this achieves the right balance between new directors who bring new ideas and insights and longer-serving directors with deep institutional knowledge of our Board and our Company.

14	CHENIERE

DIRECTOR BIOGRAPHIES

DIRECTOR BIOGRAPHIES

JACK A. FUSCO PRESIDENT & CHIEF EXECUTIVE OFFICER	AGE: 63 DIRECTOR SINCE: 2016

 Corporate Finance   Energy Industry Experience   Executive Leadership   Governance

 Government/Regulatory   HSE/Sustainability   Human Capital Management   International Experience

 Operations   Public Company Director   Risk Oversight/Crisis Management   Trading Financial Commodities

Jack A. Fusco is a director and the President and Chief Executive Officer of Cheniere. Mr. Fusco has served as President and Chief Executive Officer since May 2016 and as a director since June 2016. In addition, Mr. Fusco serves as Chairman, President and Chief Executive Officer of Cheniere Energy Partners GP, LLC (“Cheniere Partners GP”), a wholly-owned subsidiary of Cheniere and the general partner of Cheniere Partners. Mr. Fusco served as Chairman, President and Chief Executive Officer of Cheniere Energy Partners LP Holdings, LLC (“Cheniere Holdings”) from June 2016 to September 2018. Mr. Fusco is also President and Chief Executive Officer of the general partner of Sabine Pass LNG, L.P. and Chief Executive Officer of Sabine Pass Liquefaction, LLC. Mr. Fusco received recognition as Best CEO in the electric industry by Institutional Investor in 2012 as ranked by all industry analysts and for Best Investor Relations by a CEO or Chairman among all mid-cap companies by IR Magazine in 2013. Institutional Investor again recognized Mr. Fusco for the 2020, 2022, 2023, 2024 and 2025 All-American Executive Team Best CEO in the natural gas industry. Mr. Fusco was also named the 2025 Chief Executive of the Year by Platts Global Energy Awards.

Mr. Fusco served as Chief Executive Officer of Calpine Corporation (“Calpine”) from August 2008 to May 2014 and as Executive Chairman of Calpine from May 2014 through May 11, 2016. Mr. Fusco served as a member of the board of directors of Calpine from August 2008 until March 2018, when the sale of Calpine to an affiliate of Energy Capital Partners and a consortium of other investors was completed. Mr. Fusco was recruited by Calpine’s key shareholders in 2008, just as that company was emerging from bankruptcy. Calpine grew to become America’s largest generator of electricity from natural gas, safely and reliably meeting the needs of an economy that demands cleaner, more fuel-efficient and dependable sources of electricity. As Chief Executive Officer of Calpine, Mr. Fusco managed a team of approximately 2,300 employees and led one of the largest purchasers of natural gas in America, a successful developer of new gas-fired power generation facilities and a company that prudently managed the inherent commodity trading and balance sheet risks associated with being a merchant power producer.

Mr. Fusco’s career of over 40 years in the energy industry began with his employment at Pacific Gas & Electric Company upon graduation from California State University, Sacramento with a Bachelor of Science in Mechanical Engineering in 1984. He joined Goldman Sachs 13 years later as a Vice President with responsibility for commodity trading and marketing of wholesale electricity, a role that led to the creation of Orion Power Holdings, an independent power producer that Mr. Fusco helped found with backing from Goldman Sachs, where he served as President and Chief Executive Officer from 1998-2002. In 2004, he was asked to serve as Chairman and Chief Executive Officer of Texas Genco LLC by a group of private institutional investors, and successfully managed the transition of that business from a subsidiary of a regulated utility to a strong and profitable independent company, generating a more than 5-fold return for shareholders upon its merger with NRG in 2006. Mr. Fusco is currently on the board of directors of the American-Italian Cancer Foundation, a non-profit organization supporting cancer research and education.

Skills and Qualifications:

Mr. Fusco brings his prior experience leading successful energy industry companies and his perspective as President and Chief Executive Officer of Cheniere.

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PROPOSAL 1 – ELECTION OF DIRECTORS

PATRICIA K. COLLAWN CHAIRMAN OF GOVERNANCE AND NOMINATING COMMITTEE AND MEMBER OF COMPENSATION COMMITTEE	AGE: 67 DIRECTOR SINCE: 2021

 Corporate Finance   Energy Industry Experience   Executive Leadership   Governance

 Government/Regulatory   HSE/Sustainability   Human Capital Management   Operations

 Public Company Director   Risk Oversight/Crisis Management   Trading Financial Commodities

Ms. Collawn is the Chairman of our Governance and Nominating Committee and a member of our Compensation Committee. Ms. Collawn has served as the Executive Chair of TXNM Energy, Inc. (formerly PNM Resources, Inc.), a publicly-traded energy holding company based in New Mexico, since July 2025, and as a director of Karbon Capital Partners Corp., a blank check company formed to acquire businesses in the energy, energy infrastructure and technology sectors, since December 2025. Prior to transitioning to Executive Chair of TXNM, Ms. Collawn served as the Chair and CEO from 2012 and 2010, respectively. From 2010 to May 2022, Ms. Collawn also served as President of PNM Resources. Ms. Collawn joined PNM Resources in 2007 as President, Utilities, prior to her promotion to President and Chief Operating Officer in 2008. From 2005 to 2007, Ms. Collawn served as President and Chief Executive Officer of Public Service Company of Colorado, an operating utility that is a subsidiary of Xcel Energy, Inc. Ms. Collawn previously served on the board of directors of Equitrans Midstream Corporation, a publicly traded natural gas midstream company, from April 2020 to April 2023, EVgo Services, LLC, a publicly traded builder, owner and operator of DC fast charging for electric vehicles in the U.S., from July 2021 to March 2022, and CTS Corporation, a publicly traded designer and manufacturer of sensors, actuators and electronic components for various industries, from 2003 to May 2021. Ms. Collawn also previously served as Chairman of the Electric Power Research Institute, an independent, non-profit center for public interest energy and environmental research, including sustainability and carbon reduction matters, and Chairman of the Edison Electric Institute (“EEI”), a national association of investor-owned electric companies. Ms. Collawn also previously served as volunteer interim Chief Executive Officer of EEI from November 2024 to June 2025. Ms. Collawn received a B.A. from Drake University and an M.B.A. from Harvard Business School.

Skills and Qualifications:

As a senior executive in the power utilities sector for more than 25 years, Ms. Collawn has an in-depth understanding of the complex regulatory structure of the utility industry, as well as substantial operations experience. Along with her executive leadership experience and commercial and operational expertise, Ms. Collawn brings a focus on corporate governance, cybersecurity and environmental and sustainability matters to our Board.

16	CHENIERE

DIRECTOR BIOGRAPHIES

BRIAN E. EDWARDS MEMBER OF AUDIT COMMITTEE AND COMPENSATION COMMITTEE	AGE: 60 DIRECTOR SINCE: 2022

Energy Industry Experience Executive Leadership HSE/Sustainability International Experience Operations Risk Oversight/Crisis Management

Mr. Edwards is a member of our Audit Committee and Compensation Committee. Mr. Edwards has served as a Senior Vice President of Caterpillar Inc., a construction equipment manufacturer, since January 2021, with responsibility for the Caterpillar Remanufacturing Division, which offers high-quality, lower-cost replacement parts remanufactured from genuine Caterpillar components. Mr. Edwards joined Caterpillar in 2010 as Vice President of Sales and Marketing at the company’s wholly owned subsidiary, Progress Rail. He continued rising in the leadership ranks at Progress Rail, serving in many roles, including Executive Vice President of rolling stock. Prior to joining Caterpillar, Mr. Edwards spent more than 20 years gaining expertise in manufacturing, engineering and supply chain roles at GE and General Motors. Mr. Edwards holds a bachelor’s degree in Chemical

Engineering from Youngstown State University and a master’s degree in Manufacturing Management from GMI Engineering & Management Institute (now Kettering University). Mr. Edwards completed the Caterpillar “Digging Deep” executive development program through Stanford University. Mr. Edwards is affiliated with United Way, March of Dimes and Big Brothers Big Sisters of America.

Skills and Qualifications:

Mr. Edwards provides a differentiated and meaningful perspective to the Board through his deep knowledge of industrial manufacturing, engineering and supply chain, as well as his decades of leadership within large organizations.

DENISE GRAY MEMBER OF AUDIT COMMITTEE AND COMPENSATION COMMITTEE	AGE: 63 DIRECTOR SINCE: 2023

 Energy Industry Experience   Executive Leadership   Government/Regulatory   HSE/Sustainability

 Human Capital Management   International Experience   Operations   Public Company Director

 Risk Oversight/Crisis Management

Ms. Gray has served as the Chief Executive Officer of DKTN Consulting LLC, a global automotive systems and energy storage advisory firm, since May 2023, and previously served as Director External Affairs and Government Relations, North America for LG Energy Solution Michigan Inc., the North American subsidiary of LG Energy Solution Ltd, a manufacturer of large lithium-ion battery cells and packs for electric vehicles and other energy storage applications, from March 2022 until her retirement in May 2023. Ms. Gray previously served as CEO/President and Board Member of LG Chem Power Inc./LG Chem Michigan Inc./LG Energy Solution Michigan Inc. from September 2015 to March 2022. In that position, her team provided battery solutions for automotive and non-automotive applications. Ms. Gray served on the board of directors for Tenneco from March 2019 to November 2022, the National Academies Board on Energy and Environmental Systems from January 2020 to December 2025, the Advisory Boards of the Joint Office of Energy and Transportation Electric Vehicle Working Group from August 2023 to January 2025 and the United States Secretary of Energy from October 2021 to January 2025. Ms. Gray has also served on the board of directors of Canadian National Railway since April 2021 and as Member of The National Academy of Engineering since February 2022. Ms. Gray previously held automotive leadership positions with AVL List GmbH in Graz, Austria from 2013 to 2015 and Atieva, Inc. in Redwood City, California from 2010 to 2013. The vast majority of Ms. Gray’s 35+ year professional career was with General Motors from 1986 to 2010, where she spearheaded efforts in vehicle electrical, powertrain system controls, and software, including battery systems. Ms. Gray holds a B.S. in Electrical Engineering from Kettering University and a M.S. in Engineering Management of Technology from Rensselaer Polytechnic Institute.

Skills and Qualifications:

Ms. Gray has extensive experience in the automotive industry, including leadership roles of companies at the forefront of battery technology, bringing insights into energy transition issues and engineering expertise to our Board.

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PROPOSAL 1 – ELECTION OF DIRECTORS

LORRAINE MITCHELMORE MEMBER OF AUDIT COMMITTEE AND GOVERNANCE AND NOMINATING COMMITTEE	AGE: 63 DIRECTOR SINCE: 2021

 Energy Industry Experience   Executive Leadership   Governance   Government/Regulatory

 HSE/Sustainability   Human Capital Management   International Experience   Operations

 Public Company Director   Risk Oversight/Crisis Management

Ms. Mitchelmore is a member of our Audit Committee and Governance and Nominating Committee. Ms. Mitchelmore was President and Canada Country Chair of Shell Canada Limited and Executive Vice President, Americas Heavy Oil for Royal Dutch Shell from 2009 until her retirement in early 2016. She has more than 30 years of international oil and gas industry experience. Throughout her career, she has served with increasing responsibility in operational, strategy, and commercial roles. Prior to joining Shell in 2002, she worked with BHP Petroleum, Chevron, and Petro-Canada.

Ms. Mitchelmore has served as a director of the Bank of Montreal, a diversified financial services provider, since May 2015, where she currently serves as Chair of the Governance and Nominating Committee, and Suncor Energy Inc., a premier integrated energy company, since November 2019, where she currently serves as Chair of the Environment, Health, Safety and Sustainable Development Committee. Ms. Mitchelmore previously served on the board of directors of the Alberta Investment Management Corporation (AIMCo) from January 2022 to November 2024, the Board of Advisers of Catalyst Canada from 2018 to 2023, and the board of directors of TransMountain Corporation from November 2018 to December 2019.

Ms. Mitchelmore was an associate of the Creative Destruction Lab from 2018 to 2023 where she was a mentor to many early-stage energy transition companies. From 2017 to 2018, she chaired the Resources of the Future Economic Strategy table for the Canadian federal government. She has been named a fellow of the Canadian Academy of Engineering, awarded the Catalyst Canada Champion Honors Award in 2014, recognizing commitment to Diversity and Inclusion, and was a recipient of Canada’s 2016 Clean16 award for leadership in advancing sustainable development in Canada. She currently serves as an advisor to McKinsey and Company’s Advancing Women Executives program.

Ms. Mitchelmore holds a BSc in Geophysics from Memorial University of Newfoundland, an MSc in Geophysics from the University of Melbourne, Australia and an MBA from Kingston Business School in London, England.

Skills and Qualifications:

Ms. Mitchelmore has over 30 years of international oil and gas industry experience, as well as significant executive, operational, strategy and commercial experience. Ms. Mitchelmore also brings meaningful experience with energy transition issues and sustainable development to our Board.

18	CHENIERE

DIRECTOR BIOGRAPHIES

W. Benjamin Moreland CHAIRMAN OF COMPENSATION COMMITTEE AND MEMBER OF AUDIT COMMITTEE	AGE: 62 DIRECTOR SINCE: 2025

 Corporate Finance   Energy Industry Experience   Executive Leadership   Governance

 Government/Regulatory   HSE/Sustainability   Human Capital Management   International Experience

 Operation   Public Company Director   Risk Oversight/Crisis Management

Mr. Moreland is the Chairman of our Compensation Committee and a member of our Audit Committee. Mr. Moreland is a private investor and retired Chief Executive Officer of Crown Castle Inc., a provider of wireless infrastructure in the U.S., where he also served as a member of the board of directors from 2006 until his retirement in 2023. Prior to his retirement, Mr. Moreland served as Executive Vice Chairman from June 2016 to December 2017, President and Chief Executive Officer from July 2008 to May 2016, and Chief Financial Officer from 2000 through 2008. Mr. Moreland joined Crown Castle in 1999, after 15 years with Chase Manhattan Bank and predecessor banks, primarily in corporate finance and real estate investment banking. Mr. Moreland has served as the Chair of the board of directors of Clear Channel Outdoor Holdings, Inc., an outdoor advertising company, since May 2019. He is a former board member and Chairman of the Board of WIA-The Wireless Infrastructure Association and former member of the Executive Board of the National Association of Real Estate Investment Trusts (NAREIT). He also served on the board of directors of Calpine Corporation from 2009 until its privatization in March 2018, and Monogram Residential Trust from 2016 until its privatization in September 2017. Mr. Moreland is also a former member of the executive board of the Greater Houston Partnership and currently serves as a board member of Houston Methodist Hospital. Mr. Moreland is a member of the University of Texas McCombs School of Business Advisory Council and Bauer Board at the University of Houston. Mr. Moreland received a B.B.A. from the University of Texas at Austin and an M.B.A. from the University of Houston.

Skills and Qualifications:

Mr. Moreland brings to our Board diverse executive experience, financial and transactional acumen and strategic insight, extensive knowledge and understanding of business operations and the communications infrastructure industry, a breadth of experience in oversight areas, and deep experience and service as a public company board member.

SCOTT PEAK DIRECTOR	AGE: 45 DIRECTOR SINCE: 2026

Corporate Finance Energy Industry Experience Executive Leadership Governance Human Capital Management International Experience Public Company Director Risk Oversight/Crisis Management

Mr. Peak is a Managing Partner, Co-President, and Head of North America for Brookfield’s Infrastructure Group. In this role, he is responsible for regional oversight and investment strategy leadership and is involved in the screening and evaluation of global investment initiatives. Prior to joining Brookfield in January 2016, Mr. Peak spent a decade at Macquarie Group Ltd., where he focused on the infrastructure sector. Previously, Mr. Peak worked in the mergers and acquisitions group at Dresdner Kleinwort Wasserstein. Mr. Peak previously served as a director of the Company from April 2022 to April 2023, and April 2024 to April 2025, and the general partner of Cheniere Partners from September 2020 to April 2022, April 2023 to April 2024, and April 2025 to April 2026.

Mr. Peak holds a Master of Finance with distinction from INSEAD and a B.A. in Economics from Bates College.

Skills and Qualifications:

Mr. Peak brings energy infrastructure industry expertise and a unique financial perspective to our Board based on his extensive investment experience with Brookfield Infrastructure. Mr. Peak’s appointment to the Board was made pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC, CQP Holdco and various other related parties in 2012.

2026 PROXY STATEMENT	19

PROPOSAL 1 – ELECTION OF DIRECTORS

DONALD F. ROBILLARD, JR. CHAIRMAN OF AUDIT COMMITTEE AND MEMBER OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 74 DIRECTOR SINCE: 2014

 Corporate Finance   Energy Industry Experience   Executive Leadership   Governance

 Government/Regulatory   International Experience   Operations   Public Company Director

 Risk Oversight/Crisis Management   Trading Financial Commodities

Mr. Robillard is the Chairman of our Audit Committee and a member of our Governance and Nominating Committee. Mr. Robillard served as a director and the Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc. (“Hunt”), a private holding company with interests in oil and gas exploration and production, refining, real estate development, private equity investments and ranching, from July 2015 until his retirement in January 2017. Mr. Robillard began his association with Hunt in 1983 as Manager of International Accounting for Hunt Oil Company, Inc., a wholly-owned subsidiary of Hunt. Serving nine of his 34 years of service to the Hunt organization in Yemen in various accounting, finance and management positions, Mr. Robillard returned to the United States to join Hunt’s executive team in 1992. Mr. Robillard was named Senior Vice President and Chief Financial Officer of Hunt in April 2007. Mr. Robillard also served, from February 2016 through August of 2017, as Chief Executive Officer and Chairman of ES Xplore, LLC, a direct hydrocarbon indicator technology company which in 2016 was spun out of Hunt. He is currently President of Robillard Consulting, LLC, an oil and gas advisory firm. Mr. Robillard has served on the board of directors of Helmerich & Payne, Inc., a publicly-traded oil and gas drilling company, since 2012, and on the board of directors of Hunt since 2022. He is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, the National Association of Corporate Directors (NACD Directorship Certified), Financial Executives International and an advisory board member of the Institute for Excellence in Corporate Governance at the Naveen Jindal School of Management at the University of Texas at Dallas. Mr. Robillard received a B.B.A. from the University of Texas, Austin.

Skills and Qualifications:

Mr. Robillard has over 40 years of experience in the oil and gas industry and over 25 years of senior management experience. Mr. Robillard brings significant executive-level experience in the oil and gas industry, including experience with project financing for LNG facilities.

20	CHENIERE

DIRECTOR BIOGRAPHIES

NEAL A. SHEAR MEMBER OF COMPENSATION COMMITTEE AND GOVERNANCE AND NOMINATING COMMITTEE	AGE: 71 DIRECTOR SINCE: 2014

 Corporate Finance   Energy Industry Experience e   Executive Leadership   Governance

 Government/Regulatory   Human Capital Management   International Experience

 Operations   Public Company Director   Risk Oversight/Crisis Management   Trading Financial Commodities

Mr. Shear is a member of our Compensation Committee and Governance and Nominating Committee. Since June 2017, Mr. Shear has served as Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP, an alternative asset management firm. Mr. Shear served as Interim Special Advisor to the Chief Executive Officer of Cheniere from May 2016 to November 2016 and as Interim Chief Executive Officer and President of Cheniere from December 2015 to May 2016. Mr. Shear was the Chief Executive Officer of Higgs Capital Management, a commodity focused hedge fund from January 2012 until September 2014. Prior to Higgs Capital Management, Mr. Shear served as Global Head of Securities at UBS Investment Bank from January 2010 to March of 2011. Previously, Mr. Shear was a Partner at Apollo Global Management, LLC, where he served as the Head of the Commodities Division. Prior to Apollo Global Management, Mr. Shear spent 26 years at Morgan Stanley serving in various roles including Head of the Commodities Division, Global Head of Fixed Income, Co-Head of Institutional Sales and Trading, and Chair of the Commodities Business. Mr. Shear received a B.S. from the University of Maryland, Robert H. Smith School of Business Management in 1976 and an M.B.A. from Cornell University, Johnson School of Business in 1978.

Skills and Qualifications:

Mr. Shear brings a unique financial and trading perspective to our Board based on his more than 30 years of experience managing commodity activity and investments.

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GOVERNANCE INFORMATION

BOARD COMMITTEE MEMBERSHIP AND MEETING ATTENDANCE

The following table shows our current directors and director nominees’ fiscal year 2025 membership and chairpersons of our Board committees, Board and committee meetings held and attendance as a percentage of meetings eligible to attend. If a director did not serve for the full fiscal year, the following percentages apply only to meetings held during the period the director served. The current Chair of the Board and each committee is indicated in the table.

Although directors are not required to attend annual shareholders’ meetings, they are encouraged to attend. At the 2025 Annual Meeting, all of the members of the Board then serving were present.

	NUMBER OF MEETINGS HELD	BOTTA	FUSCO	COLLAWN	EDWARDS	GRAY	MITCHELMORE	MORELAND	PEAK	ROBILLARD	SHEAR

Board	8	100% Chair	100%	100%	100%	100%	100%	100%	100%	100%	100%

Audit Committee	8	—		—	87.5%	100%	100%	87.5%	—	100% Chair	—

Governance and Nominating Committee	6		—	100% Chair	—	—	100%	—	—	100%	100%

Compensation Committee	5	—	—	100%	100%	100%	—	100% Chair	—	—	100%

DIRECTOR INDEPENDENCE

The Board determines the independence of each director and nominee for election as a director in accordance with the rules and regulations of the SEC and the New York Stock Exchange (“NYSE”) independence standards, which are listed below. The Board also considers relationships that a director may have:

•	as a partner, shareholder or officer of organizations that do business with or provide services to Cheniere;

•	as an executive officer of charitable organizations to which we have made or make contributions; and

•	that may interfere with the exercise of a director’s independent judgment.

The NYSE independence standards state that the following list of persons will not be considered independent:

•	a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company other than prior employment as an interim executive officer;

•

a director who accepts, or has an immediate family member who accepts, any compensation from the Company or any parent or subsidiary of the Company in excess of $120,000 during any period of 12 consecutive months within the past three years, other than compensation for Board or committee services and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and not including compensation paid to an immediate family member who is a non-executive employee of the Company or compensation received for former service as an interim executive officer;

•

a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any parent or subsidiary of the Company as an executive officer;

•

a director who is a current employee, or has an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, the Company or any parent or subsidiary of the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

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BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

•

a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s or any parent’s or subsidiary’s executive officers serve on the compensation committee of such other entity; or

•

a director who is a current partner or employee of the Company’s or any parent’s or subsidiary’s internal or external auditor, who has an immediate family member who is a current partner of such internal or external auditor, who has an immediate family member who is a current employee of such outside auditor and works on the Company’s or any parent’s or subsidiary’s audit, or who was a partner or employee, or has an immediate family member who was a partner or employee, of such internal or external auditor and worked on the Company’s or any parent’s or subsidiary’s audit at any time during any of the past three years.

As of April 2026, the Board determined that director nominees Messrs. Edwards, Moreland, Robillard and Shear and Mses. Collawn, Gray and Mitchelmore are independent, and that none of them has a relationship that may interfere with the exercise of his or her independent judgment. The Board also determined that Mr. Botta, who is not standing for re-election at the Meeting, was independent when he served on the Board during fiscal year 2025

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure. While the Board has had an independent Non-Executive Chairman since December 2015, our Corporate Governance Guidelines provide that our Board has the right to exercise discretion to determine the leadership structure that is the most appropriate for the Company at the time. The decision to have an independent Chairman, or non-independent Chairman paired with an independent Lead Director, is based upon the Board’s determination of what is in the best interests of the Company and its shareholders, in light of the circumstances and taking into consideration succession planning, skills and experience of the individuals filling those positions and other relevant factors. Our Corporate Governance Guidelines require that, in the event the Board determines that it is in the best interests of the Company and its shareholders for the offices of Chairman and CEO to be held by the same person (or in the event the office of Chairman is not held by the CEO, but is nonetheless not independent), an independent Lead Director must be selected from among the non-employee directors. The Board believes it is important to maintain flexibility in its Board leadership structure and has had in place different leadership structures in the past, depending on the Company’s needs at the time, but firmly supports having an independent Director in a Board leadership position at all times.

The Company’s current leadership structure is based on the leadership provided by our Non-Executive Chairman, Mr. Botta, and our CEO, Mr. Fusco. The Company has in place strong governance mechanisms to provide effective independent Board leadership and oversight and ensure the continued accountability of the CEO to the Board, including the following:

•

the Non-Executive Chairman of the Board or Lead Director, as applicable, provides independent leadership to the Board and ensures that the Board operates independently of management and that directors have an independent leadership contact;

•

each of the Board’s standing committees, consisting of the Audit, Compensation and Governance and Nominating Committees, are chaired by and comprised solely of non-employee directors who meet the independence requirements under the NYSE listing standards and the SEC;

•	the independent directors of the Board, along with the Compensation Committee, evaluate the CEO’s performance and determine his compensation;

•

the independent directors of the Board meet in executive sessions without management present and have the opportunity to discuss the effectiveness of the Company’s management, including the CEO, the quality of Board meetings and any other issues and concerns; and

•	the Governance and Nominating Committee has oversight of succession planning, both planned and emergency, and the Board has approved an emergency CEO succession process.

The Board also believes that its leadership structure assists the Board’s role in risk oversight. See the discussion of the “Board’s Role in Risk Oversight” below.

Independent Leadership. The Non-Executive Chairman of the Board position is currently held by Mr. Botta, an independent director. On April 6, 2026, Mr. Botta announced his retirement as Chairman of the Board, effective following the conclusion of the Meeting on May 14, 2026. With Mr. Botta’s planned retirement as Chairman of the Board, the Board considered the relevant benefits of combining the Chairman and CEO positions, paired with a strong Lead Director role, versus retaining separate roles with an independent Chairman. After considering the Company’s strategic initiatives, as well as the perspectives of independent directors and recent governance trends, the Board unanimously elected Mr. Fusco to serve as Chairman of the Board, effective following the

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GOVERNANCE INFORMATION

conclusion of the Meeting on May 14, 2026, subject to Mr. Fusco’s annual election to the Board by the shareholders of the Company at the Meeting. Mr. Fusco’s extensive experience leading successful energy industry companies and his perspective and tenure as President and CEO of the Company, as well as his vision for the Company’s long-term strategy and relationships with our customers, investors and other stakeholders, were important factors in the Board’s decision.

In addition, the Board has unanimously elected Ms. Collawn to the position of Lead Director, effective following the conclusion of the Meeting on May 14, 2026, subject to Ms. Collawn’s annual election to the Board by the shareholders of the Company at the Meeting. The Board believes that Ms. Collawn’s current and past experience in significant leadership roles at a variety of public and private companies provide her with deep knowledge of corporate governance and board oversight across a range of complex situations, and that her election as Lead Director enhances the strong independent oversight function of the Board. The Board further believes that this governance structure provides an effective balance between strong strategic leadership and independent oversight of, and appropriate challenge to, management. The Board recognizes that, if circumstances change in the future, other leadership structures might also be appropriate, and it has the discretion to revisit this determination of the Company’s leadership structure.

Factors the Board Considers in Reviewing its Leadership Structure. The Board reviewed its leadership structure in April 2026, and considered the following factors, among others:

•	the respective responsibilities for the positions of Chairman and Lead Director (see table below for detailed information);

•	the people proposed for the roles of Chairman and Lead Director and their record of strong leadership and performance;

•	the current and expected future composition of the Board;

•

the policies and practices in place to provide independent Board oversight of management (including Board oversight of CEO performance and compensation, succession planning, regular executive sessions of the independent directors, and Board self-assessment);

•	the Company’s circumstances, including its financial and operating performance;

•	the views of our stakeholders, including shareholders; and

•	trends in corporate governance, including practices at other public companies.

Respective Duties and Responsibilities of the Chairman and Lead Director. The responsibilities of the Chairman and Lead Director are set out in the Company’s Corporate Governance Guidelines, which are available on our website at www.cheniere.com. The role of Non-Executive Chairman or Lead Director, as applicable, allows the Board to operate independently of management with the Non-Executive Chairman or Lead Director, as applicable, providing an independent leadership contact to the other directors. These responsibilities include the following:

Chairman	Lead Director

• preside at all meetings of the Board, including executive sessions of the independent directors if the Chairman is a Non-Executive Chairman;	• preside at all meetings of the Board at which the Chairman is not present, including meetings of the independent directors;

• call meetings of the Board and, if a Non-Executive Chairman, call meetings of the independent directors;	• call meetings of the independent directors, as may be determined in the discretion of the Lead Director;

•

work with the CEO or Lead Director, as applicable, and the Corporate Secretary to prepare the schedule of Board meetings to ensure that the directors have sufficient time to discuss all agenda items;

• approve schedule of Board meetings to ensure that the directors have sufficient time to discuss all agenda items;

• prepare the Board meeting agendas in coordination with the CEO or Lead Director, as applicable, and the Corporate Secretary;	• coordinate with the Chairman and the Corporate Secretary regarding Board meeting agendas;

• if a Non-Executive Chairman, advise the CEO as to the quality, quantity, appropriateness and timeliness of the flow of information from the Company’s management to the Board;	• advise the Chairman as to the quality, quantity, appropriateness and timeliness of the flow of information from the Company’s management to the Board;

• recommend to the Board the retention of consultants who report directly to the Board;	• recommend to the Chairman or the Board the retention of consultants who report directly to the Board;

• if a Non-Executive Chairman, act as principal liaison between the directors and the CEO;	• act as principal liaison between the independent directors and the Chairman;

• in the discretion of the Chairman, participate in meetings of the committees of the Board;	• in the discretion of the Lead Director, participate in meetings of the committees of the Board;

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BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Chairman	Lead Director

• if a Non-Executive Chairman, in the absence of the CEO or as requested by the Board, act as the spokesperson for the Company; and	• in the absence or incapacity of the Chairman or CEO, and if directed by the Board, act as the spokesperson for the Company; and

• be available, if requested, for consultation and direct communication with major stockholders of the Company.	• be available, if requested, for consultation and direct communication with major stockholders of the Company.

Board’s Role in Risk Oversight. The consideration of risks that could affect the Company is an integral part of Board and committee discussions and deliberations throughout the year. In addition to the Board’s oversight responsibility, the committees of the Board consider the risks within their areas of responsibility as described in the graphic below. The Board and its committees receive regular reports directly from members of management who are responsible for managing particular risks within the Company, and regularly discuss the risks related to the Company’s business strategy at their meetings.

For further discussion of the Compensation Committee’s risk oversight, please see “Review of Compensation Risk” on page 34 of this Proxy Statement. For more information on cybersecurity risk oversight, please see Item 1C “Cybersecurity” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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GOVERNANCE INFORMATION

SHAREHOLDER OUTREACH—GOVERNANCE

The Company proactively engages with shareholders on governance topics as a matter of strategic priority, and the continuous evolution of our governance framework is a product of the Board’s responsiveness to shareholder input.

Ahead of our 2025 Annual Meeting, members of our Board and senior management led engagements with shareholders representing more than 50% of our outstanding common stock through in-person, video and telephonic meetings, with governance topics being a priority in these engagements. Following our 2025 Annual Meeting, members of our Board and senior management continued to engage with shareholders on these topics. We intend to continue our proactive and constructive shareholder engagement efforts going forward and to consider any and all shareholder input with respect to our governance framework.

The Board believes that its current system of corporate governance oversight enables the directors to prioritize the long-term interests of the Company and our shareholders and be prudent stewards of shareholder capital. In addition, the Board is responsive to evolution in the general corporate governance environment.

Key Themes from Our Shareholder Outreach

Our shareholders have varying methodologies and analytical processes for evaluating governance programs. However, a number of common themes emerged during our engagements with shareholders in 2025, which included:

•

Evolution of our disclosure regarding the Company’s initiatives related to Environmental, Social, and Governance issues. Since our 2025 Annual Meeting, we are proud to highlight several milestones and achievements related to our initiatives on sustainability and governance. Shareholders have provided positive feedback on these efforts, particularly Cheniere’s leadership on environmental transparency, integrating sustainability throughout the business, and the comprehensive disclosure in Together, We Deliver, our Corporate Responsibility Report. Addressing these issues and opportunities in a transparent manner with our shareholders is a focus of the executive management team, with oversight from the Governance and Nominating Committee of the Board. In 2025, we achieved Gold Standard under the United Nations Environment Programme’s (“UNEP”) Oil & Gas Methane Partnership (“OGMP”) 2.0 for our comprehensive methane emissions measurement and reporting. We also reported a methane emissions intensity below our target set in 2024 of 0.03% for our Liquefaction Projects, after independent third party limited assurance. During the year, we were also recognized by the Coalition for LNG Emissions Abatement toward Net-Zero led by the Japan Organization for Metals and Energy Security. Notably, our LCA model and associated emissions data utilized in our CE Tags were independently verified by SGS SA against ISO standards, providing limited assurance for our emissions profile from production through liquefaction for both free on board and delivered cargoes. The independent verification of a peer-reviewed model, as well as the outputs (GHG data) presented in the CE Tags, is the first of its kind in the LNG industry. We have received positive feedback and appreciation from industry participants, including our customers. Looking ahead, we will continue to address these important issues and evolve our related disclosure in the future.

•

Continued monitoring and implementation of best governance practices. Our shareholders have expressed a desire that our Board continue to actively monitor changes in the general corporate governance environment and consider any appropriate changes to our governance practices. Our Board recognizes the importance of evolving governance best practices, is responsive to changes in the general corporate governance environment and strives to implement best governance practices in a timely manner.

Please see page 48 of this Proxy Statement for a discussion regarding actions taken by our Board with respect to compensation matters as a result of shareholder outreach.

CORPORATE RESPONSIBILITY

Cheniere’s vision is to provide clean, secure, and affordable energy to the world. This vision underpins our commitment to respond to the world’s shared energy challenges—expanding the global supply of reliable and affordable energy, improving air quality, reducing emissions, and supporting the transition to a lower-carbon future. Cheniere’s approach to corporate responsibility is guided by our Climate & Sustainability Principles: Transparency, Science, Supply Chain, and Operational Excellence.

In 2025, we published Together, We Deliver, our sixth corporate responsibility report, which outlines Cheniere’s commitment to sustainability and our performance on key ESG metrics. The report sets forth our progress towards aligning with multiple relevant

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reporting frameworks, including the Task Force on Climate-Related Financial Disclosures (“TCFD”), Sustainability Accounting Standards Board (“SASB”), the Global Reporting Initiative (“GRI”), as well as IPIECA, an ESG-focused oil and gas industry association.

ESG Governance

The Governance and Nominating Committee of the Board of Directors is responsible for reviewing our climate and sustainability policies, strategies, and actions. Executive-level managers oversee our major ESG focus areas, including climate, environment, human capital, health and safety, community and governance. Executive management provides regular updates on these topics to the Board.

In 2025, the Board received quarterly updates from management on climate and sustainability, including a session focused on climate risks, opportunities, and strategies. Further demonstrating our commitment to integrating ESG into our overall corporate strategy, our 2025 annual performance scorecard included an ESG metric, inclusive of safety, of 20% of the total year’s scorecard value for all Cheniere employees.

Climate Strategy

As the leading U.S. LNG exporter, we aim to supply customers with affordable and reliable natural gas. The focus of our climate strategy is to measure and mitigate emissions—to position our LNG supplies to remain competitive in a lower carbon future. This strategy is reflected in a cadence of actions that focus on science, operational excellence, collaboration along our supply chain, and transparency.

In 2025, we achieved Gold Standard by the United Nations Environmental Programme’s OGMP 2.0, in recognition of our actions to reduce methane emissions and provide measurement-based transparent reporting to the highest OGMP 2.0 standard available.

We continue to advance our efforts to better understand the emissions profile of the LNG we deliver to our customers, and to identify strategic and cost-effective opportunities to improve GHG emissions performance.

Addressing Climate Risk

We have built our strategy to respond to climate-related risks and opportunities, support the long-term resilience of our business and address the world’s shared energy challenges. We integrate climate-related risks and opportunities into our business strategy and financial planning.

We have published a Climate Transition Risk Scenario Analysis, analyzing the long-term resilience of Cheniere’s business under multiple long-term climate scenarios, including a trajectory consistent with the goals of the Paris Agreement to limit global warming to well below 2°C compared to pre-industrial levels. The report was informed by the recommendations of the TCFD. Under all scenarios evaluated and subject to the assumptions contained therein, the report concluded that Cheniere is positioned to help meet growing demand for LNG through 2040. The analysis validates our belief in the long-term resiliency of our business, even under a well below 2°C pathway and a major transformation of the global energy system.

We also consider physical risks such as hurricanes, flood and other extreme weather events. We design our facilities to withstand a variety of extreme weather conditions, and we implement appropriate risk mitigation and management measures.

Human Capital Management

Our people are vital to the success of our business. We strive to provide a best-in-class workplace that fosters productivity and innovation and empowers employees to do their best work. We invest in core human capital priorities—attracting, engaging, retaining and developing top talent—because our employees drive our success and ability to generate long-term value.

Our organizational strength comes from a culture that integrates performance, inclusion and our core TRAINS values: teamwork, respect, accountability, integrity, nimble and safety. We believe that by setting high standards and holding ourselves accountable, we create a dynamic environment that empowers our workforce to achieve our shared goals.

Our employees fuel our results, enhance our reputation, build our legacy and help us deliver on our commitments to our customers and communities. We aim to recruit, retain and develop the best talent through competitive compensation, offerings to support wellness and mental health, fulfilling career opportunities, training and development programs and resources and a comprehensive total rewards program.

Our Senior Vice President and Chief Human Resources Officer oversees human capital management and regularly reports progress on our programs to our Board. These programs include, but are not limited to, our approach to talent acquisition and retention, rewards and remuneration, and employee relations, training, development and engagement.

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GOVERNANCE INFORMATION

Culture and Engagement

We are committed to supporting a culture where all employees can thrive, feel they belong and are valued. To create this environment, we are committed to compliance with all federal, state and local laws that prohibit workplace discrimination, harassment and unlawful retaliation. Our Code of Business Conduct and Ethics, our TRAINS values and our policies demonstrate our commitment to building an inclusive and engaged workplace, regardless of race, beliefs, nationality, gender and sexual orientation or any other legally protected characteristics. We are committed to providing fair and meaningful employee programs including compensation and benefits.

We manage and measure organizational health with a view to gaining insight into employees’ experiences, levels of workplace satisfaction and feelings of engagement and inclusion with the Company. Employees are encouraged to share ideas and concerns through multiple feedback channels including direct feedback to management and Human Resources business partners, townhalls and hotlines which can be reached anonymously. Insights from these channels are used to develop both Company-wide and business unit level talent development plans and training programs.

In addition to internal engagement, we provide opportunities for our workforce to volunteer and support their communities. Through volunteerism, supplier development, and charitable giving, we give back to the communities in which we live and work.

Our Senior Vice President and Chief Human Resources Officer collaborates with company leaders, including those from Compliance and Ethics, Community Giving and Volunteerism, and Supply Chain Management, to further these initiatives.

Health and Safety

Safety is a core value at Cheniere, and we are committed to a safety-first culture in all aspects of our business. Members of our executive team meets quarterly with our operations and Health, Safety & Environmental (“HSE”) leadership, and representatives from our site safety committees to review safety and process safety performance, including reviews of incidents, lessons learned and proactive steps we are taking in response to our leading indicators of safety and process safety performance, with a special emphasis on being responsive to feedback from our operations, maintenance and contractor staff in the field. Our Cheniere Integrated Management System (CIMS) coordinates the management of all our core operational functions to enable excellence in safety, health, and environmental performance, as well as operational reliability. We also facilitate this commitment through the following:

•	Commitment to a robust safety culture, including asset location and office Safety Committees chaired by employees

•	Safety compliance requirements to pre-qualify, monitor and evaluate suppliers

•	Robust training program to ensure compliance with Cheniere-specific and regulatory safety requirements

•	Governance and assurance programs to assess effectiveness of health and safety programs and drive continuous improvement

•	Processes to document incidents and share lessons learned across the Company

•	Structured process hazard analysis processes to assess operational risks and identify engineering and procedural controls to ensure risk is maintained at acceptable levels

•	Safety target included in the compensation scorecard which is tied to the annual incentive program for all employees

Community Engagement and Development

We believe that strong, collaborative relationships with the communities in which we live and operate are integral to our long-term success. We support community development through local workforce training, job creation, and targeted community investments that promotes sustainable economic growth and strengthens stakeholder relationships essential to our business operations.

Our comprehensive approach to community engagement is designed to foster respectful, transparent, and constructive relationships and to proactively identify and address community needs and concerns. Executive oversight of our stakeholder engagement, community investments, corporate giving, and volunteer initiatives is provided by our Vice President of State and Local Government and Community Affairs. This function delivers regular updates to our CEO and senior management, with reports to the Board at least annually.

We engage with communities throughout the lifecycle of our projects, beginning in the early planning stages. In addition to supporting local workforce and supplier participation, we advance economic development through strategic community investments, corporate giving, and employee volunteerism. During project planning, we evaluate environmental and social impacts,

28	CHENIERE

CORPORATE RESPONSIBILITY

including potential effects on minority and economically disadvantaged populations and other relevant environmental considerations. We implement targeted stakeholder engagement plans and systematically track community feedback to ensure concerns are addressed in a timely and transparent manner.

Oversight and initiatives include:

•	Updated and maintained formal social impact assessments for our Liquefaction Projects to comprehensively evaluate community and social impacts and identify appropriate mitigation measures

•	Contributions of more than $200,000 through the Cheniere Foundation Employee Giving Fund to local organizations supporting veterans’ initiatives, children’s welfare, and animal adoption

•	Investments exceeding $850,000 in health and safety organizations, including first responders, to support critical equipment, programming, and training in our local communities

•	Robust stakeholder engagement programs led by site leadership with regular outreach to local community stakeholders

•	Annual social impact investments supporting environmental stewardship, including marine habitat protection, coastal restoration, and air quality initiatives

•	Expansion of mentorship, apprenticeship, and educational programs to create employment opportunities and equip residents with workforce-ready skills

Over $6 million in global community direct giving	More than 9,000 volunteer hours contributed by employees and guests	$1 million invested in organizations supporting air quality and environmental stewardship in local communities

Political Engagement

We are committed to high ethical standards, as codified in Cheniere’s Code of Business Conduct and Ethics. It is our policy that no Company funds or assets can be used to make a political contribution to any political party or candidate, unless approval has been given by the Chief Compliance and Ethics officer, or their delegate. We seek to align our political engagement efforts with our mission to provide secure and affordable energy to the world. We engage in a nonpartisan way, focusing our efforts on safety and environmental responsibility within the energy industry. Cheniere has historically not made any independent political expenditures in support of or in opposition to political campaigns. We comply with regulatory standards associated with registration and reporting of our lobbying activities, which are limited to the U.S. only.

•	Our lobbying activity is publicly available in the Federal Lobbying Database, as well as in the Texas and Louisiana state databases

•	Cheniere’s memberships in 501(c)(4) and 501(c)(6) organizations can be found at www.cheniere.com/about/resources/memberships-trade-associations

We expect employees to uphold the highest standards of ethical behavior and conduct all political advocacy activities in compliance with applicable state and federal laws, as well as our policies. When a director, officer or employee is involved in political activities it must be on an individual basis, on their own time and at their own expense. The use of Company assets for personal political activities, including IT systems, is prohibited. Furthermore, when a director, officer or employee speaks or otherwise takes a position on political or public issues in an individual capacity, it must be made clear that comments or statements made are those of the individual and not the Company.

Human Rights and Labor Standards

We respect the human rights of all people, including our personnel and individuals based in the communities in which we operate. In addition, we strive to work with suppliers and contractors who embrace and commit to similar values:

•

Our Supplier Code of Conduct affirms that we respect human rights worldwide and that we strive to work with suppliers who engage in efforts to promote similar human rights-related standards, including those related to fair wages, anti-discrimination, and other ethical labor practices.

•	We expect our suppliers to review, understand and agree to abide by our Supplier Code of Conduct to ensure compliance with our standards.

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GOVERNANCE INFORMATION

MEETINGS AND COMMITTEES OF THE BOARD

Our operations are managed under the broad supervision and direction of the Board, which has the ultimate responsibility for the oversight of the Company’s general operating philosophy, objectives, goals and policies. Pursuant to authority delegated by the Board, certain Board functions are discharged by the Board’s standing Audit, Governance and Nominating, and Compensation Committees. Members of the Audit, Governance and Nominating, and Compensation Committees for a given year are generally selected by the Board following the annual shareholders’ meeting. During the fiscal year ended December 31, 2025, our Board held eight meetings. Each incumbent member of the Board attended or participated in at least 75% of the aggregate number of: (i) Board meetings; and (ii) committee meetings held by each committee of the Board on which the director served, during the period for which each director served. Although directors are not required to attend annual shareholders’ meetings, they are encouraged to attend such meetings. At the 2025 Annual Meeting, all of the ten members of the Board then serving were present.

Committee Membership as of April 7, 2026:

AUDIT COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE	COMPENSATION COMMITTEE

Donald F. Robillard, Jr.*	Patricia K. Collawn*	W. Benjamin Moreland*

Brian E. Edwards	Lorraine Mitchelmore	Patricia K. Collawn

Denise Gray	Donald F. Robillard, Jr.	Brian E. Edwards

Lorraine Mitchelmore	Neal A. Shear	Denise Gray

W. Benjamin Moreland		Neal A. Shear

*	Chair of Committee

AUDIT COMMITTEE

Each member of the Audit Committee has been determined by the Board to be “independent” as defined by the NYSE listing standards and by the SEC, and the Board determined that each of Messrs. Moreland and Robillard is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee held eight meetings during the fiscal year ended December 31, 2025.

The Audit Committee has a written charter, which is available on our website at www.cheniere.com. The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee assists the Board in overseeing:

•	the integrity of the Company’s financial statements;

•	the qualifications, independence and performance of our independent auditor;

•	our internal audit function;

•	our systems of internal controls over financial reporting and disclosure controls and procedures; and

•	compliance by the Company with legal and regulatory requirements.

The Audit Committee also reviews the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies, and oversees and periodically reviews the security of the Company’s information technology systems and controls, including programs and defenses against cybersecurity threats. For more information on risk oversight, please see “Board Leadership Structure and Role in Risk Oversight” above.

The Audit Committee maintains a channel of communication among the independent auditor, principal financial and accounting officers, Vice President Internal Audit, compliance officer, chief legal officer and the Board concerning our financial and compliance position and affairs. The Audit Committee has and may exercise all powers and authority of the Board in connection with carrying out its functions and responsibilities and has sole authority to select and retain the independent auditor and authority to engage

30	CHENIERE

GOVERNANCE AND NOMINATING COMMITTEE

and determine funding for independent legal, accounting or other advisers. The Audit Committee recognizes that the Company’s management is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations and maintains responsibility for oversight of these functions.

GOVERNANCE AND NOMINATING COMMITTEE

Each member of the Governance and Nominating Committee has been determined by the Board to be “independent” as defined by the NYSE listing standards and by the SEC. The Governance and Nominating Committee held six meetings during the fiscal year ended December 31, 2025.

The Governance and Nominating Committee has a written charter, which is available on our website at www.cheniere.com. The Governance and Nominating Committee is appointed by the Board to develop and maintain the Company’s corporate governance policies. The Governance and Nominating Committee also oversees our Director Nomination Policy and Procedures. The Governance and Nominating Committee has the following duties and responsibilities, among others:

•

review at least annually the Company’s policies and practices relating to corporate governance, including, without limitation, the Corporate Governance Guidelines and the Director Nomination Policy and Procedures and, when necessary or appropriate, their recommendation of any proposed changes to the Board for approval;

•

provide oversight of a process by each committee of the Board to review, at least annually, the applicable charter of such committee and, when necessary or appropriate, their recommendation of changes in such charters to the Board for approval;

•	develop a process, subject to review by the Board, for an annual evaluation of the Board and its committees and oversee this evaluation;

•	assist the Board in evaluating and determining director independence under applicable laws, rules and regulations, including the rules and regulations of the NYSE;

•	along with the independent directors of the Board, oversee the search for and evaluation of potential successors to the CEO (both planned and emergency);

•

in consultation with the Chairman and Lead Director of the Board, if applicable, review periodically the size of the Board and the structure, composition and responsibilities of the committees of the Board to enhance continued effectiveness;

•	identify, recruit and evaluate individuals qualified to serve on the Board in accordance with the Company’s Director Nomination Policy and Procedures;

•

in consultation with the Chairman and Lead Director of the Board, if applicable, recommend that the Board select and approve such director nominees to be considered for election at the Company’s annual meeting of shareholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board;

•

recommend to the Board action to be taken with respect to (i) any offer of resignation from a director who did not receive a majority of votes cast at his or her election, or (ii) any waiver from the director retirement policy;

•

in consultation with the Chairman and Lead Director of the Board, if applicable, identify, at least annually, qualified members of the Board to serve on each Board committee and as chairman of each Board committee and recommend each such member and chairman to the Board for approval;

•

review, at least annually, non-employee director compensation for service on the Board and Board committees, including Chairman and Lead Director compensation, if applicable, and committee chairmen compensation, and recommend any changes to the Board;

•	review stock ownership guidelines for the directors and executive officers and monitor compliance with such guidelines;

•	oversee orientation and continuing education programs for directors;

•	review emerging corporate governance issues and practices;

•	review with management and provide oversight of the current and emerging environmental, sustainability and social responsibility issues impacting the Company;

2026 PROXY STATEMENT	31

GOVERNANCE INFORMATION

•	review, at least annually, the Company’s climate change and sustainability policies and strategies; and

•	review with management and provide oversight of the Company’s strategies, activities and initiatives related to culture and employee engagement.

COMPENSATION COMMITTEE

Each member of the Compensation Committee has been determined by the Board to be “independent” as defined by the NYSE listing standards and by the SEC. The Compensation Committee held five meetings during the fiscal year ended December 31, 2025.

The Compensation Committee has a written charter, which is available on our website at www.cheniere.com. The Compensation Committee is appointed by the Board to review and approve the compensation policies, practices and plans of the Company. The Chairman of the Compensation Committee, in consultation with other Compensation Committee members, members of management and the independent compensation consultant, determines the agenda and dates of Compensation Committee meetings.

The Compensation Committee’s charter is reviewed annually. Changes to the charter must be approved by the Board on the recommendation of the Compensation Committee. The charter provides that the Compensation Committee has the sole authority to retain, oversee and terminate any compensation consultant, independent legal counsel or other adviser engaged to assist in the evaluation of compensation of directors and executive officers of the Company, including the sole authority to approve such adviser’s fees and other retention terms. Pursuant to the charter, the Compensation Committee has the following duties and responsibilities, among others:

•

review and approve annually corporate goals and objectives relevant to CEO compensation, evaluate at least annually the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other directors who meet the independence requirements of the NYSE (as directed by the Board), determine and approve the CEO’s compensation, including salary, bonus and equity compensation, based on this evaluation;

•

review and recommend to the Board for approval on an annual basis the compensation of the other executive officers of the Company, including salary, bonus and equity compensation, based on the Compensation Committee’s evaluations;

•	review and approve corporate goals and objectives, after consultation with the Board and management, for the other executive officers for the defined performance period;

•	review and determine whether established goals and objectives of any performance-based compensation for the other executive officers have been met for the completed performance period;

•	report to the Board on the performance of the other executive officers in light of the established corporate goals and objectives for the performance period;

•

in determining the long-term incentive component of the CEO’s compensation, the Compensation Committee shall consider such criteria as the Compensation Committee deems appropriate, including the Company’s performance and relative shareholder return, the value of similar incentive awards granted to CEOs at peer group companies, and the long-term incentive awards granted to the CEO in past years;

•	assess the ongoing competitiveness of the total executive compensation packages of the CEO and other NEOs from time to time, at the Compensation Committee’s discretion;

•	review and approve budgets and guidelines for performance-based compensation other than promotions and spot bonuses for non-executives;

•	review existing cash-based plans applicable to executive officers and equity-based compensation plans;

•

review and recommend to the Board for approval all new cash-based compensation plans applicable to executive officers and equity-based compensation plans and all material modifications to such existing compensation plans, provided that any other modifications to existing compensation plans and any equity-based inducement plans shall be approved by the Compensation Committee;

•

review and discuss the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information and recommend to the Board that the CD&A and related executive compensation information be included in the Company’s proxy statement and annual report on Form 10-K, as required by the rules and regulations of the SEC;

32	CHENIERE

COMPENSATION COMMITTEE

•

approve the Compensation Committee Report on executive officer compensation included in the Company’s proxy statement or annual report on Form 10-K, as required by the rules and regulations of the SEC;

•	review and recommend to the Board for approval proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in the Company’s proxy statement;

•	review the results of the most recent say-on-pay vote and consider whether to recommend adjustments to the executive compensation policies as a result;

•

review and recommend to the Board for approval any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to the foregoing, applicable to executive officers, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•

review and recommend to the Board for approval new hire and promotion compensation arrangements for executive officers, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•	administer the Company’s stock plans and, except as otherwise provided by the Board or any such plan, the Company’s other compensation plans applicable to executive officers;

•

grant awards under the stock plans or delegate that responsibility to the Equity Grant Committee, a committee of the Board or, subject to Delaware General Corporation Law, officers of the Company, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•	conduct and review an annual Committee performance evaluation;

•	review and assess the adequacy of the Compensation Committee charter annually and recommend any proposed changes to the Board for approval;

•

review the Company’s executive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss, at least annually, the relationship between risk management policies and practices and executive compensation, evaluate executive compensation policies and practices that may mitigate any such risk, and determine whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company; and

•	implement the policy with respect to the recovery or clawback of excess incentive-based compensation pursuant to Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2026 PROXY STATEMENT	33

GOVERNANCE INFORMATION

REVIEW OF COMPENSATION RISK

The Compensation Committee, with the assistance of Meridan Compensation Partners LLC (“Meridian”), its independent compensation consultant, considered the risks associated with our compensation policies and practices in 2025. The Compensation Committee concluded that our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company and did not encourage our employees, including our executive officers, to take excessive risks. As part of this analysis, the Compensation Committee considered the individual components of compensation, the performance measures required to be achieved to earn cash bonus and equity awards and the vesting schedule of the equity awards. In concluding that our incentive plans do not promote excessive risk, the Compensation Committee considered the following factors, among others:

•
A significant portion of our executive officers’ compensation is tied to developmental, operating and corporate performance goals, and the achievement of the performance goals is conducted in accordance with the Company’s risk framework approved by the Board.

•
A significant portion of our executive officers’ compensation is provided in equity and is tied to the stock value of the Company, and our executive officer stock ownership guidelines subject our executive officers to minimum share ownership and retention requirements, further aligning their interests with those of our shareholders.

•	Our compensation program design provides a mix of annual and longer-term incentives and performance measures.

•	Our compensation mix is not overly weighted toward annual incentives.

•
We do not maintain excessively leveraged payout curves for incentive compensation opportunities, nor do we maintain steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

•	We currently do not grant stock options.

•	The Compensation Committee has discretion over incentive award payouts, and compliance and ethical behavior are integral factors considered in all performance assessments.

•
The Company’s Policy on Insider Trading and Compliance prohibits executive officers, directors and employees from hedging and effecting short sales of the Company’s stock and prohibits pledging of the Company’s stock.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, is available on the Company’s website at
www.cheniere.com
.
We intend to satisfy the disclosure requirement under Item 5.05 of Form
8-K
regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on the website address and location specified above.
Our Corporate Governance Guidelines set out the material corporate practices that the Board has implemented which serve the best interests of the Company and its shareholders. Our Corporate Governance Guidelines are available on the Company’s website at
www.cheniere.com
.
INSIDER TRADING POLICY

We have adopted a Policy on Insider Trading and Compliance outlining policies and procedures governing the purchase, sale and/or other dispositions of our securities applicable to our directors, officers, employees, and other covered persons, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE listing standards. Our Policy on Insider Trading and Compliance was filed as Exhibit 19 to our Annual Report on Form
10-K
for the year ended December 31, 2025.

34	CHENIERE

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Upon joining the Board, as part of our onboarding process, new directors participate in a director orientation program that introduces them to the Company, which includes a review of background materials and meetings with management. This orientation enables new directors to become familiar with our business and strategic plans, significant financial matters, core values, including our Code of Business Conduct and Ethics, compliance programs and corporate governance practices, and other key policies and practices, including workplace safety, risk management, investor relations and sustainability efforts.
Continuing education opportunities are provided to keep directors updated with information about our industry, corporate governance developments and critical strategic issues facing the Company, and other matters relevant to Board service. To enhance the Board’s understanding of some of the unique issues facing our business, directors are invited to visit our operating locations, tour our facilities and directly interact with the personnel responsible for our day-to-day
operations. Directors also participate in the National Association of Corporate Directors (NACD), of which the Company is a member.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consisted of Mmes. Collawn and Gray and Messrs. Edwards and Shear from January 1, 2025 to January 21, 2025; and from January 21, 2025 through the end of 2025, consisted of Mmes. Collawn and Gray and Messrs. Edwards, Moreland and Shear. No member of the Compensation Committee was an employee or officer of the Company in 2025. During 2025, none of our executive officers served as a member of the compensation committee of any other company that had an executive officer who served as a member of our Board. During 2025, none of our executive officers served as a member of the board of directors of any other company that had an executive officer who served as a member of our Compensation Committee. Mr. Shear served as the Interim Chief Executive Officer and President of Cheniere from December 2015 to May 2016.
DIRECTOR STOCK OWNERSHIP GUIDELINES

Our Board believes that significant stock ownership by our directors strengthens their alignment with shareholders and demonstrates their commitment to the Company. The minimum required ownership level for our non-employee
directors is three times the director’s prevailing annual equity retainer award, and all non-employee
directors are expected to be in full compliance with the guidelines within five years of initial appointment to the Board, with certain ownership thresholds that must be met in the interim period. If a non-employee
director is not in compliance with the guidelines, he or she is required to retain the entire after-tax
value of Company stock received upon the vesting of stock awards and the exercise of stock options until the interim threshold requirements or compliance with the guidelines is achieved. As of the Record Date, all of our non-employee
directors are in compliance with the guidelines, and many of them maintain holdings of our common stock significantly in excess of the minimum required amount of shares.
DIRECTOR COMPENSATION

We provide compensation for our directors’ services, in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board.
Maintaining a market-based compensation program for our directors enables the Company to attract qualified members to serve on the Board. The Governance and Nominating Committee, with the assistance of the Company’s independent compensation consultant, periodically reviews our director compensation levels and practices and compares them to that of comparable companies to evaluate their alignment with market practices. Specifically, comparisons are made to the companies included in our peer group used for benchmarking the compensation of our executive officers, which is discussed under “Peer Group” below. Based on the results of such competitive reviews, the Governance and Nominating Committee may recommend changes to our director compensation program to the Board for approval.

2026 PROXY STATEMENT	35

GOVERNANCE INFORMATION

For 2025, the annual compensation for each non-employee director is $315,000 for his or her service on the Board, which did not change as compared to 2024. Mr. Fusco did not receive any compensation for his service as a director. Directors may elect to receive the annual compensation either (i) 100% in restricted stock or (ii) $120,000 in cash and $195,000 in restricted stock. Additional compensation is paid for Board leadership positions to recognize the additional time required to perform the responsibilities associated with these positions. These additional fees are as follows, which may be received either (i) 100% in restricted stock or (ii) 50% in cash and 50% in restricted stock: $30,000 for the Chair of the Audit Committee; $25,000 for the Chair of the Compensation Committee; $20,000 for the Chair of the Governance and Nominating Committee and $200,000 for the Non-Executive Chairman, each of which did not change as compared to 2024. In connection with the election of Ms. Collawn to the Lead Director role in 2026, the Board approved an additional fee for the Lead Director of $100,000, which was approved after considering the recommendations of the Governance and Nominating Committee. Cash payments are made quarterly. The directors’ restricted stock equity retainer of $195,000 and 50% of all Chair fees awarded in 2025 vest on the earlier of: (i) the day immediately prior to the date of the Company’s regular annual meeting of shareholders in the calendar year following the calendar year in which the date of the grant occurs; and (ii) the first anniversary of the date of grant. If a director elects to receive their $120,000 non-equity retainer and 50% cash portion of their chair fees (collectively, the “remaining compensation”) in restricted stock in lieu of cash, such restricted stock vests quarterly. Should a director resign, their remaining pro-rated compensation is paid in cash upon such resignation as if a 100% cash election had been made for their remaining compensation. Notwithstanding the foregoing, if a director resigns (i) upon the request of the Board, including as a result of Board refreshment or retirement initiatives, or (ii) in the case of a director designated to serve on the Board on behalf of a Company shareholder, upon the removal or replacement by, or upon the request of, such shareholder, and in each case where the director has not engaged in action that would result in removal for Cause (as defined in the director’s grant agreement), such director would receive a pro-rata amount of the restricted stock portion of their annual compensation based on the number of days of service relative to the applicable vesting period to be settled in shares of the Company’s common stock. Additionally, pursuant to the Cheniere Energy, Inc. Director Deferred Compensation Plan, non-employee directors may elect to defer receipt of 100% of their annual equity-based director compensation in a given director year (from annual meeting to annual meeting) into the form of deferred stock units (“DSUs”), which follow the same vesting schedule as the restricted stock the director would have otherwise received and are settled in shares of the Company’s common stock.

The Governance and Nominating Committee continues to evaluate our total director compensation package for competitiveness with market practices, as well as fairness and appropriateness in light of the responsibilities and obligations of our non-employee directors.

The compensation earned by or paid to our non-employee directors for the year ended December 31, 2025 is set forth in the table below. Mr. Fusco, our President and Chief Executive Officer, does not receive any additional compensation for his service on the Board. Please see the “2025 Summary Compensation Table” for the compensation received by Mr. Fusco with respect to his service as CEO during 2025.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2025

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

G. Andrea Botta(2)	$231,250	$295,121	—	—	—	—	$526,371

Patricia K. Collawn(3)	$10,000	$335,194	—	—	—	—	$345,194

Brian E. Edwards(4)	$120,000	$195,176	—	—	—	—	$315,176

Denise Gray(5)	$10,000	$315,393	—	—	—	—	$325,393

Lorraine Mitchelmore(6)	$5,200	$315,393	—	—	—	—	$320,593

W. Benjamin Moreland(7)	$—	$441,230	—	—	—	—	$441,230

Scott Peak(8)	$—	$—	—	—	—	—	$—

Donald A. Robillard, Jr.(9)	$10,000	$345,094	—	—	—	—	$355,094

Matthew Runkle(10)	$—	$—	—	—	—	—	$—

Neal A. Shear(11)	$12,500	$315,393	—	—	—	—	$327,893

(1)

The amounts in this column represent the grant date fair value of the restricted stock awards granted to each of the non-employee directors, computed in accordance with FASB ASC Topic 718. For Mses. Collawn, Gray and Mitchelmore and Messrs. Botta, Edwards, Moreland, Robillard and Shear, the amounts in this column reflect the grant date fair values (at $235.72 per share on May 15, 2025) of awards granted on May 15, 2025. For Mr. Moreland, the amount in this column also reflects the grant date fair value (at $249.63 per share on January 21, 2025) of his award granted on January 21, 2025.

36	CHENIERE

DIRECTOR COMPENSATION

(2)

Mr. Botta was granted 1,252 shares of restricted stock or deferred stock units on May 15, 2025, with a grant date fair value of $295,121. Mr. Botta receives $200,000 for his service as Non-Executive Chairman of the Board of Directors. As of December 31, 2025, he had outstanding 1,252 shares of restricted stock and 0 unvested deferred stock units.

(3)

Ms. Collawn was granted 1,422 shares of restricted stock or deferred stock units on May 15, 2025, with a grant date fair value of $335,194. Ms. Collawn receives $20,000 for her service as Chair of the Governance and Nominating Committee, paid in the form of deferred stock units. As of December 31, 2025, she had outstanding 0 shares of restricted stock and 1,146 unvested deferred stock units.

(4)

Mr. Edwards was granted 828 shares of restricted stock or deferred stock units on May 15, 2025, with a grant date fair value of $195,176. As of December 31, 2025, he had outstanding 828 shares of restricted stock and 0 unvested deferred stock units.

(5)

Ms. Gray was granted 1,338 shares of restricted stock or deferred stock units on May 15, 2025, with a grant date fair value of $315,393. As of December 31, 2025, she had outstanding 0 shares of restricted stock and 1,084 unvested deferred stock units.

(6)

Ms. Mitchelmore was granted 1,338 shares of restricted stock or deferred stock units on May 15, 2025, with a grant date fair value of $315,393. As of December 31, 2025, she had outstanding 1,084 shares of restricted stock and 0 unvested deferred stock units.

(7)

Mr. Moreland was granted 404 shares of restricted stock or deferred stock units upon joining the Board on January 21, 2025, with a grant date fair value of $100,851 and 1,444 shares of restricted stock or deferred stock units on May 15, 2025, with a grant date fair value of $340,380. Mr. Moreland receives $25,000 for his service as Chairman of the Compensation Committee, paid in the form of restricted stock. As of December 31, 2025, he had outstanding 1,163 shares of restricted stock and 0 unvested deferred stock units.

(8)

Mr. Peak was a member of the Board from April 2024 to April 2025, and April 2026 to present. Pursuant to arrangements between Mr. Peak and Brookfield, Mr. Peak did not receive compensation for his service on the Board. As of December 31, 2025, he had no shares of restricted stock or deferred stock units outstanding.

(9)

Mr. Robillard was granted 1,464 shares of restricted stock or deferred stock units on May 15, 2025, with a grant date fair value of $345,094. Mr. Robillard receives $30,000 for his service as Chairman of the Audit Committee, paid in the form of deferred stock units. As of December 31, 2025, he had outstanding 0 shares of restricted stock and 1,178 unvested deferred stock units.

(10)

Mr. Runkle was a member of the Board from April 2025 to April 2026. Pursuant to arrangements between Mr. Runkle and Blackstone, Mr. Runkle did not receive compensation for his service on the Board. As of December 31, 2025, he had no shares of restricted stock or deferred stock units outstanding.

(11)

Mr. Shear was granted 1,338 shares of restricted stock or deferred stock units on May 15, 2025, with a grant date fair value of $315,393. As of December 31, 2025, he had outstanding 1,084 shares of restricted stock and 0 unvested deferred stock units.

Directors are also reimbursed for their expenses incurred by attending Board, committee and shareholder meetings, including those for travel, meals and lodging. Occasionally, a spouse or other guest may accompany directors on charter flights when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company and, as a result, no amount is reflected in the 2025 Director Compensation table.

2026 PROXY STATEMENT	37

MANAGEMENT

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of each of our executive officers (for purposes of Rule 3b-7 under the Exchange Act and this Proxy Statement), as of the Record Date, all of whom serve at the request of the Board:

NAME	AGE	POSITION

Jack A. Fusco	63	Director, President and Chief Executive Officer

Zach Davis	41	Executive Vice President and Chief Financial Officer

Anatol Feygin	57	Executive Vice President and Chief Commercial Officer

Sean N. Markowitz	52	Executive Vice President, Chief Legal Officer and Corporate Secretary

Maas Hinz	53	Senior Vice President, Operations

Jack A. Fusco

President and Chief Executive Officer

Mr. Fusco has served as President and Chief Executive Officer since May 2016. Further information regarding Mr. Fusco is provided above under “Director Biographies.”

Zach Davis

Executive Vice President and Chief Financial Officer

Mr. Davis has served as Chief Financial Officer since August 2020. Mr. Davis also serves as director and Chief Financial Officer of Cheniere Partners GP. Institutional Investor/Extel recognized Mr. Davis as the All-America Executive Team Overall #1 ranked CFO in Energy – Natural Gas & Master Limited Partnership Sector for 2022 through 2025 by the buy-side and sell-side investor community. Mr. Davis joined Cheniere in November 2013. While serving as Chief Financial Officer, he has served as Executive Vice President since February 2022 and served as Senior Vice President from August 2020 to February 2022. He previously served as Senior Vice President, Finance from February 2020 to August 2020 and as Vice President, Finance and Planning from October 2016 to February 2020. Mr. Davis has over 19 years of finance experience, primarily in the LNG, power, renewable energy, midstream and infrastructure sectors. Prior to joining Cheniere, Mr. Davis held energy investment banking and project finance roles at Credit Suisse, Marathon Capital and HSH Nordbank. Mr. Davis received a B.S. in Economics from Duke University.

Anatol Feygin

Executive Vice President and Chief Commercial Officer

Mr. Feygin has served as Executive Vice President and Chief Commercial Officer since September 2016. Mr. Feygin joined Cheniere in March 2014 as Senior Vice President, Strategy and Corporate Development. Mr. Feygin also currently serves as a director and Executive Vice President and Chief Commercial Officer of Cheniere Partners GP, and previously served as a director and Executive Vice President and Chief Commercial Officer of Cheniere Holdings from September 2016 and August 2017, respectively, to September 2018. Prior to joining Cheniere, Mr. Feygin worked with Loews Corporation from November 2007 to March 2014, most recently as its Vice President, Energy Strategist and Senior Portfolio Manager. Prior to joining Loews, Mr. Feygin spent three years at Bank of America, most recently as Head of Global Commodity Strategy. Mr. Feygin began his banking career at J.P. Morgan Securities Inc. as Senior Analyst, Natural Gas Pipelines and Distributors. Mr. Feygin previously served on the board of directors of Diamond Offshore Drilling, Inc., an offshore drilling provider, from May 2019 to April 2021. Mr. Feygin earned a B.S. in Electrical Engineering from Rutgers University and an M.B.A. in Finance from the Leonard N. Stern School of Business at New York University.

Sean N. Markowitz

Executive Vice President, Chief Legal Officer and Corporate Secretary

Mr. Markowitz has served as Executive Vice President, Chief Legal Officer and Corporate Secretary since February 2020, and previously served as General Counsel and Corporate Secretary from September 2016 to February 2020. Mr. Markowitz joined Cheniere in October 2015 as Assistant General Counsel and Corporate Secretary. Mr. Markowitz served as Interim General Counsel and Corporate Secretary from June 2016 to September 2016. Mr. Markowitz has served as Executive Vice President, Chief Legal Officer and Assistant Secretary of Cheniere Partners GP since February 2023, previously serving as Executive Vice President, Chief Legal Officer and Corporate Secretary from May 2020 to February 2023 and as General Counsel and Corporate Secretary from December 2016 and December 2015, respectively, to May 2020. Mr. Markowitz also previously served as General Counsel and

38	CHENIERE

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Corporate Secretary of Cheniere Holdings from November 2016 and December 2015, respectively, to September 2018, and has served as a director of the Cheniere Foundation since March 2025. Mr. Markowitz was named as a Top 20 In-House Legal Leader by the Financial Times in 2023. Prior to joining Cheniere, Mr. Markowitz served as General Counsel and Corporate Secretary for Sizmek, Inc. (and its predecessor company, Digital Generation, Inc.) from August 2012 to May 2015. Prior to joining Digital Generation, Inc., Mr. Markowitz served as Chief Legal Counsel—Commercial for Alon USA Energy, Inc. from August 2010 to August 2012 (and as Assistant General Counsel from December 2008 to July 2010). From January 2006 to December 2008, Mr. Markowitz served as Counsel—Corporate Acquisitions and Finance for Electronic Data Systems Corporation which was acquired by Hewlett-Packard Company in August 2008. Mr. Markowitz’s earlier career experience includes service with the law firms of Fulbright & Jaworski L.L.P. (now a part of Norton Rose Fulbright), Hughes & Luce L.L.P. (now a part of K&L Gates LLP) and Andrews Kurth LLP (now a part of Hunton Andrews Kurth LLP). Mr. Markowitz earned his J.D., with honors, from The University of Texas School of Law and graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Maas Hinz

Senior Vice President, Operations

Mr. Hinz has served as Senior Vice President, Operations since January 2023. Mr. Hinz previously served as Vice President and General Manager at the Sabine Pass Liquefaction Facility from November 2019 to January 2023 and the Corpus Christi Liquefaction Facility on an interim basis from April 2024 to July 2024. Mr. Hinz joined Cheniere in November 2016 as Senior Manager, Operations following a career in various Operations and Technical Leadership roles at Woodside Energy Group Ltd. and Shell plc. He has 25 years of experience in the energy industry across Europe, Russia, Australia, the Middle East and the United States, mainly focused on large scale LNG operations. Mr. Hinz received a Mechanical Engineering Degree with Honors from Central Queensland University in Australia. Mr. Hinz is a chartered Mechanical Engineer registered with IMechE, United Kingdom.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Restated Certificate of Incorporation, as amended, and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification. Our Restated Certificate of Incorporation, as amended, also provides for the exculpation of directors and officers to the fullest extent permissible under Delaware law.

We have also entered into an Indemnification Agreement with members of our Board and certain officers of the Company. The Indemnification Agreement provides for indemnification for all expenses and claims that a director or officer incurs as a result of actions taken, or not taken, on behalf of the Company while serving as a director, officer, employee, controlling person, selling shareholder, agent or fiduciary (the “Indemnitee”) of the Company, or any subsidiary of the Company, with such indemnification to be paid within 25 days after written demand. The Indemnification Agreement provides that no indemnification will generally be provided: (1) for claims brought by the Indemnitee, except for a claim of indemnity under the Indemnification Agreement, if the Company approves the bringing of such claim, or as otherwise required under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), regardless of whether the Indemnitee ultimately is determined to be entitled to indemnification; (2) for claims under Section 16(b) of the Exchange Act; (3) if the Indemnitee did not act in good faith or in a manner reasonably believed by the Indemnitee to be in or not opposed to the best interests of the Company; (4) if the Indemnitee had reasonable cause to believe that his or her conduct was unlawful in a criminal proceeding; or (5) if the Indemnitee is adjudged liable to the Company, unless the court in which such action is brought permits indemnification in accordance with the DGCL. Indemnification will be provided to the extent permitted by law, the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, and to a greater extent if, by law, the scope of coverage is expanded after the date of the Indemnification Agreement. In all events, the scope of coverage will not be less than what is in existence on the date of the Indemnification Agreement.

2026 PROXY STATEMENT	39

EQUITY COMPENSATION

PLAN INFORMATION

The following table provides information about our compensation plans as of December 31, 2025. The equity compensation plans approved by our shareholders consist of the Cheniere Energy, Inc. 2020 Incentive Plan, as amended and restated (the “A&R 2020 Plan”).

PLAN CATEGORY	(a) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(b) WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(c) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN THE FIRST COLUMN (a))

Equity compensation plans approved by security holders	2,345,684	(1)	—	7,549,956	(2)

Equity compensation plans not approved by security holders	—		—	—

Total	2,345,684		—	7,549,956

(1)

The number in this column represents the number of shares issuable under outstanding Restricted Stock Unit awards (“RSUs”) and Performance Stock Unit awards (“PSUs”) based on the maximum award level. For more information regarding these awards, please see “LTI Program” on page 50 of this Proxy Statement. The following awards have been granted under the A&R 2020 Plan and remain outstanding as of December 31, 2025: 1,216,736 shares underlying RSUs, 1,101,166 shares underlying PSUs based on the maximum award level, and 27,782 shares of restricted stock and deferred stock units.

(2)

In May 2020, the Company established the Cheniere Energy Inc. 2020 Incentive Plan, which was amended and restated in May 2024. The A&R 2020 Plan is a broad-based incentive plan which allows for the issuance of stock options, stock appreciation rights and awards of bonus stock, phantom stock, restricted stock, restricted stock units and performance awards and other stock-based awards to employees, consultants and non-employee directors. The term of any award under the A&R 2020 Plan may not exceed a period of ten years.

Vesting of restricted stock under the A&R 2020 Plan depends on whether the restricted stock was granted as a retention award or annual director equity award. Vesting of retention awards typically occurs in equal annual installments over a three-year period on each anniversary of the grant date. The outstanding annual director equity retainer awards and 50% of all Chair fees vest on the earlier of: (i) the day immediately prior to the date of the Company’s next annual meeting of shareholders after the date of grant and (ii) the first anniversary of the date of grant. If a director elects to receive their remaining compensation in restricted stock in lieu of cash, such stock vests quarterly.

RSUs under the A&R 2020 Plan generally vest in equal annual installments over a three-year period on each anniversary of the grant date or cliff vest upon the third anniversary of the grant date.

PSUs under the A&R 2020 Plan cliff vest upon the third anniversary of the grant date, subject to the satisfaction of performance conditions.

40	CHENIERE

SECURITY OWNERSHIP

As of the Record Date, there were 210,136,908 shares of common stock outstanding. The information provided below summarizes the beneficial ownership of directors, nominees for director, named executive officers set forth in the “Summary Compensation Table,” and all of our current directors and executive officers as a group, as well as owners of more than 5% of our outstanding common stock. “Beneficial Ownership” generally includes those shares of Company common stock that a person has the power to vote, sell or acquire within 60 days. It includes shares of Company common stock that are held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to shares of common stock of the Company owned of record and beneficially as of the Record Date by each director, nominee for director and named executive officer set forth in the “Summary Compensation Table” and by all current directors and executive officers of the Company as a group. As of the Record Date, the current directors and executive officers of the Company beneficially owned an aggregate of 1,153,169 shares of common stock (less than 1% of the outstanding shares entitled to vote at the time).

The table also presents the ownership of common units of Cheniere Partners owned of record or beneficially as of the Record Date by each director, nominee for director and named executive officer set forth in the “Summary Compensation Table” and by all current directors and executive officers of the Company as a group. The Company owns 100% of the general partner interest and 48.6% of the limited partner interest in Cheniere Partners. As of the Record Date, there were 484,054,123 common units and 9,878,316 general partner units of Cheniere Partners outstanding.

	CHENIERE ENERGY, INC.			CHENIERE ENERGY PARTNERS, L.P.
NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Jack A. Fusco	724,062	(1)	*	—	—

G. Andrea Botta	30,186	(2)	*	—	—

Patricia K. Collawn	10,482	(2)	*	—	—

Brian E. Edwards	4,104		*	—	—

Denise Gray	5,225	(2)	*	—	—

Lorraine Mitchelmore	7,110		*	—	—

W. Benjamin Moreland	9,856		*	—	—

Scott Peak	0	(3)	*	—	—

Donald F. Robillard, Jr.	50,057	(2)	*	—	—

Neal A. Shear	25,633		*	—	—

Zach Davis	87,146	(4)	*	—	—

Anatol Feygin	141,096	(5)	*	—	—

Sean N. Markowitz	64,000	(6)	*	—	—

Maas Hinz	19,845	(7)	*	—	—

All current directors and executive officers as a group (14 persons)(9)	1,153,169		*	—	—

*	Less than 1%

(1)

Does not include 88,162 unvested RSUs awarded to Mr. Fusco. 724,062 shares are indirectly held through grantor retained annuity trusts, of which Mr. Fusco and his spouse are the respective sole annuitants and Mr. Fusco is the trustee.

(2)

Includes deferred stock units which are distributable within 60 days following such director’s retirement or resignation based upon his or her payout elections under the Director Deferred Compensation Plan. For additional information regarding such holdings, refer to the “Director Compensation” table on page 35.

(3)	Mr. Peak is an employee of Brookfield Infrastructure and does not receive compensation or grants of restricted stock for his service on the Board.

2026 PROXY STATEMENT	41

SECURITY OWNERSHIP

(4)	Does not include 22,106 unvested RSUs awarded to Mr. Davis.

(5)	Does not include 19,793 unvested RSUs awarded to Mr. Feygin.

(6)	Does not include 19,793 unvested RSUs awarded to Mr. Markowitz.

(7)	Does not include 15,235 unvested RSUs awarded to Mr. Hinz.

OWNERS OF MORE THAN FIVE PERCENT OF OUTSTANDING STOCK

The following table shows the beneficial owners known by us to own more than five percent of shares of common stock of the Company as of the Record Date.

	COMMON STOCK

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	16,024,547(2)	7.63%

(1)

Based on Amendment No. 10 to the Schedule 13G filed by The Vanguard Group (“Vanguard”) on March 26, 2026, we understand that Vanguard went through an internal realignment on January 12, 2026, and, in accordance with SEC Release No. 34-39538 (January 12, 1998), certain subsidiaries or business divisions of subsidiaries of Vanguard, that formerly had, or were deemed to have, beneficial ownership of our shares with Vanguard, will report beneficial ownership separately (on a disaggregated basis) from Vanguard in reliance on such release. These subsidiaries and/or business divisions pursue the same investment strategies as previously pursued by Vanguard prior to the realignment. Further, in accordance with SEC Release No. 34-39538 (January 12, 1998), Vanguard no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. Accordingly, we have omitted Vanguard from this table purely as a result of the restructuring, as our understanding is that our shares continue to be beneficially owned by certain subsidiaries or business divisions of subsidiaries of Vanguard. Prior to Amendment No. 10, Vanguard filed an amendment to Schedule 13G on March 5, 2026, reporting shared voting power with respect to 1,983,360 shares of common stock and shared dispositive power with respect to 21,407,846 shares of common stock (10.19%).

(2)

Information is based solely on a Schedule 13G/A filed with the SEC on October 24, 2024 by BlackRock, Inc. BlackRock, Inc. has sole voting power over 14,452,288 shares of common stock and sole dispositive power over 16,024,547 shares of common stock.

All information provided in the “Owners of More than Five Percent of Outstanding Stock” table with respect to the above entities is based solely on information set forth in their respective Schedule 13D/A, Schedule 13G/A and Schedule 13G filings with the SEC, as applicable. This information may not be accurate or complete, and Cheniere takes no responsibility therefor and makes no representation as to its accuracy or completeness.

42	CHENIERE

COMPENSATION

DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation of our named executive officers (“NEOs”), including factors considered in making compensation decisions. Our NEOs for fiscal year 2025 were the following individuals:

JACK A. FUSCO DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER	ZACH DAVIS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER	ANATOL FEYGIN EXECUTIVE VICE PRESIDENT AND CHIEF COMMERCIAL OFFICER	SEAN N. MARKOWITZ EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND CORPORATE SECRETARY	MAAS HINZ SENIOR VICE PRESIDENT, OPERATIONS

This CD&A is organized as follows:

1	Executive Summary	PAGE 43

2	Executive Compensation Philosophy & Objectives	PAGE 49

3	Components of Our Executive Compensation Program	PAGE 50

4	Executive Compensation Process	PAGE 59

5	Other Considerations	PAGE 61

6	Compensation Committee Report	PAGE 63

7	Compensation Tables	PAGE 64

EXECUTIVE SUMMARY

ABOUT OUR BUSINESS

Cheniere is a Houston-based energy infrastructure company primarily engaged in LNG-related businesses, and the leading producer and exporter of LNG in the United States. We provide clean, secure and affordable LNG to integrated energy companies, utilities and energy trading companies around the world. Our primary business strategy is to be a full-service LNG provider to worldwide end-use customers, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery.

Through Cheniere Partners, we own and operate the Sabine Pass LNG terminal in Cameron Parish, Louisiana at Sabine Pass, one of the largest LNG production facilities in the world, which has natural gas liquefaction and export facilities with a total production capacity of over 30 mtpa of LNG (the “SPL Project”). We also own and operate the Corpus Christi LNG terminal near Corpus Christi,

2026 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

Texas, which has natural gas liquefaction and export facilities with a total expected production capacity of over 30 mtpa, inclusive of estimated debottlenecking opportunities, of which over 9 mtpa was under construction and the remainder was in operation as of December 31, 2025 (the “CCL Project” and together with the SPL Project, the “Liquefaction Projects”).

The projects under construction at the CCL Project include:

•

a project consisting of seven midscale Trains that is expected to add total production capacity of over 10 mtpa of LNG once fully completed (the “CCL Stage 3 Project”), with over 4 mtpa under construction and the remainder in operation from the first four midscale Trains that have reached substantial completion as of December 31, 2025; and

•

a project consisting of two additional midscale Trains that is expected to add total production capacity of approximately 5 mtpa of LNG once fully completed, inclusive of estimated debottlenecking opportunities and related infrastructure (the “CCL Midscale Trains 8 & 9 Project”). Our Board made a positive FID with respect to the CCL Midscale Trains 8 & 9 Project on June 17, 2025, and we issued a full notice to proceed to Bechtel effective June 18, 2025.

Through Cheniere Partners, we are developing a two-phased expansion adjacent to the SPL Project, inclusive of three liquefaction trains and supporting infrastructure, with an expected total peak production capacity of up to approximately 20 mtpa of LNG, inclusive of estimated debottlenecking opportunities (the “SPL Expansion Project”). The FERC application for authorization to site, construct and operate the SPL Expansion Project, as well as the DOE application authorizing the export of LNG to non-FTA countries, remain pending. In February 2026, we filed an application with the FERC for authorization to site, construct and operate a further expansion of the CCL Project in a phased approach, inclusive of four liquefaction trains and supporting infrastructure, with an expected total peak production capacity of up to 24 mtpa of LNG, inclusive of estimated debottlenecking opportunities (the “CCL Expansion Project”). These projects and any future expansions at our sites require, among other things, regulatory approvals and acceptable commercial and financing arrangements before we make a positive FID. We are also pursuing liquefaction expansion opportunities and other projects along the LNG value chain.

Liquefaction Projects Underpinned by Long-Term Contracts

Our long-term counterparty arrangements form the foundation of our business and provide us with significant, stable, long-term cash flows, and include SPAs, in which our customers are generally required to pay a fixed fee with respect to the contracted volumes irrespective of their election to cancel or suspend deliveries of LNG cargoes, and IPM agreements, in which a gas producer sells natural gas to us on a global LNG or natural gas index price, less a fixed liquefaction fee, shipping and other costs. The SPAs also have a variable fee component, which is primarily indexed to Henry Hub and generally structured to cover the cost of natural gas purchases, transportation and liquefaction fuel consumed to produce LNG. Since we procure most of our feedstock for LNG production from the U.S., the structure of these contracts helps limit our financial exposure to fluctuations in U.S. natural gas prices. Through our SPAs and IPM agreements currently in effect, with approximately 15 years of weighted average remaining life as of December 31, 2025, we have contracted approximately 90% of the total anticipated production from the Liquefaction Projects through the mid-2030s, excluding volumes from contracts we have executed with terms less than 10 years and volumes from SPAs that are conditional on additional liquefaction capacity beyond what is currently in construction or operation, subject to unilateral waiver by us.

For the volumes not contracted by our project level subsidiaries, we have an integrated marketing function that has access to the excess LNG available from the Liquefaction Projects, and has, and continues to develop, a portfolio of short-, medium- and long-term SPAs. Our management team creates value for our shareholders through diligent development (including commercialization), construction and operation of these facilities, the achievement of ambitious key milestones and disciplined capital allocation. The Compensation Committee considers progress against these goals when it designs Cheniere’s executive compensation program for our NEOs.

44	CHENIERE

EXECUTIVE SUMMARY

2025 PERFORMANCE AND STRATEGIC ACCOMPLISHMENTS

2025 was another outstanding year for our company, further reinforcing the power of the Cheniere platform. Throughout the year, we continued to achieve significant milestones across the organization, including financially, operationally and commercially:

OUTSTANDING FINANCIAL RESULTS

Net Income of over $5.3 billion

Distributable Cash Flow of approximately $5.3 billion, exceeding high-end of original full year 2025 guidance range by ~$690 million

Consolidated Adjusted EBITDA of $6.94 billion, at the high-end of the full year 2025 guidance range

EXECUTION OF LONG-TERM CAPITAL ALLOCATION PLAN

>$6 billion deployed under “20/20 Vision” capital allocation plan

Repurchased ~12.1 million shares for ~$2.7 billion

Increased quarterly dividend in Q3 by >10% to $2.22/share annualized, with $2.11/share of dividends declared for 2025

Funded ~$2.3 billion of capex towards financially disciplined growth at CCL Stage 3 Project with equity

Repaid $652 million of long-term indebtedness & received 5 distinct credit rating upgrades across the corporate complex

PLATFORM FOR GROWTH

CCL Stage 3 Project ahead of schedule & 94.1% complete(2) at year-end, with substantial completion of Trains 1-4 achieved during the year

Made positive FID with respect to the CCL Midscale Trains 8 & 9 Project in June 2025, which was 31.8% complete(3) at year-end

Progressed permitting process for >40 mtpa of brownfield expansions across Sabine and Corpus

Signed ~1.85 MTPA of long-term contracts in support of future expansion

BEST IN CLASS SAFETY & SEAMLESS LNG OPERATIONS

Top quartile safety record with Total Reportable Incident Rate (TRIR) of 0.20

Exported record 670 cargoes & loaded record 2,424 TBtu, representing ~11% of global LNG produced in 2025

>90% utilization rate in 2025 vs. ~87% global average(1)

Reported a Scope 1 methane emissions intensity less than our target set in 2024, achieving Gold Standard under UNEP OGMP 2.0

*

Net income referes to net income attributable to Chenire. For a definition of Consolidated Adjusted EBITDA and Distributable Cash Flow and a reconciliation of these non-GAAP measures to net income attributable to Cheniere, the most directly comparable GAAP financial measure, please see Appendix C.

(1)	Global utilization average in 2025 per International Gas Union. Cheniere utilization reflects 2025 feed gas processed / production capacity.

(2)	CCL Stage 3 Project completion percentage as of December 31, 2025 reflects: engineering 99.6% complete, procurement 100.0% complete, subcontract work 95.1% complete and construction 84.7% complete.

(3)

CCL Midscale Trains 8 & 9 Project completion percentage as of December 31, 2025 reflects: engineering 75.5% complete, procurement 47.3% complete, subcontract work 29.0% complete and construction 0.2% complete.

2026 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

Financial Highlights: Financial Results Outperformed Guidance

•	For full year 2025, we generated*:

•	Revenue of approximately $20.0 billion and net income of approximately $5.3 billion.

•	Consolidated Adjusted EBITDA of approximately $6.9 billion, at the high end of the guidance range.

•	Distributable Cash Flow of approximately $5.3 billion, exceeding the high end of the guidance range.

Capital Allocation Highlights: “All-of-the-Above” plan enables strategic deployment of capital to enhance long-term value proposition for all stakeholders

•	During 2025, we accomplished the following pursuant to our long-term capital allocation priorities:

•	We repurchased approximately 12.1 million shares of our common stock for approximately $2.7 billion.

•	We repaid approximately $652 million of consolidated long-term indebtedness.

•	We declared dividends of $2.11 per share of common stock in the aggregate during the year ended December 31, 2025, which included a >10% increase to the third quarter dividend on an annualized basis.

•	We continued to invest in accretive organic growth, funding approximately $2.3 billion of growth capital expenditures with equity.

•

Our significant capital allocation progress in 2025 positioned us to complete our ‘20/20 Vision’ capital allocation plan in February 2026, nearly a year ahead of schedule. Our Board approved an increased share repurchase authorization to over $10 billion from 2026 through 2030 in February 2026.

•

Ratings upgrades: Throughout 2025, the Cheniere complex received five distinct upgrades to the credit ratings of its entities by the ratings agencies, marking 27 upgrades since 2021 and further solidifying our investment grade ratings across our corporate structure.

Strategic Accomplishments: Adding to our Foundation for Growth and Cash Flow Stability

•	Achieved key milestones for our growth projects: Throughout 2025, we advanced ~60 mtpa of accretive, brownfield growth across our platform:

•

During the year, we progressed the CCL Stage 3 Project to 94.1% overall completion[2] by year-end, reaching substantial completion on Trains 1-4 in March, August, October and December, respectively. In February 2026, first LNG was achieved on Train 5 of the CCL Stage 3 Project.

•

In March 2025, we received authorization from the FERC under the NGA to site, construct and operate the CCL Midscale Trains 8 & 9 Project, and in June 2025, our Board made a positive FID with respect to the investment in the development, construction and operation of the CCL Midscale Trains 8 & 9 Project and issued a full notice to proceed with construction to Bechtel under a fixed price separated turnkey EPC contract. By year-end, we progressed the CCL Midscale Trains 8 & 9 Project to 31.8% overall completion(3).

•

In June 2025, certain subsidiaries of CQP updated the SPL Expansion Project’s FERC application, originally filed in February 2024, to reflect a two-phased project, inclusive of three liquefaction trains and supporting infrastructure, maintaining an expected total peak production capacity of up to approximately 20 mtpa of LNG, inclusive of estimated debottlenecking opportunities.

•

In July 2025, we began the pre-filing process with the FERC under the NGA for authorization to site, construct and operate in a phased approach the CCL Expansion Project, a potential further expansion of the Corpus Christi LNG Terminal, inclusive of four liquefaction trains and supporting infrastructure, with an expected total peak production capacity of up to 24 mtpa of LNG, inclusive of estimated debottlenecking opportunities, and in February 2026, we filed the full application.

•

In December 2025, we filed an application with the FERC to increase the LNG production capacity of the previously-authorized CCL Stage 3 Project and CCL Midscale Trains 8 & 9 Project by approximately 5 mtpa, which remains pending at the FERC.

46	CHENIERE

EXECUTIVE SUMMARY

•	Signed new long-term contracts: During 2025 and early 2026, we continued to sign multidecade commercial contracts with creditworthy counterparties in support of future growth:

•

In May 2025, Cheniere Marketing entered into an IPM agreement with Canadian Natural Resources Limited to purchase 140,000 MMBtu per day of natural gas at a price based on the Japan Korea Marker, less fixed LNG shipping costs and a fixed liquefaction fee, for a term of approximately 15 years commencing in 2030.

•

In August 2025, Cheniere announced the execution of a long-term LNG SPA between Cheniere Marketing and JERA Co., Inc. (“JERA”), under which JERA has agreed to purchase approximately 1 mtpa of LNG from Cheniere Marketing on an FOB basis from 2029 through 2050. The purchase price for LNG under the SPA is indexed to the Henry Hub price, plus a fixed liquefaction fee.

•

In February 2026, Cheniere Marketing entered into a long-term SPA with CPC Corporation, Taiwan (“CPC”), under which CPC has agreed to purchase approximately 1.2 mtpa from Cheniere Marketing on a delivered basis from 2026 through 2050.

Operational Highlights: Industry Leading Safety, Growing Production, and Operational Excellence

•

Reliable and growing production: As of February 20, 2026, over 4,610 cumulative LNG cargoes totaling over 315 million tonnes of LNG have been produced, loaded and exported from the CCL Project and the SPL Project.

•

Operational excellence enabled industry leading safety results: For full year 2025, over 21 million hours of labor were completed with a Total Recordable Incident Rate (employees and contractors combined) of 0.20, which places us within the top quartile of our industry.

CORPORATE RESPONSIBILITY

Climate Strategy

As the leading U.S. LNG exporter, we aim to supply customers with affordable and reliable natural gas. The focus of our climate strategy is to measure and mitigate emissions—to position our LNG supplies to remain competitive in a lower carbon future. This strategy is reflected in a cadence of actions that focus on science, operational excellence, collaboration along our supply chain, and transparency. We continue to advance our efforts to better understand the emissions profile of the LNG we deliver to our customers, and to identify strategic and cost-effective opportunities to improve GHG emissions performance.

2025 Environmental, Social and Governance Highlights

Our 2025 ESG highlights include:

•

We reported a Scope 1 methane emissions intensity of less than our target set in 2024 of 0.03% per tonne of LNG produced across our two U.S. Gulf Coast liquefaction facilities. Our voluntary, measurement-informed methane emissions intensity target from 2024 is a direct result of our years-long strategy to use science-based, measurement-informed data to achieve targeted and transparent climate action.

•	We achieved Gold Standard by UNEP’s OGMP 2.0, in recognition of our actions to reduce methane emissions and provide measurement-based transparent reporting to the highest OGMP 2.0 standard available.

•	We published Together, We Deliver, our sixth corporate responsibility report, which details our approach to and progress on ESG issues.

•	We continued our commitment to inclusion throughout our workforce and in the communities where we operate, including through increased engagement in underserved communities.

•	We received independent verification assessment at the level of limited assurance of Cheniere’s GHG LCA model and CE Tags, in accordance with internationally recognized ISO standards.

•

The Cheniere team supported our communities in 2025 with over 9,000 hours of volunteering in the communities where we live and work and over $6 million of direct giving, including employee-matching gifts.

2026 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

Recognition

In 2025, Cheniere received the following scores and recognition:

•	Maintained the highest possible rating of AAA (on a scale of AAA-CCC) in the MSCI ESG Ratings assessment.

•

For the fourth consecutive year, Cheniere topped Extel’s All-America Executive Team rankings for the Natural Gas & Master Limited Partnership sector and was named one of the survey’s Most Honored Companies.

•

SPL earned the company’s first Elite Gold Award for its 2025 safety performance, while CCL notched its second consecutive Elite Silver Award from the American Fuel and Petrochemical Manufacturers for its 2025 performance.

•

Cheniere was a triple winner at the 2025 Platts Global Energy Awards. President and CEO Jack Fusco was named Chief Executive of the Year, and Cheniere was honored with the Excellence in Energy Award for LNG and Energy Company of the Year award.

•	Won Outstanding Contribution Award for 2025 from the World LNG Summit, in recognition of the Company’s achievements across project execution, project development and commercial strategy.

•

Honored with the Friends of Engineering Award from Texas A&M University-Corpus Christi for the Company’s work to establish the Islander Energy Club. The club supports future engineers through workshops, scholarships, mentorships, and capstone projects.

COMPENSATION GOVERNANCE PRACTICES

The Board and the Compensation Committee are committed to implementing compensation governance best practices that further strengthen the alignment of our compensation program with our business strategy and shareholders’ interests, which include the following:

•	Clear, direct link between pay and performance

•	Majority of incentive awards earned based on performance

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Robust compensation risk management program

•

Clawback policy that requires the Board to recoup erroneously paid performance-based incentive compensation from the Company’s current and former Section 16 officers in the event of a financial restatement, which mitigates compensation-related risk and complies with applicable SEC rules and NYSE listing standards

•	Minimum vesting schedule for long-term incentive awards of at least 12 months, subject to limited exceptions

•	No material perquisites

•	Solicit annual advisory vote on executive compensation

•	Annually review the independence of the compensation consultant retained by the Compensation Committee

SHAREHOLDER ENGAGEMENT AND SAY-ON-PAY

The Board and management are committed to a compensation program that helps ensure alignment with shareholders, and the Company proactively engages with shareholders regarding compensation as a matter of strategic priority. Over the years, shareholder input has significantly contributed to the evolution of our compensation program.

Ahead of our 2025 Annual Meeting, members of our Board and senior management proactively led engagements with shareholders representing more than 50% of our outstanding common stock through in-person, video and telephonic meetings, with our compensation program being a priority in these engagements.

SHAREHOLDER ENGAGEMENT >50% of outstanding shares represented	2025 SAY-ON-PAY ~89% Support

48	CHENIERE

EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

At our 2025 Annual Meeting, our say-on-pay proposal received support from shareholders owning approximately 89% of the shares represented at the meeting and entitled to vote on the matter, evidence of the broad-based support of the Compensation Committee and our compensation program from our shareholders.

We intend to continue our broad-based, proactive and constructive shareholder engagement efforts going forward and to consider shareholder input or recommendations with respect to our compensation program design and practices. We will continue to evaluate our compensation programs and continue to incorporate shareholder outreach as a standard business practice in the future. We are committed to maintaining an open dialogue with our shareholders.

EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

We are committed to maintaining a compensation philosophy that is consistent, competitive and conventional when reviewed against our peers. The Board and the Compensation Committee remain committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. Our executive compensation programs and objectives are designed to attract, retain and motivate executives with the talent and experience necessary for us to achieve our strategic business plan, while still remaining commensurate with our peers.

As the first mover in our industry, we face fierce competition for our executive officers and key employees throughout the organization due to the limited pool of talent with the set of skills needed to run an LNG company with a global scope. Trains 1 through 4 of the SPL Project were the first large-scale liquefaction facilities to have been constructed and placed in service in the U.S. lower 48 states, and Trains 1 and 2 of the CCL Project were the first liquefaction trains constructed and placed in service at a greenfield liquefaction facility in the lower 48. As of the end of 2025, there were 5 lead project sponsors with LNG projects in the U.S. that have reached the operations phase, excluding Cheniere. Additionally, there are 3 other lead project sponsors with LNG projects under construction in the U.S., 3 lead project sponsors expecting a 2026 LNG project FID in the U.S. and over 30 lead project sponsors with LNG projects under various stages of development outside the U.S.

In connection with our status as a market leader, our annual compensation structure is based on the following principles:

•

NEO compensation is primarily performance-based. We believe such an incentive structure creates appropriate motivation for our NEOs and aligns their compensation with the performance of our Company and value created for shareholders. We will continue to balance our Long-Term Incentive (“LTI”) program to address performance accountability, long-term stock ownership and talent retention issues in the current environment.

•

Annual cash bonus incentive metrics are tied to specific financial, operating, safety, ESG and strategic goals. We believe close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key milestones and metrics.

•

Significant long-term compensation is linked to financial performance and growth metrics. We believe our NEOs’ compensation should be closely linked to the creation of value for our shareholders over the long run. As such, the majority of their compensation is and should be at risk and directly tied to corporate outperformance over longer time horizons. In addition to the long-term performance risk, our NEOs are also subject to continued employment requirements for the vesting of their long-term compensation.

2025 COMPENSATION HIGHLIGHTS

During 2025, the Compensation Committee and Board continued to monitor market conditions and consider feedback from stakeholders and our independent compensation consultant. Key outcomes and developments included:

•	The annual incentive plan generated an above-target payout for our NEOs based upon the Company’s 2025 performance across multiple financial, operating, safety, ESG and strategic metrics.

•

Performance share units awarded in 2023 also generated an above-target payout for our NEOs based upon the Company’s performance across the performance metrics of cumulative Distributable Cash Flow per share and Absolute Total Shareholder Return over the 2023-2025 period.

•	In February 2025, the Board approved our 2025 annual performance scorecard which continued to emphasize financial and operational discipline, as well as safety and ESG metrics and milestones.

2026 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

During 2025, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock, with dialogue on the Company’s executive compensation program being an important part of these engagements. We are committed to maintaining an open dialogue with our shareholders to support the successful evolution of our executive compensation program going forward.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The primary components of our executive compensation program, as applied to our 2025 NEOs, are as follows:

TYPE	PURPOSE
Base Salary	Provide a minimum, fixed level of cash compensation to compensate executives for services rendered during the fiscal year.
Annual Incentive Program	Drive achievement of annual corporate goals including key financial, operating, safety and strategic goals that create value for shareholders.
LTI Program	Align executive officers’ interests with the interests of shareholders by rewarding sustained financial performance and growth through a multi-year performance period.

The following pie charts illustrate the pay mix of our CEO and the average pay mix of our other NEOs for 2025, assuming target performance.

COMPONENTS OF COMPENSATION PROGRAM
OTHER NEOs

BASE
SALARY:
15%
BONUS
AWARD: 15%
PERFORMANCE
STOCK
UNITS: 35%
RESTRICTED
STOCK
UNITS: 35%
PERFORMANCE
BASED PAY: 50%

BASE SALARY

Base salaries provide the fixed compensation necessary to attract and retain key executives. The base salaries of our NEOs are designed to be comparable to positions in the marketplace from which we recruit executive talent. The Compensation Committee referenced competitive ranges of base salary across the oil and gas industry and companies of comparable enterprise value in determining 2025 base salaries for our NEOs. See “Peer Group” on page 61 of this Proxy Statement for details regarding the external market data referenced by the Compensation Committee in making decisions regarding base salaries and other compensation elements.

In February 2026, the Compensation Committee reviewed the base salaries of our NEOs and recommended and the Board approved changes in the annual base salaries of our NEOs, effective March 9, 2026. The following table provides the base salaries as in effect at the end of 2025 and for 2026 of our NEOs.

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2025 and 2026 Base Salaries

		2025 ANNUAL BASE SALARY	2026 ANNUAL BASE SALARY
Jack A. Fusco	Director, President and Chief Executive Officer	$1,785,000	$1,785,000
Zach Davis	Executive Vice President and Chief Financial Officer	$880,000	$925,000
Anatol Feygin	Executive Vice President and Chief Commercial Officer	$787,500	$815,000
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	$787,500	$815,000
Maas Hinz	Senior Vice President, Operations	$700,000	$775,000

ANNUAL INCENTIVE PROGRAM

The Board and the Compensation Committee are committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. We believe that close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key metrics and objectives. Consistent with our compensation philosophy and in response to feedback from our shareholders, the Compensation Committee utilizes a scorecard approach to determining annual cash bonuses (the “Annual Incentive Program”).

The following key features are included in the scorecard:

•	Individual bonus targets based on competitive benchmarks;

•	Quantitative performance goals in the following areas of performance: financial, budget management, safety and operational effectiveness;

•	Qualitative component based on identified strategic goals and ESG accomplishments; and

•	Available adjustments for exceptional individual performance.

Target Incentive Opportunities. The Compensation Committee reviews the target annual incentive opportunities for each of our NEOs annually, and may adjust the targets based on competitive positioning, internal parity, or other relevant factors. For 2025, the Compensation Committee approved individual annual incentive targets which are reflected in the table below titled “NEOs Annual Incentive Award for 2025,” and which did not change, as a percentage of base salary, as compared to the 2024 target annual incentive opportunities established for the NEOs.

Performance Goals. The 2025 scorecard provided that 65% of the bonus opportunity was determined based on performance measures using multiple financial, budget management and operational effectiveness measures, and 35% was determined based upon achievement of strategic goals and ESG accomplishments, including safety, because the Compensation Committee believes that each of those areas is a key driver of the Company’s annual performance and, ultimately, long-term success. The quantitative components in the 2025 scorecard increased to 65% from 55% in 2024 in order to tie a greater percentage of compensation to pre-established quantitative financial targets.

For 2025, the Compensation Committee set the target performance goals in February 2025. The 2025 Consolidated Adjusted EBITDA target was set based on anticipated domestic and international gas prices, our highly contracted sales profile, and planned maintenance activities at the Liquefaction Projects, as well as anticipated portfolio optimization. We continued our focus on execution of project development while also building operational outperformance into our 2025 asset production goals. We also continued to emphasize our commitment to a culture of compliance with laws and regulations as well as a top-tier safety achievement with respective dedicated scorecard metrics.

Process for Measuring Performance. Performance below the “threshold” level results in no payout earned for the applicable performance goal. If performance falls between the “threshold” and “target” or “target” and “stretch” levels, then the achievement level under the scorecard is determined using straight line interpolation. Once the achievement level under the scorecard is calculated based on actual performance as compared to the goals set forth above, the Compensation Committee has the discretion to reduce or increase the payouts to the extent it determined appropriate to reflect each NEO’s performance during the year.

Actual payout	=	Base salary	x	Target bonus (%)	x	Performance score (%)	+/-	Individual performance adjustment (if any)

2026 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

2025 Performance Results. The scorecard table below shows the level of achievement in 2025 for each of the performance goals and the resulting weighted percentage of target that was earned as a result of 2025 performance. The scorecard reflects the Company’s noteworthy performance in 2025, compensating for a threshold level performance in Asset Production with outperformance in all other measures. We updated our financial guidance throughout 2025, tightening the range for Consolidated Adjusted EBITDA and achieving results at the high end of the tightened range, mainly attributed to premiums on pre-sold cargoes in the first half of 2025 and optimization activity upstream and downstream of the SPL Project and CCL Project. The SPL Project and CCL Project reached 15.3 million and 9.7 million labor hours, respectively, with zero lost time injuries, enabling us to achieve a total recordable incident rate of 0.20, while successfully executing a long duration planned turnaround at the SPL Project and other planned maintenance activities at the CCL Project. Strategically, we safely advanced the Stage 3 total project progress ahead of schedule and on budget to reach 94.1% complete(2) as of December 31, 2025, highlighted by the substantial completion of the first four Trains on average two months early, and reached FID on the CCL Midscale Trains 8 & 9 Project. From an ESG perspective, we achieved OGMP 2.0 Gold Standard for 2025 and reported Scope 1 measurement-informed methane data in our Corporate Responsibility Report published in 2025. Overall, the Company’s achievements in 2025 resulted in a total weighted average under the scorecard of 160% of target, as shown below:

METRIC	THRESHOLD (50% OF TARGET)	TARGET	STRETCH (200% OF TARGET)	WEIGHT	2025 ACTUAL	% ACHIEVEMENT
Scorecard EBITDA ($ millions):	$5,700	$6,500	$7,300		$6,854
• Scorecard EBITDA, excl. Commodity Margin ($ millions)[1]	$3,850	$4,200	$4,525	30%	$4,466	182%
• Commodity Margin ($ millions)	$1,850	$2,300	$2,775	10%	$2,388	119%
Budget Management:
• Adjusted O&M Expense[2] ($ millions)	$1,885	$1,754	$1,666	10%	$1,652	200%
• Adjusted SG&A Expense[2] ($ millions)	$251	$229	$217	5%	$214	200%
Operational Effectiveness (including commissioning):
• Asset Production (TBtu)[3]	2,424	2,472	2,500	10%	2,426	52%
ESG:
• Regulatory, Compliance, Emissions & DEI	Subject to Compensation Committee Discretion			10%		150%
• Safety (TRIR)[4]	0.59	0.24	0.12	10%	0.20	134%
Strategic:

• Expansion and Growth	Continue to progress SPL and CCL growth projects	First two Stage 3 trains reach Substantial Completion	FID Midscale trains 8&9 aligned with internal financial parameters + First three Stage 3 trains reach Substantial Completion	15%	FID Midscale trains 8&9 aligned with internal financial parameters + First three Stage 3 trains reach Substantial Completion	200%
Weighted Average						160%

(1)

Scorecard EBITDA includes an $89 million adjustment from Consolidated Adjusted EBITDA for one-time Budgeted reclassifications or exclusions primarily attributed to incremental cash settlement expenses related to certain long term incentive awards granted to officers of the Company who are required to file reports with the SEC pursuant to Section 16 of the Exchange Act. For a definition of Consolidated Adjusted EBITDA and a reconciliation to net income, the most directly comparable GAAP financial measure, please see Appendix C.

(2)	For definitions of Adjusted SG&A Expense and Adjusted O&M Expense, please see Appendix C.

(3)	Asset Production measures the total energy-equivalent volume of LNG produced by the Company’s operating assets during the 2025, expressed in trillion British thermal units (TBtu).

(4)	“TRIR” is the “Total Recordable Incident Rate,” which is calculated as the number of recordable injuries multiplied by 200,000 and then divided by the number of hours worked.

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Based in part on the recommendations of Mr. Fusco, the Compensation Committee approved and recommended to the Board for approval the final annual incentive award payouts for each of the NEOs other than Mr. Fusco. The Compensation Committee approved and recommended to the Board for approval the final annual incentive award payout to Mr. Fusco. In evaluating our NEOs’ performance during 2025, the Compensation Committee considered each NEO’s specific contribution to our Company’s key achievements, including those discussed under “Compensation Discussion and Analysis—2025 Performance and Developments” and towards achieving the quantitative and strategic measures in the scorecard.

Based on 2025 Company and individual performance results, the Compensation Committee recommended and the Board approved annual incentive awards to the NEOs for 2025 as follows:

NEOs Annual Incentive Award for 2025

NAMED EXECUTIVE	TITLE	TARGET ANNUAL INCENTIVE (% OF BASE SALARY)	TARGET ANNUAL INCENTIVE	SCORECARD DETERMINED ANNUAL INCENTIVE (160% OF TARGET)	EARNED ANNUAL INCENTIVE

Jack A. Fusco	Director, President and Chief Executive Officer	160%	$2,856,000	$4,569,600	$4,569,600

Zach Davis	Executive Vice President and Chief Financial Officer	100%	$880,000	$1,408,000	$1,408,000

Anatol Feygin	Executive Vice President and Chief Commercial Officer	100%	$787,500	$1,260,000	$1,260,000

Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	100%	$787,500	$1,260,000	$1,260,000

Maas Hinz	Senior Vice President, Operations	100%	$700,000	$1,120,000	$1,120,000

Under the terms of the Annual Incentive Program, determination of an individual’s annual incentive award is based on scorecard results and individual performance. Individual performance is not a weighted factor in our plan but evaluation of individual performance may result in an adjustment to payout for an NEO. For 2025, the Compensation Committee did not make individual performance adjustments for any NEO.

LONG-TERM INCENTIVE AWARDS

LTI program awards accomplish several important objectives: (i) they motivate sustained performance against our long-term objectives; (ii) they align executives with shareholder interests by rewarding long-term value creation; and (iii) they help retain employees who are in high demand elsewhere.

LTI Program

The Compensation Committee believes that the LTI program delivers a consistent, competitive and conventional approach to delivering long-term incentives. Equity grants are designed to align our NEOs’ interests with the interests of shareholders by rewarding sustained long-term value creation and enable us to attract and retain highly qualified individuals for important positions throughout the Company. We also incorporate Absolute Total Shareholder Return (“ATSR”) as an additional metric under the LTI program for PSU grants to NEOs. We believe that this feature further aligns our LTI program with that of our peers. The ATSR metric and the cumulative distributable cash flow (“DCF”) metric require important absolute performance achievements, despite favorable or unfavorable market conditions, to earn the awarded long-term incentives.

The key attributes in the Company’s NEO LTI program are described below:

• Grants are made on an annual basis with a minimum 1-year vesting period

•

Grants consist of a mix of at least 50% PSUs for NEOs with the remainder consisting of RSUs

¡

PSUs: 3-year cliff vesting (performance and service-based)

¡

RSUs: 3-year ratable vesting (service-based)

•

The 2025 and 2026 LTI Awards to executive officers were a mix of 50% PSUs and 50% RSUs

•

PSUs include one or more performance metrics, with the actual number of shares earned to be between 0% and 300%, providing for a cap on payouts

¡

 PSUs vest upon certification by the Compensation Committee of the level of achievement of the performance conditions  during the performance period

•

The outstanding LTI Awards to executive officers included two performance metrics (cumulative DCF per share and ATSR)

• Equity award grants to executives include clawback provisions

2026 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

2025 LTI Awards

In February 2025, the Compensation Committee recommended and the Board approved long-term incentive awards (the “2025 LTI Awards”) as part of the Company’s LTI program for each of the NEOs of the Company.

2025 LTI Awards

NAME	TITLE	TARGET VALUE (% OF BASE SALARY)	TARGET DOLLAR VALUE	RSUs	TARGET PSUs
Jack A. Fusco	Director, President and Chief Executive Officer	1000%	$17,850,000	39,978	39,978
Zach Davis	Executive Vice President and Chief Financial Officer	500%	$4,400,000	9,855	9,855
Anatol Feygin	Executive Vice President and Chief Commercial Officer	500%	$3,937,500	8,819	8,819
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	500%	$3,937,500	8,819	8,819
Maas Hinz	Senior Vice President, Operations	400%	$2,800,000	6,271	6,271

The target values for Mr. Hinz’s 2025 LTI Awards increased from a target of 300% of his base salary in 2024 to 400% of his base salary in 2025 as a result of an analysis of peer group compensation in order to further align his compensation with the market data. None of the other NEOs received an adjustment, as a percentage of base salary, from the LTI target established for 2024.

Key Terms of the RSUs and PSUs under the 2025 LTI Awards

The RSUs are scheduled to vest in three equal installments. One third of the RSUs vested on February 11, 2026, and one third will vest on each of February 11, 2027 and February 11, 2028. The PSUs are expressed in terms of a target number of shares. The actual number of shares earned under the PSUs, between 0% and 300% of the target, will be determined based on the Company’s cumulative DCF per share and ATSR from January 1, 2025 through December 31, 2027 compared to pre-established performance targets. For a definition of DCF per share and ATSR in connection with the 2025 PSUs, please see Appendix A. The PSUs will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period, as illustrated below. The PSU award agreement provides for the settlement in cash of vested PSUs with a fair market value of $3,000,000 or less, with any remaining value above $3,000,000 to be settled in shares of the Company’s common stock or cash, at the discretion of the Compensation Committee. The RSU award agreement provides discretion to the Compensation Committee to grant recipients the opportunity to elect to receive all or a portion of the vested RSUs in cash rather than shares.

In 2025, we increased the targets for our cumulative DCF per share metric by approximately 30% compared to the previous year as a result of higher forecasted Henry Hub and Gulf Coast netback curves, incremental production due to completion of Midscale trains and other debottlenecking activities driving outperformance across the platform, as well as higher anticipated optimization both upstream and downstream of the terminals. In addition, in 2025, we adjusted the approach to the ATSR modifier after considering the growth of the Company since 2019 to present, a period during which market capitalization increased from $15 billion to over $50 billion and our share price almost quadrupled from $60, to help maintain the relevance of the goal given the size of the Company today.

ATSR Modifier

The ATSR modifier for PSU awards granted in 2025 and thereafter acts as a multiplier on earned DCF PSUs (up to +/-50%), as follows:

ATSR% (annual)	ATSR Modifier*
12% or higher	1.50x
8.5%	1.25x
5% to -5%	1.0x
-8.5%	0.75x
-12% or lower	0.50x

*	Results between goal levels would be interpolated

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Vesting is also subject to continued employment, with exceptions in some cases, including for a change-in-control or termination due to death or disability or retirement. Upon a “Change in Control” or a termination by the Company without “Cause” or by the award recipient for “Good Reason”, in each instance as defined in the RSU and PSU award agreements or the A&R 2020 Plan, the RSUs and PSUs will be treated in accordance with the Severance Plan (as described below). Upon a termination due to death or disability, all of the RSUs and the target number of PSUs will vest in full immediately. Upon retirement, the RSUs and PSUs will be treated in accordance with the Cheniere Energy, Inc. Retirement Policy (as described below). Each vested RSU and PSU will be settled for one share of the Company’s common stock or cash, as applicable. The RSU and PSU award agreements also contain clawback provisions that apply during the recipient’s employment with the Company and for one year following termination of employment, and remain subject to the Cheniere Energy, Inc. Clawback Policy (as described below).

PSU Vesting and Performance Achievement (2023-2025 Awards)

The PSUs granted to Messrs. Fusco, Davis, Feygin, Markowitz and Hinz in 2023 relied on the performance metrics of cumulative DCF and ATSR and resulted in a 230% payout that vested in February 2026. The overall achievement for the 2023 PSUs was determined as follows:

Cumulative Distributable Cash Flow

DCF for the 2023-2025 period totaled $68.73 / share, which resulted in a 200% achievement on the DCF metric.

	Threshold (50%)	Target (100%)	Stretch (200%)	Actual

2023-2025 DCF	$43.69 / share	$52.56 / share	$58.53 / share	$68.73 / share

ATSR Modifier

The ATSR modifier acts as a multiplier on earned DCF PSUs (up to +/-50%), as follows, for PSU awards granted in 2023 through 2024:

ATSR% (annual)	ATSR Modifier*
15% or higher	1.50x
10%	1.25x
5% to -5%	1.0x
-10%	0.75x
-15% or lower	0.50x

*	Results between goal levels would be interpolated

ATSR for the 2023-2025 period, determined in accordance with the table above, resulted in an 8.02% annualized return, resulting in a 1.15x modifier.

45-day Average Share Price at Start	45-day Average Share Price at End of Period	Share Price Return of Reinvested Dividends	45-day Average Share Price at End of Period + Dividend Return	Change Over Period	Annualized Return (Compounded)	ATSR Factor Interpolated
$165.82	$202.97	$6.00	$208.97	26.03%	8.02%	1.15

PSU and RSU Cash Settlement

In November 2025, the Board provided an election form to the Company’s NEOs to elect to settle all or a portion of their 2023 PSU and RSU awards in cash; provided that the Company had sufficient liquidity at the time the awards were settled to do so. This optional change in settlement method was previously approved by the Compensation Committee and the Board in order to provide liquidity to NEOs while limiting dilution from equity grants, consistent with the Company’s share repurchase program under its long-term capital allocation plan.

In November 2025, the Company and each of our NEOs agreed to settle all of the PSUs held by such officer that were scheduled to vest in February 2026 in cash. In addition, in November 2025, the Company and Messrs. Fusco and Hinz (each, an “Electing Officer”), agreed to settle all of the RSUs held by the Electing Officer that were scheduled to vest in February 2026 in cash. The cash settlement of RSUs and PSUs was conditioned on the Company having sufficient liquidity at the time the awards were settled, and cash

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COMPENSATION DISCUSSION AND ANALYSIS

settlement of the RSUs was limited to the extent necessary so that, immediately after giving effect to such settlement, each Electing Officer would own shares of the Company’s common stock with a value equal to at least two times the amount required to remain in compliance with the Company’s stock ownership guidelines as applied by the Board to such Electing Officer.

2026 LTI Awards

In February 2026, the Compensation Committee recommended and the Board approved LTI awards as part of the Company’s LTI program for each of the executive officers of the Company.

2026 LTI Awards

NAME	TITLE	TARGET VALUE (% OF BASE SALARY)	TARGET DOLLAR VALUE	RSUs	TARGET PSUs
Jack A. Fusco	Director, President and Chief Executive Officer	1,000%	$17,850,000	44,617	44,617
Zach Davis	Executive Vice President and Chief Financial Officer	500%	$4,625,000	11,561	11,561
Anatol Feygin	Executive Vice President and Chief Commercial Officer	500%	$4,075,000	10,186	10,186
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	500%	$4,075,000	10,186	10,186
Maas Hinz	Senior Vice President, Operations	400%	$3,100,000	7,749	7,749

The key terms of the RSUs and PSUs under the 2026 LTI Awards are consistent with the key terms of the RSUs and PSUs under the 2025 LTI Awards.

COMPENSATORY ARRANGEMENTS

Compensatory Arrangement with President and CEO

In connection with the appointment of Jack A. Fusco as President and CEO, the Company and Mr. Fusco entered into an employment agreement dated as of May 12, 2016, as amended.

The original terms of our employment agreement with Mr. Fusco provided for an annual base salary of $1,250,000, subject to increase at the discretion of the Compensation Committee. The Compensation Committee reviews Mr. Fusco’s base salary on an annual basis, in light of our peer group and various factors including competitive market data and the performance of the Company and Mr. Fusco.

Upon a termination of Mr. Fusco’s employment by the Company without cause, or by Mr. Fusco for good reason, Mr. Fusco will be entitled to receive, subject to his execution of a release of claims, (i) a cash severance payment equal to two times (or, if the termination of employment is within 12 months following a change-in-control, three times) the sum of Mr. Fusco’s annual base salary and annual target bonus; (ii) a pro-rata annual bonus for the year of termination based on actual performance of the Company; (iii) any earned but unpaid bonus for the preceding fiscal year; (iv) reimbursement of COBRA premiums for up to 18 months; and (v) continued vesting of any outstanding long-term incentive awards that are scheduled to vest within one year following termination. If Mr. Fusco becomes eligible for severance pay under both the employment agreement and the Severance Plan (discussed below), then Mr. Fusco’s benefits will not be duplicated. Instead, the cash severance payable under the Severance Plan will be reduced by the cash severance payable under the employment agreement, Mr. Fusco will be entitled to the pro-rata bonus under either the employment agreement or Severance Plan (whichever is greater) and Mr. Fusco’s remaining long-term incentive awards (as determined in accordance with the employment agreement or Severance Plan, whichever is greater) will continue to vest in accordance with the terms of the employment agreement.

The employment agreement with Mr. Fusco was amended in 2019 to extend the term of the agreement and to update the scope of Mr. Fusco’s non-compete to reflect the Company’s current businesses. The amendment also revised the treatment of Mr. Fusco’s long-term incentive awards in the event that Mr. Fusco remains employed through the end of the term to provide that, if at the time that Mr. Fusco’s relationship with the Company concludes none of the conditions constituting “cause” under the Employment Agreement exist, then any outstanding long-term incentive awards will continue to vest in accordance with their terms. Mr. Fusco’s employment agreement was further amended in 2021 to extend the term from December 31, 2022 to March 31, 2024, and provide that the term will be extended automatically for consecutive periods of one year thereafter unless either party provides notice in accordance with the terms of the amendment. In 2026, the term of Mr. Fusco’s employment agreement was automatically extended

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for a one year period through March 31, 2027, as provided for by the 2021 amendment. The 2021 amendment also provides that, if Mr. Fusco remains employed through the end of the term of his employment agreement following a notice of its nonrenewal, and, at the time that Mr. Fusco’s relationship with the Company concludes none of the conditions constituting “cause” exist, (i) Mr. Fusco will be eligible for a pro-rated bonus for the fiscal year of termination based on actual performance, and (ii) the Company will reimburse Mr. Fusco for COBRA premiums for himself and his dependents for up to 18-months following his termination date. The employment agreement with Mr. Fusco was amended in April 2026 to reflect Mr. Fusco’s additional role as Chairman of the Board and to provide that all outstanding long-term awards held by Mr. Fusco would continue to vest in accordance with their terms in the event of the termination of Mr. Fusco’s employment by the Company without cause, or by Mr. Fusco for good reason.

For additional details regarding Mr. Fusco’s employment agreement, please see “Severance Plan” below.

BENEFITS AND PERQUISITES

We provide a limited number of other benefits to our NEOs that make our total compensation program competitive with the market.

Benefits

We offer the same health, welfare and retirement plans to all of our U.S. employees and executive officers.

•	The Cheniere Retirement Plan is a tax-qualified 401(k) savings plan pursuant to which we match 100% up to the lesser of 6% of salary and bonus deferrals or the maximum deferrals permitted by law.

•	We also offer all employees medical, dental and vision benefits and health and dependent care reimbursement arrangements.

•

In addition, employees are covered by short-term and long-term disability, basic life insurance equal to two times base salary and voluntary life (elective) insurance and accidental death and dismemberment insurance.

We do not offer a defined benefit pension plan or nonqualified deferred compensation plan to any of our employees or executive officers.

Our international employees have a similar benefits package, adjusted for the customary practices in each location.

Perquisites

Perquisites are not a significant part of our compensation program and are provided to the executive officers on a limited basis. Because our executive officers’ duties require them to spend a significant amount of time traveling, the Company occasionally pays for charter flights for business purposes. Our executive officers’ personal guests are permitted to fly with them on these flights on limited occasions at nominal or no incremental cost to the Company.

Termination and Change-in-Control Benefits

The Company maintains the Amended and Restated Cheniere Energy, Inc. Key Executive Severance Pay Plan(the “Severance Plan”) and the Amended and Restated Retirement Policy (the “Retirement Policy”), to provide certain severance and retirement benefit protections, including those associated with a change-in-control.

Severance Plan

The Severance Plan is intended to provide severance compensation benefits to the executive officers and other officers of the Company and its affiliates in the event of the termination of their employment under certain circumstances. Under the Severance Plan, our officers, including our CEO and other NEOs, are eligible for certain post-employment compensation and benefits, which vary depending upon whether a change-in-control or termination of employment occurs. The Severance Plan also provides certain compensation and benefits in the event of a change-in-control of the Company. To the extent of any overlap, severance benefits for which an officer may be eligible to receive under any employment agreement, and any amounts to which the officer would be eligible to receive under the Severance Plan would be reduced so that no officer receives duplicative benefits. Please see “Potential Payments Upon Termination or Change-in-Control” on page 68 for additional information, and “Compensatory Arrangement with President and CEO” on page 56 of this Proxy Statement for details regarding the severance entitlements set forth in our CEO’s employment agreement.

2026 PROXY STATEMENT	57

COMPENSATION DISCUSSION AND ANALYSIS

Severance and Benefits in Connection with a Change-in-Control. With respect to each executive officer, upon the occurrence of a change-in-control, even absent a termination of employment, generally notwithstanding the provisions of any other benefit plan or agreement, and subject to certain conditions outlined in the Severance Plan:

•

all of the executive officer’s outstanding unvested equity awards, equity-based awards, annual awards and retention awards (collectively, “Incentive Awards”) which are time-based will automatically vest in full as of the date of the change-in-control;

•

the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on performance metrics other than total shareholder return (“TSR”) will vest as of the date of the change-in-control at the greater of (i) target level for such Incentive Award and (ii) actual performance for such Incentive Awards, determined by shortening the performance period to end on the date of the change-in-control, adjusting applicable performance metrics as necessary and appropriate, and determining level of achievement for such metrics based on the shortened period; and

•

the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on TSR will vest as of the date of the change-in-control based on actual TSR as of the date of the change-in-control.

In the event that an executive officer’s employment is terminated within three months prior to or 24 months following a change-in-control and upon the occurrence of the executive’s termination of employment by us without cause, or by such executive for good reason, then such officer is entitled to receive, in addition to, but not duplicative of, benefits resulting from a pre-termination change-in-control, and subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to three times (in the case of the CEO) or two times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•

acceleration of vesting of all of the executive officer’s outstanding unvested time-based Incentive Awards; and the executive officer’s outstanding unvested performance-based Incentive Awards (a) that vest based on TSR will vest based on actual TSR as of the date of the change-in-control and (b) that vest based on performance metrics other than TSR will vest at the greater of (i) target level for such Incentive Award and (ii) actual performance for such Incentive Awards, determined by shortening the performance period to end on the date of the qualifying termination, adjusting applicable performance metrics as necessary and appropriate, and determining level of achievement for such metrics based on the shortened period.

Severance and Benefits Not in Connection with a Change-in-Control. In the event that an executive officer’s employment is terminated by the officer for good reason or by us without cause, and not in connection with a change-in-control, as described above, then such officer is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to two times (in the case of the CEO) or 1.5 times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•

acceleration of vesting of the executive officer’s outstanding unvested time-based Incentive Awards (in the case of the CEO and SVP, Operations, which were granted more than six months prior to the termination, with all other unvested time-based Incentive Awards forfeited); and

•

vesting of a pro-rated portion of the executive officer’s outstanding unvested performance-based Incentive Awards (in the case of the CEO, which were granted more than six months prior to the termination, with all other unvested performance-based Incentive Awards forfeited) based on actual performance levels achieved at the end of the applicable performance period.

Provisions Applicable Whether or Not Termination is in Connection with a Change-in-Control. In addition to the above, for a period of 24 months following the termination date, subject to certain conditions outlined in the Severance Plan, the executive officer will receive continued subsidized health care benefits, to be provided concurrently with any health care benefit required under COBRA. At the discretion of the Company, the executive officers also may receive outplacement benefits at our expense.

As a condition to receiving benefits under the Severance Plan, participants will be subject to certain conditions, including entering into non-competition, non-solicitation, non-disclosure, non-disparagement and release agreements with us.

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EXECUTIVE COMPENSATION PROCESS

If any amounts will become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise non-deductible under Section 280G of the Code, then such amounts will be reduced so as not to become subject to such excise tax, but only if the net amount of such payments as so reduced is greater than or equal to the net amount of such payments without such reduction. If any participant is a “specified employee” under Section 409A of the Code, any compensation or benefits to be paid or received under the Severance Plan as a result of termination of employment and that constitute “non-qualified deferred compensation” will be delayed in accordance with the Code.

Retirement Policy

The Retirement Policy is limited to employees located in the United States. The Retirement Policy is not applicable in the United Kingdom or any jurisdictions in which it would be a violation of applicable laws. The Retirement Policy also does not apply to the Company’s CEO.

Under the Retirement Policy, an employee is eligible for a “Qualifying Retirement” upon resigning from the Company if he or she is at least 60 years old, has at least four years of service with the Company or its affiliates (or a combination of both), with a combined sum of the age and full years of service with the Company or its affiliates (or a combination of both) equal to at least 72 years and circumstances constituting “cause” do not exist. Following an eligible employee’s Qualifying Retirement, the continuous employment requirement for all of such employee’s long-term incentive awards granted prior to the Effective Date will be waived, and all such awards will continue to vest in accordance with their terms. In addition, for awards granted under the Company’s LTI program after the Effective Date, following a Qualifying Retirement, an employee’s outstanding unvested time-based incentive awards will immediately vest, and the employee’s outstanding unvested performance-based incentive awards will vest pro-rata, based on the whole number of months served by the employee in the performance period (or, if longer, service vesting period) prior to his or her retirement, on the normal schedule applicable to such awards and based on actual performance results at the end of the relevant period. Only such time-based incentive awards and performance-based incentive awards granted at least six months prior to the Qualifying Retirement will be eligible under the Retirement Policy.

The determination of whether an employee satisfies the criteria for a Qualifying Retirement will be determined by the Company in its sole discretion. The Retirement Policy will not apply to new hire awards, special retention awards, other awards not part of any annual long-term incentive compensation program or awards under any annual cash bonus program, except as otherwise determined by the Company on a case-by-case basis. The treatment of an employee’s outstanding awards under the Retirement Policy as described above is subject to the employee’s execution of a release of claims against the Company and compliance with restrictive covenants as set forth in the Retirement Policy.

EXECUTIVE COMPENSATION PROCESS

The Compensation Committee, with the support of an independent compensation consultant and management, handles the development and implementation of our executive compensation program. The Compensation Committee makes recommendations to the Board regarding our executive officers’ compensation for the Board’s final approval.

ROLE OF THE COMPENSATION COMMITTEE AND BOARD

The Compensation Committee reviews and approves the performance goals recommended by management which are required to be achieved in order for our executive officers to earn performance-based compensation and determines actual performance against the goals. The performance goals are consistent with the strategic business plan of the Company. The Compensation Committee also reviews, approves and recommends to the Board for approval the total target annual compensation, including the competitiveness of each component of the total compensation package, for our CEO and each executive officer. Key components of this process include:

•	Establishing performance goals for long-term and short-term incentive awards for executive officers.

•

Evaluating the achievement of annual developmental, operating and corporate goals for the year to determine the total amount of the bonus pool for the annual incentive awards and evaluating the achievement of our executive officers.

2026 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS

•

Reviewing, discussing and modifying, as appropriate, recommendations from the CEO on the base salaries and annual incentive awards for our executive officers. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Meeting in executive session to discuss and determine the amount of our CEO’s compensation. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Reviewing, approving and recommending to the Board for approval long-term incentive awards for the CEO and executive officers.

•	Evaluating the achievement of performance goals under long-term incentive awards.

ROLE OF MANAGEMENT

Management and the Human Resources department support the Compensation Committee’s process.

•

Compensation recommendations for our executive officers reflect input from our Human Resources department. Their recommendations are based on the Company’s performance and their review of external market data.

•

At the end of the year, the CEO proposes base salaries and annual cash bonus awards for our executive officers (other than the CEO) to the Compensation Committee which then reviews, discusses and modifies, as appropriate, these recommendations.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The independent compensation consultant reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. The independent compensation consultant regularly attends Compensation Committee meetings and also meets with the Compensation Committee in executive session without management present, and attends Governance and Nominating Committee meetings with respect to director compensation.

In June 2016, the Compensation Committee engaged Meridian as its independent compensation consultant, and Meridian has served as its independent compensation consultant to date.

With respect to engaging Meridian for 2025, the Compensation Committee considered whether any conflict of interest existed under the SEC rules and NYSE listing standards. The Compensation Committee reviewed the following related to Meridian’s independence: (i) other services provided to us by Meridian; (ii) fees paid by us as a percentage of Meridian’s total revenue; (iii) policies or procedures maintained by Meridian that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement or their immediate family members; and (vi) any business or personal relationships between our executive officers and Meridian or the individual consultants involved in the engagement and concluded that there were no conflicts of interest that prevented Meridian from serving as an independent consultant to the Compensation Committee on executive compensation matters.

PEER GROUP

Each year, the Compensation Committee, with the assistance of management and its independent compensation consultant, reviews external market data to determine the competitiveness of the total compensation package of our executive officers. The market data includes information representative of the energy industry within which we operate and also includes compensation information from a diversified list of U.S. companies of comparable size.

The Compensation Committee reviews the following components of each executive officer’s compensation relative to the amount paid to executives in similar positions within the market data: base salaries, annual cash bonuses and long-term incentive awards. The market data serves as a point of reference for measuring the compensation of each of our executive officers, but individual compensation decisions are made based on a combination of considerations, including the Company’s overall performance; the individual roles, responsibilities and performance of each of our executive officers and market competitiveness. The Compensation

60	CHENIERE

OTHER CONSIDERATIONS

Committee does not adhere to a rigid benchmarking process in setting compensation and does not target any specific market level; rather, information is used as a market reference for the Compensation Committee.

Peer Group

With assistance from management and our independent compensation consultant, the Compensation Committee reviews our executive officers’ compensation against both nationally recognized published survey data, as well as proxy data from our peer group.

As the first mover in domestic LNG production and marketing, we reference a peer group with broad representation across the oil and gas industry as the best available set of compensation benchmarks for comparable energy executive roles. The peer group focuses on companies of comparable size, primarily in terms of enterprise value and assets.

The Compensation Committee reviews the composition of our peer group annually and may make changes as it deems appropriate. Following its annual review in late 2024, the Compensation Committee determined that no changes to the peer group were warranted.

For external comparisons, the Compensation Committee referenced the following peer group in determining compensation for 2025:

• Air Products and Chemicals, Inc.	• Marathon Petroleum Corporation

• Baker Hughes Company	• Occidental Petroleum Corporation

• ConocoPhillips	• ONEOK, Inc.

• Enterprise Products Partners L.P.	• Phillips 66

• EOG Resources, Inc.	• Suncor Energy Inc.

• Halliburton Company	• Targa Resources Corp.

• Hess Corporation	• Valero Energy Corporation

• Kinder Morgan, Inc.	• The Williams Company

• LyondellBasell Industries N.V.

Our consolidated enterprise value as of the end of 2025 places us between the 50th and 75th percentile of this peer group.

The Compensation Committee, in conjunction with Meridian, reviewed our peer group in late 2025 and determined that the peer group continues to offer a robust and appropriate data set for benchmarking and that no changes were necessary.

OTHER CONSIDERATIONS

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our Board believes that significant stock ownership by our executive officers strengthens their alignment with shareholders and demonstrates their commitment to the Company. The minimum required ownership levels for our executive management team are shown below.

POSITION	CURRENT GUIDELINES

President and CEO	6x base salary

Executive Vice Presidents	4x base salary

Senior Vice Presidents	3x base salary

All executive officers are expected to be in full compliance with the guidelines within five years of initial appointment to a position subject to the guidelines, with certain ownership thresholds that must be met in the interim period. If an executive officer is not in compliance with the guidelines, he or she is required to retain the entire after-tax value of Company stock received upon the vesting of stock awards and the exercise of stock options until the interim threshold requirements or compliance with the guidelines is achieved. As of the Record Date, all of our NEOs are in compliance with the guidelines, and many of them maintain holdings of our common stock significantly in excess of the minimum required amount of shares.

2026 PROXY STATEMENT	61

COMPENSATION DISCUSSION AND ANALYSIS

RECOUPMENT OF COMPENSATION

Effective November 16, 2023, Cheniere implemented the Cheniere Energy, Inc. Clawback Policy, as further amended and restated (the “Clawback Policy”). The Clawback Policy complies with SEC rules and the NYSE Listed Company Manual, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received on or after October 2, 2023, during the three completed fiscal years immediately prior to the fiscal year in which the Company has a qualifying financial restatement, provided the recipient of such performance-based compensation had begun serving as a Section 16 officer of the Company prior to receiving such compensation and was serving as a Section 16 officer at any time during the applicable performance period, subject to limited exceptions.

We have included clawback provisions in our equity awards since 2017 and intend to continue to include clawback provisions in future equity awards to executive officers. Mr. Fusco’s employment agreement provides that he will be subject to and will abide by any policy the Company adopts regarding the clawback of incentive compensation and any additional clawback provisions required by law and applicable listing rules.

OPTION AWARDS

The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like awards as part of its compensation program. Accordingly, the Company has no policies or practices to disclose under Item 402(x) of Regulation S-K.

62	CHENIERE

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

THE COMPENSATION COMMITTEE

W. Benjamin Moreland, Chairman Patricia K. Collawn Brian E. Edwards Denise Gray Neal A. Shear

2026 PROXY STATEMENT	63

COMPENSATION TABLES

The following table and narrative text sets forth the total compensation awarded to, earned by or paid to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and three other most highly compensated executive officers for 2025. Together, these individuals are referred to as our “NEOs” in the following compensation tables.

2025 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Jack A. Fusco President and CEO	2025	$1,765,385	$—	$19,291,784	$4,569,600	$21,000	$25,647,769
	2024	$1,680,769	$—	$17,068,014	$5,418,240	$21,516	$24,188,539
	2023	$1,580,769	$—	$15,955,533	$4,008,000	$20,772	$21,565,074
Zach Davis EVP and CFO	2025	$861,538	$—	$4,755,629	$1,408,000	$21,000	$7,046,167
	2024	$785,577	$—	$4,016,003	$1,593,600	$21,516	$6,416,696
	2023	$710,577	$1,000	$3,700,500	$1,452,900	$21,421	$5,886,398
Anatol Feygin EVP and Chief Commercial Officer	2025	$778,846	$—	$4,255,697	$1,260,000	$21,000	$6,315,543
	2024	$740,385	$1,000	$3,765,087	$1,494,000	$22,165	$6,022,637
	2023	$692,308	$—	$3,572,886	$1,169,000	$20,772	$5,454,966
Sean N. Markowitz EVP, Chief Legal Officer and Corporate Secretary	2025	$778,846	$—	$4,255,697	$1,260,000	$21,000	$6,315,543
	2024	$740,385	$—	$3,765,087	$1,494,000	$21,516	$6,020,988
	2023	$695,192	$—	$3,572,886	$1,169,000	$20,772	$5,457,850
Maas Hinz SVP, Operations	2025	$671,154	$—	$3,026,134	$1,120,000	$21,000	$4,838,288
	2024	$560,577	$—	$2,394,205	$1,145,400	$75,913	$4,176,095

(1)

This column represents the base salary earned, including any amounts invested by the NEOs in the Company’s Retirement Plan. The Company’s Retirement Plan is described in CD&A under “Benefits and Perquisites.”

(2)

The amounts in this column reflect the grant date fair value of awards, computed in accordance with FASB ASC Topic 718, based on the stock price as of the date of grant. Values for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. A discussion of the assumptions used in calculating the award values may be found in Note 15 to our 2025 audited financial statements beginning on page 92 of our Form 10-K filed with the SEC on February 26, 2026.

For 2025, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2025, which will ultimately be settled in shares of common stock or cash, as described in “Components of our Executive Compensation Program—Long-Term Incentive Awards—2025 LTI Awards—Key Terms of the RSUs and PSUs under the 2025 LTI Awards.” Values shown reflect the grant date fair value of the PSUs using a Monte Carlo Simulation valuation methodology in accordance with FASB ASC Topic 718 on the grant date for all NEOs. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on the probable performance at date of grant. If the maximum performance levels were to be used to determine the values in the above table with respect to awards with performance conditions, the amounts in this column would be increased by the following amounts: Mr. Fusco, $10,528,606; Mr. Davis, $2,595,413; Mr. Feygin, $2,322,572; Mr. Markowitz, $2,322,572; and Mr. Hinz $1,651,531. Please see “2025 LTI Awards” on page 54 of this Proxy Statement for further detail on these awards.

(3)	This column represents the actual amounts paid under the Annual Incentive Program.

(4)	For 2025, the amounts in this column reflect matching contributions of $21,000, which were payable by the Company to each of the NEOs pursuant to the Company’s Retirement Plan.

64	CHENIERE

GRANTS OF PLAN-BASED AWARDS

GRANTS OF PLAN-BASED AWARDS

The following table includes information regarding the Annual Incentive Program awards, RSUs and PSUs granted to the NEOs during fiscal year 2025.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2025

NAME	TYPE OF AWARD	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(4)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Jack A. Fusco	Cash Bonus		1,428,000	2,856,000	5,712,000	—	—	—	—	—
	RSUs	02/11/2025	—	—	—	—	—	—	39,978	8,763,178
	PSUs	02/11/2025	—	—	—	9,994	39,978	119,934	—	10,528,606
Zach Davis	Cash Bonus		440,000	880,000	1,760,000	—	—	—	—	—
	RSUs	02/11/2025	—	—	—	—	—	—	9,855	2,160,216
	PSUs	02/11/2025	—	—	—	2,463	9,855	29,565	—	2,595,413
Anatol Feygin	Cash Bonus		393,750	787,500	1,575,000	—	—	—	—	—
	RSUs	02/11/2025	—	—	—	—	—	—	8,819	1,933,125
	PSUs	02/11/2025	—	—	—	2,204	8,819	26,457	—	2,322,572
Sean N. Markowitz	Cash Bonus		393,750	787,500	1,575,000	—	—	—	—	—
	RSUs	02/11/2025	—	—	—	—	—	—	8,819	1,933,125
	PSUs	02/11/2025	—	—	—	2,204	8,819	26,457	—	2,322,572
Maas Hinz	Cash Bonus		350,000	700,000	1,400,000	—	—	—	—	—
	RSUs	02/11/2025	—	—	—	—	—	—	6,271	1,374,603
	PSUs	02/11/2025	—	—	—	1,567	6,271	18,813	—	1,651,531

(1)

The amounts in these columns represent the estimated payouts at the threshold, target and maximum award levels for 2025 under the Annual Incentive Program. The actual amounts paid to our NEOs for the 2025 fiscal year can be found in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table above. The various measures and details relating to the 2025 Annual Incentive Awards are presented beginning on page 51 of this Proxy Statement.

(2)

The amounts in these columns represent the threshold, target and maximum number of PSUs that may become earned pursuant to the PSUs granted to the NEOs during the 2025 fiscal year. The number of PSUs which ultimately become earned is based on cumulative DCF per share and ATSR over the three-year performance period ending on December 31, 2027, subject to the NEO’s continued employment.

(3)

The amounts in this column represent RSUs granted to the NEOs during the 2025 fiscal year, which vested or will vest one-third on each of February 11, 2026, February 11, 2027 and February 11, 2028, subject to the NEO’s continued employment.

(4)

The amounts in this column reflect the aggregate grant date fair value of the RSUs and PSUs granted under the A&R 2020 Plan, calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the grant date fair value may be found in Note 15 to our 2025 audited financial statements beginning on page 92 of our Form 10-K filed with the SEC on February 26, 2026. Please see “2025 LTI Awards” on page 54 of this Proxy Statement for more information about these RSUs and PSUs.

2026 PROXY STATEMENT	65

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table contains information about our NEOs’ outstanding equity awards at December 31, 2025.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2025

	STOCK AWARDS

NAME AND GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)

Jack A. Fusco

2023 LTI Award (02/09/2023)	17,004	(4)	$3,305,408	153,036	$29,748,668

2024 LTI Award (02/08/2024)	33,785	(4)	$6,567,466	152,031	$29,553,306

2025 LTI Award (02/11/2025)	39,978	(4)	$7,771,323	119,934	$23,313,970

Zach Davis

2023 LTI Award (02/09/2023)	3,944	(4)	$766,674	35,493	$6,899,484

2024 LTI Award (02/08/2024)	7,950	(4)	$1,545,401	35,772	$6,953,719

2025 LTI Award (02/11/2025)	9,855	(4)	$1,915,713	29,565	$5,747,140

Anatol Feygin

2023 LTI Award (02/09/2023)	3,808	(4)	$740,237	34,269	$6,661,551

2024 LTI Award (02/08/2024)	7,453	(4)	$1,448,789	33,537	$6,519,257

2025 LTI Award (02/11/2025)	8,819	(4)	$1,714,325	26,457	$5,142,976

Sean N. Markowitz

2023 LTI Award (02/09/2023)	3,808	(4)	$740,237	34,269	$6,661,551

2024 LTI Award (02/08/2024)	7,453	(4)	$1,448,789	33,537	$6,519,257

2025 LTI Award (02/11/2025)	8,819	(4)	$1,714,325	26,457	$5,142,976

Maas Hinz

2023 LTI Award (01/01/2023)	2,000	(4)	$388,780	—	$—

2023 LTI Award (02/09/2023)	1,648	(4)	$320,355	9,884	$1,921,351

2024 LTI Award (02/08/2024)	3,429	(4)	$666,563	10,286	$1,999,496

2024 LTI Award (02/08/2024)	3,180	(4)	$618,160	—	$—

2025 LTI Award (02/11/2025)	6,271	(4)	$1,219,020	18,813	$3,657,059

(1)	The values represented in this column have been calculated by multiplying $194.39, the closing price of our common stock on December 31, 2025, by the number of unvested RSUs.

(2)

The amounts in this column represent the maximum number for PSUs granted in 2023, 2024 and 2025 as performance for each of the PSUs was tracking above target as of December 31, 2025. The 2023 awards have a performance period of January 1, 2023 to December 31, 2025; the 2024 awards have a performance period of January 1, 2024 to December 31, 2026; and the 2025 awards have a performance period of January 1, 2025 to December 31, 2027. PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance measurement period.

(3)

The values represented in this column have been calculated based on the number of PSUs as of December 31, 2025 that represent the maximum level of performance, multiplied by $194.39, the closing price of our common stock on December 31, 2025.. This estimated payout is not necessarily indicative of the actual payout at the end of the applicable performance period.

(4)	Awards vest ratably over three years from the date of grant.

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OPTION EXERCISES AND

STOCK VESTED

The following table sets forth the number of shares that vested from RSUs and PSUs and the aggregate dollar value realized upon the vesting of such RSUs and PSUs for our NEOs in 2025. There were no option exercises by our NEOs in 2025.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2025

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(2)
Jack A. Fusco	—	—	250,750	$53,454,735
Zach Davis	—	—	58,262	$12,420,758
Anatol Feygin	—	—	58,651	$12,498,577
Sean N. Markowitz	—	—	59,814	$12,744,663
Maas Hinz	—	—	11,885	$2,608,202

(1)

Included in this column are the vesting of RSUs and PSUs, as well as the following vested RSUs and PSUs that were settled in cash: for Mr. Fusco, 250,750; for Mr. Davis, 58,262; for Mr. Feygin, 58,651; for Mr. Markowitz, 59,814; and for Mr. Hinz, 9,885.

(2)

The values in this column for the NEOs’ RSUs and PSUs that vested during 2025 have been calculated, for any RSUs or PSUs settled in stock, by multiplying the per share fair market value of the underlying shares on the vesting date by the number of shares that vested, and for any RSUs or PSUs settled in cash, the actual cash payment made, which was determined for RSUs by multiplying the 45-trading day average preceding the applicable vesting date by the number of RSUs that vested and for PSUs by multiplying the 45-trading day average preceding the end of the performance period by the number of PSUs that vested.

2026 PROXY STATEMENT	67

POTENTIAL PAYMENTS UPON

TERMINATION OR

CHANGE-IN-CONTROL

The following table and narrative text describe the potential value that the NEOs would receive upon accelerated vesting of their outstanding equity grants and change-in-control cash payments assuming certain triggering events occurred on December 31, 2025. The value shown in the table assumes a December 31, 2025 termination date, uses the closing price of our common stock of $194.39 on December 31, 2025, as reported on the NYSE, and assumes that performance-based incentive awards vest based on the maximum award level, unless otherwise noted. All amounts are estimates of the amounts which would be realized upon the triggering event. The actual value of the amounts can only be determined at the time such NEO leaves the Company.

As discussed in CD&A under the Components of our Executive Compensation Program, we have entered into an employment agreement with Mr. Fusco and adopted a Severance Plan that covers all of our NEOs. For a description of the potential payments upon termination or change-in-control for (i) Mr. Fusco under his employment agreement and (ii) all of our NEOs under the Severance Plan, please see page 56 and page 57 of this Proxy Statement, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL ASSUMING TERMINATION EVENT OCCURS ON DECEMBER 31, 2025

JACK A. FUSCO(1) EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$9,282,000	—	—	$13,923,000
Prorated Target Bonus	—	$2,856,000	—	—	$2,856,000
Health and Welfare Benefits	—	60,327	—	—	$60,327
Long-Term Incentives (by Grant Date):
02/09/2023 Restricted Stock Units	—	$3,305,408	$3,305,408	$3,305,408	—
02/09/2023 Performance Stock Units	—	$29,748,668	$9,916,223	$29,748,668	—
02/08/2024 Restricted Stock Units	—	$6,567,466	$6,567,466	$6,567,466	—
02/08/2024 Performance Stock Units	—	$19,702,204	$9,851,102	$29,553,306	—
02/11/2025 Restricted Stock Units	—	$7,771,323	$7,771,323	$7,771,323	—
02/11/2025 Performance Stock Units	—	$7,771,323	$7,771,323	$23,313,970	—
Total	$—	$87,064,720	$45,182,845	$100,260,141	$16,839,327

(1)

Mr. Fusco’s employment agreement, as in effect as of December 31, 2025, provided for an employment term ending March 31, 2024, with automatic one-year extensions unless either party provides notice of nonrenewal. The employment agreement further provided that if Mr. Fusco remains employed through the end of the applicable employment term following a notice of its nonrenewal, and, at the time that Mr. Fusco’s relationship with the Company concludes none of the conditions constituting “cause” under the employment agreement exist, he would be entitled to receive a pro-rated annual bonus for the fiscal year of termination, reimbursement of COBRA premiums for 18 months after termination, and the continued vesting of all outstanding long-term incentive awards. The aggregate value of this entitlement, calculated at maximum value as of December 31, 2025, is approximately $103.2 million. For more information regarding Mr. Fusco’s employment agreement, including the amendment to the agreement in April 2026, please see “Compensatory Arrangements” on page 56 of this Proxy Statement.

(2)	For performance stock units, assumes vesting at target award level.

(3)	Assumes termination immediately following a change-in-control.

68	CHENIERE

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

ZACH DAVIS EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$2,640,000	—	—	$3,520,000
Prorated Target Bonus	—	$880,000	—	—	$880,000
Health and Welfare Benefits	—	$60,327	—	—	$60,327
Long-Term Incentives (by Grant Date):
02/09/2023 Restricted Stock Units	—	$766,674	$766,674	$766,674	—
02/09/2023 Performance Stock Units	—	$6,899,484	$2,299,828	$6,899,484	—
02/08/2024 Restricted Stock Units	—	$1,545,401	$1,545,401	$1,545,401	—
02/08/2024 Performance Stock Units	—	$4,635,813	$2,317,906	$6,953,719	—
02/11/2025 Restricted Stock Units	—	$1,915,713	$1,915,713	$1,915,713	—
02/11/2025 Performance Stock Units	—	$1,915,713	$1,915,713	$5,747,140	—
Total	$—	$21,259,125	$10,761,235	$23,828,131	$4,460,327

ANATOL FEYGIN EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$2,362,500	—	—	$3,150,000
Prorated Target Bonus	—	$787,500	—	—	$787,500
Health and Welfare Benefits	—	$58,674	—	—	$58,674
Long-Term Incentives (by Grant Date):
02/09/2023 Restricted Stock Units	—	$740,237	$740,237	$740,237	—
02/09/2023 Performance Stock Units	—	$6,661,551	$2,220,517	$6,661,551	—
02/08/2024 Restricted Stock Units	—	$1,448,789	$1,448,789	$1,448,789	—
02/08/2024 Performance Stock Units	—	$4,346,172	$2,173,086	$6,519,257	—
02/11/2025 Restricted Stock Units	—	$1,714,325	$1,714,325	$1,714,325	—
02/11/2025 Performance Stock Units	—	$1,714,325	$1,714,325	$5,142,976	—
Total	$—	$19,834,073	$10,011,279	$22,227,135	$3,996,174

2026 PROXY STATEMENT	69

COMPENSATION TABLES

Sean N. Markowitz EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$2,362,500	—	—	$3,150,000
Prorated Target Bonus	—	$787,500	—	—	$787,500
Health and Welfare Benefits	—	$60,327	—	—	$60,327
Long-Term Incentives (by Grant Date):
02/09/2023 Restricted Stock Units	—	$740,237	$740,237	$740,237	—
02/09/2023 Performance Stock Units	—	$6,661,551	$2,220,517	$6,661,551	—
02/08/2024 Restricted Stock Units	—	$1,448,789	$1,448,789	$1,448,789	—
02/08/2024 Performance Stock Units	—	$4,346,172	$2,173,086	$6,519,257	—
02/11/2025 Restricted Stock Units	—	$1,714,325	$1,714,325	$1,714,325	—
02/11/2025 Performance Stock Units	—	$1,714,325	$1,714,325	$5,142,976	—
Total	$—	$19,835,726	$10,011,279	$22,227,135	$3,997,827

Maas Hinz EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$2,100,000	—	—	$2,800,000
Prorated Target Bonus	—	$700,000	—	—	$700,000
Health and Welfare Benefits	—	$60,327	—	—	$60,327
Long-Term Incentives (by Grant Date):
01/01/2023 Restricted Stock Units	—	$388,780	$388,780	$388,780	—
02/09/2023 Restricted Stock Units	—	$320,355	$320,355	$320,355	—
02/09/2023 Performance Stock Units	—	$1,921,351	$960,675	$1,921,351	—
02/08/2024 Restricted Stock Units	—	$666,563	$666,563	$666,563	—
02/08/2024 Performance Stock Units	—	$1,332,997	$999,748	$1,999,496	—
02/08/2024 Restricted Stock Units	—	$618,160	$618,160	$618,160	—
02/11/2025 Restricted Stock Units	—	$1,219,020	$1,219,020	$1,219,020	—
02/11/2025 Performance Stock Units	—	$1,219,020	$1,219,020	$3,657,059	—
Total	$—	$10,546,573	$6,392,321	$10,790,784	$3,560,327

70	CHENIERE

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

NARRATIVE TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

CHANGE-IN-CONTROL SEVERANCE

In December 2016, the Board approved the Severance Plan for certain employees of the Company, including the NEOs, with effect beginning on January 1, 2017. The Severance Plan has been periodically revised, with the most recent amendment and restatement in November 2023. Please see “Severance Plan” on page 57 of this Proxy Statement for details regarding the Company’s Severance Plan.

EQUITY AWARDS

Under the Severance Plan, all incentive awards generally vest in full upon a change-in-control, with performance-based incentive awards vesting upon a change-in-control at the greater of (i) target level and (ii) actual performance, determined by shortening the performance period to end on the date of the change-in-control, adjusting applicable performance metrics as necessary and appropriate, and determining the level of achievement for such metrics based on the shortened period; provided that any performance-based incentive awards that vest based on TSR will vest based on the actual TSR as of the date of the change-in-control. In the event that the Company terminates the NEO’s employment without Cause or the NEO terminates his or her employment for Good Reason not in connection with a change-in-control, (1) all time-based incentive awards vest in full and (2) a prorated portion of performance-based incentive awards vest based on actual performance; provided that in the event that the Company terminates the CEO’s or SVP, Operations’ employment without Cause or the CEO or SVP, Operations terminates his respective employment for Good Reason not in connection with a change-in-control, the foregoing treatment only applies to incentive awards that were granted more than six months prior to the termination.

The award agreements pursuant to which each of the outstanding awards were granted also generally provide that the awards vest in full upon a termination of employment due to death or disability, with performance-based awards vesting at target. For a discussion of the treatment of incentive awards under the terms of Mr. Fusco’s employment agreement, please see “Compensatory Arrangements” on page 56 of this Proxy Statement.

Pursuant to the grant agreements, “Cause” generally means the termination of employment of the NEO with the Company or an affiliate under any of the following circumstances: (i) the willful commission by the NEO of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an affiliate or substantial injury to the business reputation; (ii) the commission by the NEO of an act of fraud in the performance of the NEO’s duties on behalf of the Company or an affiliate; (iii) the willful and material violation by the NEO of the Company’s Code of Business Conduct and Ethics Policy; or (iv) the continuing and repeated failure of the NEO to perform his or her duties to the Company or an affiliate, including by reason of his or her habitual absenteeism, which failure has continued for a period of at least 30 days following delivery of a written demand for substantial performance to the NEO by the Board which specifically identifies the manner in which the Board believes that the NEO has not performed his or her duties.

A “Good Reason” termination of a NEO generally will occur, assuming the Company fails to cure such circumstances within 30 days after receipt of written notice of the Good Reason termination, upon the NEO’s termination of employment due to one of the following events upon or following a Change in Control: (i) a change in the NEO’s status, title, position or responsibilities, including reporting responsibilities, which represents a substantial reduction of his or her status, title, position or responsibilities as in effect immediately prior thereto; (ii) the removal from or failure to re-elect the NEO to the office or position in which he or she last served, unless such removal or failure to re-elect is due to certain enumerated causes; (iii) the assignment to the NEO of any duties, responsibilities, or reporting requirements materially adverse with his or her position with the Company or an affiliate, or any material diminishment, on a cumulative basis, in the NEO’s status, duties or responsibilities; (iv) a material reduction by the Company or an affiliate in the NEO’s annual base salary; or (v) the requirement by the Company or an affiliate that the principal place of business at which the NEO performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business. A “Good Reason” termination of an NEO generally will occur, assuming the Company fails to cure such circumstances within 30 days after receipt of written notice of the Good Reason termination, upon the NEO’s termination of employment due to one of the following events before a Change in Control: (i) a material diminution in authorities, duties or responsibilities; (ii) a reduction in the NEO’s annual base salary by more than 5% (other than a reduction applicable to executives generally); or (iii) the

2026 PROXY STATEMENT	71

COMPENSATION TABLES

requirement by the Company or an affiliate that the principal place of business at which the NEO performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business.

Generally, a “Change-in-Control” of the Company will occur if: (i) any person or entity directly or indirectly becomes the beneficial owner of 50.1% or more of the shares of voting stock of the Company then outstanding; (ii) the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company (other than when the holders of the voting stock immediately prior thereto hold more than 50% of the combined voting power of the stock of the surviving company or parent of the surviving company immediately thereafter); (iii) a majority of the current members of the Board or their approved successors cease to be our directors; or (iv) the consummation of a sale or disposition by the Company of all or substantially all of our assets (other than a sale or disposition in which the same shareholders before the sale or disposition own 50% of the outstanding common stock after the transaction is complete).

72	CHENIERE

CEO PAY RATIO

Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Fusco and the ratio of those two values:

•	The 2025 annual total compensation of the median employee (other than our President and CEO) was $232,953;

•	The 2025 annual total compensation of our President and CEO, Mr. Fusco, was $25,647,769; and

•	For 2025, the ratio of the annual total compensation of Mr. Fusco to the median annual total compensation of all of our employees was reasonably estimated to be 110 to 1.

To identify our median employee in 2025, we used our employee population as of December 31, 2025, including full-time, part-time and temporary employees. Our total employee count at that time was 1,719. We annualized the base salary paid to permanent employees newly hired during 2025 and did not apply any cost-of-living adjustments in measuring compensation.

As required by SEC rules, we calculated annual total compensation (including equity awards received in 2025 valued on the grant date) for both our median employee and Mr. Fusco using the same methodology that we use to determine our NEOs’ annual total compensation for the 2025 Summary Compensation Table.

2026 PROXY STATEMENT	73

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance. For further information concerning Cheniere’s pay for performance philosophy and how Cheniere aligns executive compensation with performance, see “Compensation Discussion and Analysis” beginning on page 43. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs.
TABULAR DISCLOSURE OF COMPENSATION ACTUALLY PAID VERSUS PERFORMANCE

The following table discloses information on “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”)
a
nd (on average) to our other NEOs
(Non-PEO
NEOs) during the specified years alongside our total shareholder return (“TSR”) and net income, as well as Consolidated Adjusted EBITDA, a Company-selected financial measure. The Company identified Consolidated Adjusted EBITDA as our Company-Selected Measure, given its prominence in our description of core operating performance through earnings releases and conference calls, as described in more detail beginning on page 45, as well as our belief that generation of Consolidated Adjusted E
B
ITDA, along with efficient use of capital, will drive total shareholder return over time. Because the majority of our executives’ variable pay is delivered as equity-based awards that align the interests of our NEOs with the key drivers of long-term growth and creation of shareholder value, PEO and average other NEO CAP is correlated with changes in share price and/or ATSR over the applicable measurement periods, with Consolidated Adjusted EBITDA contributing to investor and other stakeholder assessment of sequential performance and operating trends of the Company. While the Company does not use Consolidated Adjusted EBITDA as an explicit performance measure in the overall executive compensation program, the measure of Consolidated Adjusted EBITDA is highly correlated and aligned with other performance measures used in the Company’s executive compensation program, including Scorecard EBITDA and Cumulative Distributable Cash Flow Per Share. As discussed in Compensation Discussion and Analysis—Components of our Executive Compensation Program, Scorecard EBITDA excludes from Consolidated Adjusted EBITDA incremental cash settlement expenses related to certain long term incentive awards granted to NEOs. We may determine a different financial performance measure to be the most important financial performance measure in future years. Consolidated Adjusted EBITDA is a non-GAAP
financial measure. For a definition of Consolidated Adjusted EBITDA and a reconciliation of this non-GAAP
measure to net income attributable to Cheniere, the most directly comparable GAAP financial measure, please see Appendix C.

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:

YEAR (a)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (1) (b)	CAP TO PEO (2) (c)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS (3) (d)	AVERAGE CAP TO NON-PEO NEOS (4) (e)	TOTAL CUMULATIVE SHAREHOLDER RETURN (5) (f)	PEER GROUP TOTAL CUMULATIVE SHAREHOLDER RETURN (6) (g)	NET INCOME (LOSS) (MILLIONS) (7) (h)	CONSOLIDATED ADJUSTED EBITDA (NON-GAAP) (MILLIONS) (8) (i)

2025	$25,647,769	$24,614,082	$6,128,885	$5,941,799	$338	$285	$6,794	$6,943

2024	$24,188,539	$62,035,993	$5,987,256	$12,777,389	$370	$273	$4,492	$6,155

2023	$21,565,074	$49,987,486	$5,944,993	$13,030,436	$291	$236	$12,059	$8,771

2022	$22,608,390	$77,025,086	$5,774,056	$17,851,473	$253	$215	$2,635	$11,564

2021	$18,091,084	$64,767,515	$5,302,041	$13,751,700	$169	$145	$(1,565)	$4,867

(1)	For each year, the PEO was Jack A. Fusco.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Fusco, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Fusco during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Fusco’s total compensation for each year to determine the CAP:

74	CHENIERE

TABULAR DISCLOSURE OF COMPENSATION ACTUALLY PAID VERSUS PERFORMANCE

PEO SUMMARY COMPENSATION TABLE (“SCT”) TOTAL TO CAP RECONCILIATION

YEAR	REPORTED SCT TOTAL FOR PEO	REPORTED VALUE OF EQUITY-BASED AWARDS (a)	EQUITY-BASED AWARD ADJUSTMENTS (b)	CAP TO PEO

2025	$25,647,769	$(19,291,784)	$18,258,097	$24,614,082

2024	$24,188,539	$(17,068,014)	$54,915,468	$62,035,993

2023	$21,565,074	$(15,955,533)	$44,377,945	$49,987,486

2022	$22,608,390	$(16,585,377)	$71,002,073	$77,025,086

2021	$18,091,084	$(12,608,398)	$59,284,829	$64,767,515

(a)	The grant date fair value of equity-based awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)
The equity-based award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity-based awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

The valuation assumptions initially used to calculate the fair value of equity-based awards containing a market condition of ATSR are based on fair value assigned to the market metric using a Monte Carlo model as of the grant date. For each subsequent measurement date, adjustments have been made to equity-based award valuation using the stock price as of the measurement date and updated assumptions related to dividend yield, stock volatility and risk-free rates. The grant date fair value of equity-based awards containing performance and service-based conditions initially assumes target performance and the stock price at the date of grant, with subsequent measurements incorporating actual or forecast adjustments for performance and changes in stock price at each measurement date, as relevant.

The amounts deducted or added in calculating the equity-based award adjustments are as follows:

YEAR	YEAR END VALUE OF AWARDS GRANTED IN THE APPLICABLE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED AWARDS	FAIR VALUE AS OF VESTING DATE OF AWARDS GRANTED AND VESTED IN THE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	FAIR VALUE AT THE END OF THE PRIOR YEAR OF AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON UNVESTED AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION	TOTAL AWARD ADJUSTMENTS

2025	$16,060,362	$2,621,652	$—	$(423,917)	$—	$—	$18,258,097

2024	$24,869,231	$30,828,283	$—	$(782,046)	$—	$—	$54,915,468

2023	$18,833,120	$25,702,096	$—	$(157,271)	$—	$—	$44,377,945

2022	$22,843,764	$44,199,361	$—	$3,958,948	$—	$—	$71,002,073

2021	$20,255,894	$37,414,436	$—	$1,614,499	$—	$—	$59,284,829

(3)
Our
Non-PEO
NEOs in the table above were the following individuals: (i) for 2025, Zach Davis, Anatol Feygin, Sean N. Markowitz and Maas Hinz; (ii) for 2024, Zach Davis, Anatol Feygin, Sean N. Markowitz, Maas Hinz and Corey Grindal, our former Executive Vice President and Chief Operating Officer; (iii) for 2023, Zach Davis, Anatol Feygin, Corey Grindal and Sean N. Markowitz; and (iv) for 2022 and 2021, Zach Davis, Anatol Feygin, Sean N. Markowitz and Aaron Stephenson, our former Senior Vice President, Operations Support and Development.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the
Non-PEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the
Non-PEO
NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the
Non-PEO
NEOs as a group for each year to determine the CAP, using the same methodology described above in Note 2:

AVERAGE
NON-PEO
NEO SCT TOTAL TO CAP RECONCILIATION

YEAR	AVERAGE REPORTED SCT TOTAL FOR NON- PEO NEO	AVERAGE REPORTED VALUE OF EQUITY-BASED AWARDS	AVERAGE EQUITY- BASED AWARD ADJUSTMENTS (a)	AVERAGE CAP TO NON-PEO NEO

2025	$6,128,885	$(4,073,289)	$3,886,203	$5,941,799

2024	$5,987,256	$(3,741,894)	$10,532,027	$12,777,389

2023	$5,944,993	$(3,860,018)	$10,945,461	$13,030,436

2022	$5,774,056	$(3,620,785)	$15,698,202	$17,851,473

2021	$5,302,041	$(3,552,517)	$12,002,176	$13,751,700

2026 PROXY STATEMENT	75

PAY VERSUS PERFORMANCE

(a)	The amounts deducted or added in calculating the equity-based award adjustments are as follows:

YEAR	YEAR END VALUE OF AWARDS GRANTED IN THE APPLICABLE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED AWARDS	FAIR VALUE AS OF VESTING DATE OF AWARDS GRANTED AND VESTED IN THE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	FAIR VALUE AT THE END OF THE PRIOR YEAR OF AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON UNVESTED AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION	TOTAL AWARD ADJUSTMENTS

2025	$3,391,003	$558,916	$—	$(63,715)	$—	$—	$3,886,203

2024	$4,880,659	$5,820,313	$—	$(168,945)	$—	$—	$10,532,027

2023	$4,556,175	$6,311,701	$—	$77,585	$—	$—	$10,945,461

2022	$4,972,107	$9,811,733	$17,509	$896,853	$—	$—	$15,698,202

2021	$5,372,557	$6,147,462	$14,605	$467,552	$—	$—	$12,002,176

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the period December 31, 2020 through the end of the applicable measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of the applicable measurement period and December 31, 2020, by the Company’s share price at December 31, 2020.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is as described on page 60, which includes Hess Corporation (“HES”) through end of trading on July 17, 2025. On July 18, 2025, HES was acquired by Chevron Corporation and its common stock was suspended from trading on the New York Stock Exchange prior to opening of trading.

(7)
The dollar amounts reported represent the amount of net income (loss), as reported in the Company’s consolidated financial statements included in our 2025 and 2023 Annual Reports on Form
10-K.
The Company does not use net income (loss) as a performance measure in its executive compensation program.

(8)
Consolidated Adjusted EBITDA is calculated by taking net income attributable to Cheniere before net income attributable to non-controlling
interest, interest expense, net of capitalized interest, taxes, depreciation, amortization and accretion expense, and adjusting for the effects of certain non-cash
items, other
non-operating
income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense, gain or loss on disposal of assets, changes in the fair value of our commodity and FX derivatives prior to contractual delivery or termination, and non-cash
compensation expense. The change in fair value of commodity and FX derivatives is considered in determining Consolidated Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. While the Company uses numerous financial and nonfinancial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Consolidated Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to company performance.

MOST IMPORTANT MEASURES LINKING COMPENSATION ACTUALLY PAID DURING 2025 TO COMPANY PERFORMANCE

As required, we disclose below the most important financial performance measures used by the Com pa
ny to link compensation actually paid to our NEOs for 2025 to Company performance. In addition to the performance measures listed here, the Compensation Committee and Board consider a range of factors in determining compensation aligned with the tenets of responsible operation and growth, including safety and ESG metrics and milestones, as well as financial and operational discipline. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 43. For a definition of non-GAAP
measures Consolidated Adjusted EBITDA and Cumulative Distributable Cash Flow per Share, please see Appendix C and Appendix A, respectively.

Financial Performance Measures
Consolidated Adjusted EBITDA
Absolute TSR
Cumulative Distributable Cash Flow per Share

76	CHENIERE

TABULAR DISCLOSURE OF COMPENSATION ACTUALLY PAID VERSUS PERFORMANCE

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND FINANCIAL PERFORMANCE MEASURES

The following graphs describe the relationship between the compensation actually paid to our NEOs and performance metrics disclosed in the pay versus performance table above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.
As described above:

•
A majority of our executives’ variable pay is delivered as equity-based awards that align the interests of our NEOs with the key drivers of long-term growth and creation of shareholder value. As a result, PEO and average other NEO “compensation actually paid” each year are correlated with changes in share price and/or ATSR over the applicable measurement periods.

•	Cheniere’s cumulative ATSR exceeded the TSR of our defined peer group for the five-year measurement period, which reflects our executives’ successful alignment of responsible operation and growth.

•
The Compensation Committee and Board consider a range of measures referenced above in granting annual awards. Accordingly, increases in these measures have a positive impact on PEO and average other NEO “compensation actually paid.” Because the Compensation Committee and Board authorize the majority of such awards as equity-based awards, changes in our ATSR also impacted “compensation actually paid.”

•
SEC rules require that net income be presented as a performance measure in the pay versus performance table above. As the table illustrates, changes in CAP for our PEO and non-PEOs
are not aligned with performance on net income as a financial performance measure. Our net income (loss) has historically been impacted by unrealized, non-cash
derivative gains and losses on contracts accounted for as derivative instruments. Derivative instruments are reported at fair value on our consolidated financial statements. Because the recognition of derivative instruments at fair value has the effect of recognizing gains or losses relating to future period exposure, use of derivative instruments may result in continued volatility of our net income based on changes in market pricing, counterparty credit risk and other relevant factors that may be outside of our control, notwithstanding the operational intent to mitigate risk exposure over time, in a manner which we believe is not necessarily reflective of the strength and financial performance of our business.

2026 PROXY STATEMENT	77

PAY VERSUS PERFORMANCE

78	CHENIERE

PROPOSAL 2 – ADVISORY AND

NON-BINDING VOTE TO

APPROVE THE COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2025

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on an advisory, non-binding basis to approve the compensation paid to our named executive officers for fiscal year 2025. We ask shareholders to read the CD&A section of this Proxy Statement for a full discussion of our executive compensation practices and decisions. The CD&A details our executive compensation policies and incentive programs and explains the compensation decisions relating to the named executive officers for fiscal year 2025. In response to shareholder feedback, the Compensation Committee and Board continue to take steps to further align our executive compensation programs with the Company’s strategy and long-term performance. The Compensation Committee believes that our compensation policies and programs continue to align our executive officers’ interests with the interests of our shareholders and that the compensation received by the named executive officers is commensurate with the performance of the Company as a whole.

Specifically, we ask the shareholders to approve the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2025, as disclosed in the 2026 proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion on pages 43 through 72 of the 2025 proxy statement.

Although the outcome of this vote is not binding on the Board, the Board values shareholders’ views, and the Compensation Committee and Board will consider the outcome of the advisory vote when making future compensation decisions.

The Board has adopted a policy of providing for annual say-on-pay votes. The next say-on-pay vote will occur at our 2027 Annual Meeting of Shareholders.

The Board unanimously recommends a vote FOR approving, on an advisory and non-binding basis, the named executive officer compensation for fiscal year 2025 as disclosed in this Proxy Statement.

2026 PROXY STATEMENT	79

AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for oversight of the accounting and financial reporting processes of the Company and oversight of the audits of our financial statements. Management is responsible for the Company’s internal control over financial reporting and the preparation of the financial statements. KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. KPMG is also responsible for performing an independent audit of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these processes.

The Audit Committee currently consists of five Directors. All members of the Audit Committee meet the NYSE independence standards and the applicable rules of the SEC. The Board has determined that each of Messrs. Moreland and Robillard is an “audit committee financial expert”, as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee operates under a written charter adopted by the Board which is available on our website at www.cheniere.com. The Audit Committee reviews the adequacy of, and compliance with, the Audit Committee charter annually.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of KPMG. As part of fulfilling this responsibility, the Audit Committee engages in an annual evaluation of, among other things, KPMG’s qualifications, independence, performance and communications with the Audit Committee, and whether KPMG should be retained for the upcoming year’s audit. The Audit Committee reviews significant audit findings together with management’s responses thereto. The Audit Committee performs additional activities in accordance with the responsibilities of the Audit Committee specified in the Audit Committee charter.

The Audit Committee reviews the Company’s hiring policies and practices with respect to current and former employees of KPMG. In addition, the Audit Committee preapproves all services provided by KPMG.

The Audit Committee discussed with both our internal auditor and KPMG the overall scope and plans for their respective audits. In addition, the Audit Committee met with the Company’s internal auditor and KPMG, with and without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues, the critical audit matter addressed in KPMG’s audit report, results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review with the internal auditor and KPMG included discussions of those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also discussed with KPMG, among other things, matters relating to their independence, and the Audit Committee received the written disclosures from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

THE AUDIT COMMITTEE Donald F. Robillard, Jr., Chairman Brian E. Edwards Denise Gray Lorraine Mitchelmore W. Benjamin Moreland

80	CHENIERE

INDEPENDENT ACCOUNTANT’S FEES

INDEPENDENT ACCOUNTANT’S FEES

The following table sets forth the fees billed to us by KPMG for professional services for the fiscal years ended December 31, 2025 and 2024.

	KPMG LLP	KPMG LLP
	FISCAL 2025	FISCAL 2024
Audit Fees	$7,280,307	$7,145,574
Audit-Related Fees	$20,000	$288,000
Tax Fees	$—	$—
All Other Fees	$6,480	$3,000
Total	$7,306,787	$7,436,574

Audit Fees—Audit fees for the fiscal years ended December 31, 2025 and 2024 include fees associated with the integrated audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements, local statutory audits and services performed in connection with registration statements and debt offerings, including comfort letters and consents.

Audit-Related Fees—Audit related fees for the fiscal years ended December 31, 2025 and 2024 include fees associated with limited assurance related to our Corporate Responsibility Report and other agreed upon procedures.

All Other Fees—Other fees for the fiscal years ended December 31, 2025 and 2024 were for accounting research tools and training on various topics.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent accountants and not to engage the independent accountants to perform any non-audit services specifically prohibited by law or regulation. All audit and non-audit services provided to us, and the fees charged for such services during the fiscal years ended December 31, 2025 and 2024 were pre-approved.

2026 PROXY STATEMENT	81

PROPOSAL 3 – RATIFICATION

OF KPMG LLP AS

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

FOR 2026

KPMG LLP (“KPMG”) served as our independent auditor for the fiscal year ended December 31, 2025, and the Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. KPMG has served as our independent registered public accounting firm since 2014. The Company is asking shareholders to ratify this appointment. Although the Company is not required to obtain shareholder ratification of the appointment of KPMG, the Board considers the selection of an independent registered accounting firm to be an important matter to shareholders and considers a proposal for shareholders to ratify such appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

We anticipate that a representative of KPMG will participate in the Meeting. Such representative may make a statement if he or she desires to do so and will be available to respond to appropriate questions concerning our financial statements.

The Board and Audit Committee unanimously recommend a vote FOR the ratification, on an advisory and non-binding basis, of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

82	CHENIERE

CERTAIN RELATIONSHIPS AND

RELATED TRANSACTIONS

The Audit Committee, under the Audit Committee Charter, has the responsibility to review and approve any transactions or series of related financial transactions, arrangements or relationships involving amounts exceeding $120,000 between the Company and our directors, executive officers, nominees for director, any greater than 5% shareholders and their immediate family members. The Audit Committee will only approve related party transactions when it determines such transactions are in the best interests of the Company and its shareholders after considering the standards described below. In reviewing a transaction, the Audit Committee considers all facts and circumstances that it considers relevant to its determination. In determining whether to approve or ratify a related party transaction, the Audit Committee will apply the following standards and such other standards it deems appropriate:

•	whether the related party transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction is material to the Company or the related party; and

•	the extent of the related person’s interest in the transaction.

The Company had no related party transactions since January 1, 2025.

2026 PROXY STATEMENT	83

FREQUENTLY ASKED QUESTIONS

WHY DID I RECEIVE THESE PROXY MATERIALS?

We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our 2026 Annual Meeting of Shareholders and any adjournment or postponement thereof.

You are invited to attend the Meeting on May 14, 2026, beginning at 9:00 a.m. Central Time. The Meeting will be held at the Company’s headquarters at 845 Texas Avenue, Suite 1250, Houston, Texas 77002.

DO I NEED A TICKET TO ATTEND THE MEETING?

No. You will only need proof of your ownership of Cheniere common stock and valid government-issued picture identification to enter the Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Cheniere common stock as of the Record Date, such as a bank or brokerage account statement, to be admitted to the Meeting. You will also need a “legal proxy” from such bank, broker or other holder of record in order to vote your shares in person at the Meeting.

If you have any questions about attending the Meeting, you may contact Investor Relations at Investors@cheniere.com or (713) 375-5000.

Cameras, video and audio recording equipment, and other similar electronic devices, as well as large bags, briefcases or packages are not permitted at the Meeting. Attendees may be subject to security inspections prior to entry.

WHO IS ENTITLED TO VOTE AT THE MEETING?

Holders of Cheniere common stock at the close of business on the Record Date are entitled to receive the Notice and to vote their shares at the Meeting. As of the Record Date, there were 210,136,908 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with Cheniere’s transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” of those shares. The Notice, Proxy Statement, proxy card and 2025 Annual Report on Form 10-K for the year ended December 31, 2025 have been sent directly to you by Cheniere. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of such shares held in street name. The Notice, Proxy Statement, proxy card and 2025 Annual Report on Form 10-K for the year ended December 31, 2025 have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

84	CHENIERE

FREQUENTLY ASKED QUESTIONS

DO SHAREHOLDERS HAVE ANY APPRAISAL OR DISSENTER’ RIGHTS ON THE MATTERS TO BE VOTED ON AT THE MEETING?

No, shareholders of the Company will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this Proxy Statement to be acted upon at the Meeting.

HOW DO I VOTE?

You may vote using any of the following methods:

By mail

You may submit your proxy vote by mail by signing a proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, trustee or other nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed. If you return a properly executed proxy but do not indicate your voting preferences, your shares will be voted as recommended by the Board.

By telephone or on the Internet

If you have telephone or Internet access, you may submit your proxy vote by following the instructions provided on your proxy card or voting instruction form. If you are a beneficial owner, the availability of telephone and Internet voting will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

In person at the Meeting

If you are the shareholder of record, you have the right to vote in person at the Meeting. If you are the beneficial owner, you are also invited to attend the Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from your broker, bank or other holder of record that holds your shares, giving you the right to vote the shares at the Meeting. You will need proof of your ownership of Cheniere common stock and valid government-issued picture identification to enter the Meeting. See “Do I Need a Ticket to Attend the Meeting?” above for more information on the requirements to enter the Meeting.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

If you are a shareholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	written notice of revocation to the Corporate Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Meeting if you obtain a “legal proxy” as described in the answer to the preceding question.

WHO WILL RECEIVE A PROXY CARD?

If you are a shareholder of record, you will receive a proxy card for the shares you hold in certificate form or in book-entry form. If you are a beneficial owner, you will receive voting instructions from your bank, broker or other holder of record.

2026 PROXY STATEMENT	85

FREQUENTLY ASKED QUESTIONS

IS THERE A LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING?

The names of shareholders of record entitled to vote at the Meeting will be available for ten days prior to the Meeting for any purpose germane to the Meeting. The list will be available between the hours of 8:30 a.m. and 4:30 p.m. Central Time, at our offices at 845 Texas Avenue, Suite 1250, Houston, Texas 77002, by contacting the Corporate Secretary of the Company.

WHAT IS A BROKER NON-VOTE?

“Broker non-votes” occur when a bank, broker or other holder of record holding shares for a beneficial owner (generally referred to as a “broker”) does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers, as the holders of record, are permitted to exercise discretionary authority to vote on “routine” matters, but not on other matters. The only routine matter to be presented at the Meeting is Proposal 3, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026.

If you are a beneficial owner, your broker is not permitted to vote your shares on the following proposals if your broker does not receive specific voting instructions from you: Proposal 1 to elect directors and Proposal 2 to approve, on an advisory and non-binding basis, the compensation of the Company’s NEOs for 2025. In these situations, assuming your broker exercises discretionary authority to vote on Proposal 3, a broker non-vote will occur as to each of the other proposals. Broker non-votes are counted for purposes of establishing a quorum but do not otherwise have an impact on voting results for Proposals 1 and 2.

WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?

The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum. In the absence of a quorum at the Meeting, the Meeting may be adjourned from time to time without notice, other than an announcement at the Meeting of the date, time and place of the adjourned meeting, until a quorum is present. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for purposes of determining a quorum.

Proposal 1 – Directors are elected by a majority of the votes cast with respect to such director nominee at the Meeting, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes represented by submitted proxies will not be considered votes cast and therefore will not be taken into account in determining the outcome of the election of directors.

Proposal 2 – To be approved, Proposal 2 regarding the compensation of the Company’s named executive officers for fiscal year 2025 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. Because your vote is advisory, it will not be binding on the Board or the Company. Abstentions will have the same impact as votes “against” Proposal 2. Broker non-votes will have no effect on Proposal 2.

Proposal 3 – To be approved, Proposal 3 to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. If you are a beneficial owner, your bank, broker or other holder of record has the authority to vote your shares on Proposal 3 if you have not furnished voting instructions within a specified period of time prior to the Meeting. Accordingly, there will not be any broker non-votes on Proposal 3. Abstentions will have the same impact as votes “against” Proposal 3.

86	CHENIERE

FREQUENTLY ASKED QUESTIONS

WHAT IF A DIRECTOR NOMINEE DOES NOT RECEIVE A MAJORITY OF VOTES CAST?

In uncontested elections (as is the case at this Meeting), our Bylaws require directors to be elected by the majority of the votes cast with respect to such director (i.e., the number of votes cast “for” a director must exceed the number of votes cast “against” that director). If a nominee who is serving as a director is not elected at the Meeting and no one else is elected in place of that director, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws, the holdover director is required to tender his or her resignation to the Board. The Governance and Nominating Committee of the Board then would consider the resignation and recommend to the Board whether to accept or reject the tendered resignation, or whether some other action should be taken. The Board would then make a decision whether to accept the resignation, taking into account the recommendation of the Governance and Nominating Committee. The director who tenders his or her resignation will not participate in the Governance and Nominating Committee’s or the Board’s decision. The Board is required to disclose publicly (by a press release and a filing with the SEC) its decision regarding the tendered resignation and, if the tendered resignation is rejected, the rationale behind the decision within 90 days from the date of the certification of the election results.

COULD OTHER MATTERS BE DECIDED AT THE MEETING?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Meeting, the persons named as proxies in your proxy card will have the discretion to vote on those matters for you.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

The Company will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission or facsimile transmission. We have hired D. F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, to solicit proxies. We will pay D.F. King & Co., Inc. a fee of $15,000 plus expenses for these services.

WHO WILL COUNT THE VOTE?

Broadridge Financial Solutions, Inc., an independent third party, or its designee, will tabulate the votes.

HOW CAN I RECEIVE MY PROXY MATERIALS BY E-MAIL IN THE FUTURE?

Instead of receiving future paper copies of our proxy materials by mail, you can elect to receive an e-mail with links to these documents, your control number and instructions for voting over the Internet. Opting to receive your proxy materials by e-mail will save the cost of producing and mailing documents to you and will also help conserve environmental resources. Your e-mail address will be used for no other purpose.

If we mailed you a printed copy of our proxy statement and annual report and you would like to sign up to receive these materials by e-mail in the future, you can choose this option by:

•	following the instructions provided when you vote over the Internet; or

•	through your broker.

You may revoke this request at any time by following the instructions at www.proxyvote.com using your unique control number, or by contacting your broker. Your election will remain in effect unless you revoke it later.

2026 PROXY STATEMENT	87

OTHER MATTERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING TO BE HELD ON MAY 14, 2026

The Proxy Statement, including the Notice and 2025 Annual Report on Form 10-K for the year ended December 31, 2025, are available on our website at www.cheniere.com/2026AnnualMeeting. Please note that the Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage our shareholders to access and review the proxy materials before voting.

SHAREHOLDER PROPOSALS

Management anticipates that the Company’s 2027 Annual Meeting of Shareholders will be held during May 2027. Any shareholder who wishes to submit a proposal for action to be included in the Proxy Statement and form of proxy relating to the Company’s 2027 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company by December 8, 2026. Any such proposals should be timely received by the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002. Such proposal must meet all of the requirements of the SEC to be eligible for inclusion in next year’s proxy materials. If a shareholder wishes to submit a proposal outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” under our Bylaws, the proposal must be received by the Corporate Secretary of the Company at the Company’s Headquarters no earlier than the close of business on January 14, 2027 and not later than the close of business on February 13, 2027.

NOMINATION OF DIRECTORS

If a shareholder wishes to nominate a director candidate without inclusion of such candidate in our proxy materials, in order for such nomination to be considered “timely” under our Bylaws, the notice of nomination must be received by the Secretary of the Company at the Company’s Headquarters no earlier than the close of business on January 14, 2027, and not later than the close of business on February 13, 2027.

In addition, our Bylaws provide for “proxy access” and permit shareholders (or groups of no more than 20 shareholders) who have maintained (individually and, in the case of a group, collectively) continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and have complied with the other requirements set forth in our Bylaws, to submit an aggregate number of director nominees of up to 20% of the number of directors serving on the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) satisfy the requirements set forth in our Bylaws.

•

When to send such proposals. Notice of director nominees submitted under these Bylaw provisions must be received by our Secretary no earlier than November 8, 2026 and no later than the close of business on December 8, 2026.

•	Where to send such proposals. Proposals should be addressed to the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002.

•	What to include. Notice must include the information required by our Bylaws, which are available on our website at www.cheniere.com.

In addition to satisfying the foregoing requirements under our Bylaws with respect to director nominations and notice required, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide an additional notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2027.

88	CHENIERE

COMMUNICATIONS WITH THE BOARD

COMMUNICATIONS WITH THE BOARD

The Board maintains a process for shareholders and other interested parties to communicate with the Board, including the independent Non-Executive Chairman or Lead Director, as applicable. Shareholders wishing to communicate with the Board should send any communication to the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual director or directors or groups of directors (including the independent directors) to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the Board, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to the directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Corporate Secretary and only in accordance with the Company’s policies and procedures and the applicable laws and regulations relating to the disclosure of information.

HOUSEHOLDING OF PROXY MATERIALS

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address, although each shareholder will receive a separate proxy card. Once a shareholder has received notice from his or her broker that they will be householding materials, householding will continue until the shareholder is notified otherwise or revokes consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, or if a shareholder is receiving multiple copies of either document and wishes to receive only one, the shareholder should notify his or her broker. If a shareholder would like to receive a separate copy of this Proxy Statement, Notice or 2025 Annual Report on Form 10-K for the year ended December 31, 2025, he or she should contact the Company by writing to the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002; (713) 375-5000. The Company undertakes to deliver the requested materials promptly upon request.

AVAILABILITY OF DOCUMENTS

The Company is including with this Proxy Statement a copy of its 2025 Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the SEC and is incorporated in this Proxy Statement by reference. The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company’s furnishing such exhibits. Requests for copies of this Proxy Statement and the 2025 Annual Report on Form 10-K for the year ended December 31, 2025 (including exhibits thereto) for the Meeting and future shareholders meetings should be directed to the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002. Paper or email copies of this Proxy Statement and the 2025 Annual Report on Form 10-K for the year ended December 31, 2025 (including exhibits thereto) for the Meeting can also be obtained free of charge by calling toll-free (877) 375-5001 and asking for the Company’s Investor Relations Department, contacting Investor Relations at Investors@cheniere.com or can be accessed at the Investor Relations section of our website at www.cheniere.com/2026AnnualMeeting. Any such requests must be made by April 30, 2026 to facilitate timely delivery.

2026 PROXY STATEMENT	89

OTHER MATTERS

INCORPORATION BY REFERENCE

This Proxy Statement contains several website addresses, which are intended to provide textual context only, information contained on or connected to such websites, including our Corporate Responsibility Report, is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC, unless specifically provided otherwise in such filing.

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

April 7, 2026

90	CHENIERE

APPENDIX A

Definition of Cumulative Distributable Cash Flow Per Share and Absolute Total Shareholder Return for 2025 LTI Awards

Performance Period: January 1, 2025 through December 31, 2027

Definition of Distributable Cash Flow

Cheniere Energy, Inc. (the “Company”) defines Distributable Cash Flow as cash generated from the operations of Cheniere and its subsidiaries and adjusted for non-controlling interest. CEI defines Distributable Cash Flow of Cheniere subsidiaries as net income (loss), adjusted for certain non-cash items, restructuring and severance payments, litigation settlement payments, cash settled share based compensation above or below assumed forecasts, cash settled taxes related to share based compensation above or below assumed targets, annual bonus payments above or below assumed targets, less maintenance capital expenditures. Non-cash items include, but are not limited to, depreciation, depletion and amortization, non-cash compensation expense, paid-in-kind interest expense, gains and losses on disposals of assets, unrealized gains and losses on commodity, FX and interest rate risk management activities, non-cash restructuring expense, non-cash impairment charges, losses/gains on early extinguishment of debt and associated termination of interest rate hedges, change in income tax valuation allowance and deferred income taxes. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). For unconsolidated affiliates, Distributable Cash Flow reflects the Company’s proportionate share of the investee’s distributable cash flow.

On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of the Company’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among the Company’s subsidiaries, the Company’s share of Distributable Cash Flow is calculated as the Distributable Cash Flow of the subsidiary reduced by the economic interest of the non-controlling investors as if 100% of the Distributable Cash Flow were distributed in order to reflect our ownership interests and our incentive distribution rights, if applicable.

For Distributable Cash Flow attributable to the Company, as adjusted, certain transaction-related and non-recurring expenses that are included in net income may be excluded as determined by the Compensation Committee.

Definition of Distributable Cash Flow Per Share

The Company defines Distributable Cash Flow Per Share as Distributable Cash Flow for any given quarter divided by weighted average shares outstanding for that quarter (share count assumption subject to adjustment for variances related to share based compensation).

Definition of Cumulative Distributable Cash Flow Per Share

The Company defines Cumulative Distributable Cash Flow Per Share as the sum of Distributable Cash Flow Per Share for the twelve consecutive quarters ended December 31, 2027.

Definition of Absolute Total Shareholder Return (ATSR)

The Company defines ATSR as the annualized rate of return that Cheniere Energy, Inc. shareholders receive through changes in share price and assumed reinvestment of dividends paid over the performance period. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by Cheniere Energy, Inc. to its shareholders for purposes of Federal income taxation. For purposes of determining the ATSR, the change in the price of a share will be based upon (x) the average of the closing share prices on each of the 45 trading days preceding the start of the performance period and (y) the average of the closing share prices on each of the 45 trading days preceding the end of the performance period.

2026 PROXY STATEMENT	A-1

APPENDIX B

Definition of Cumulative Distributable Cash Flow Per Share and Absolute Total Shareholder Return for 2026 LTI Awards

Performance Period: January 1, 2026 through December 31, 2028

Definition of Distributable Cash Flow

Cheniere Energy, Inc. (the “Company”) defines Distributable Cash Flow as cash generated from the operations of Cheniere and its subsidiaries and adjusted for non-controlling interest. CEI defines Distributable Cash Flow of Cheniere subsidiaries as net income (loss), adjusted for certain non-cash items, restructuring and severance payments, litigation settlement payments, cash settled share based compensation above or below assumed forecasts, cash settled taxes related to share based compensation above or below assumed targets, annual bonus payments above or below assumed targets, less maintenance capital expenditures. Non-cash items include, but are not limited to, depreciation, depletion and amortization, non-cash compensation expense, paid-in-kind interest expense, gains and losses on disposals of assets, unrealized gains and losses on commodity, FX and interest rate risk management activities, non-cash restructuring expense, non-cash impairment charges, losses/gains on early extinguishment of debt and associated termination of interest rate hedges, change in income tax valuation allowance and deferred income taxes. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). For unconsolidated affiliates, Distributable Cash Flow reflects the Company’s proportionate share of the investee’s distributable cash flow.

On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of the Company’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among the Company’s subsidiaries, the Company’s share of Distributable Cash Flow is calculated as the Distributable Cash Flow of the subsidiary reduced by the economic interest of the non-controlling investors as if 100% of the Distributable Cash Flow were distributed in order to reflect our ownership interests and our incentive distribution rights, if applicable.

For Distributable Cash Flow attributable to the Company, as adjusted, certain transaction-related and non-recurring expenses that are included in net income may be excluded as determined by the Compensation Committee.

Definition of Distributable Cash Flow Per Share

The Company defines Distributable Cash Flow Per Share as Distributable Cash Flow for any given quarter divided by weighted average shares outstanding for that quarter (share count assumption subject to adjustment for variances related to share based compensation).

Definition of Cumulative Distributable Cash Flow Per Share

The Company defines Cumulative Distributable Cash Flow Per Share as the sum of Distributable Cash Flow Per Share for the twelve consecutive quarters ended December 31, 2028.

Definition of Absolute Total Shareholder Return (ATSR)

The Company defines ATSR as the annualized rate of return that Cheniere Energy, Inc. shareholders receive through changes in share price and assumed reinvestment of dividends paid over the performance period. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by Cheniere Energy, Inc. to its shareholders for purposes of Federal income taxation. For purposes of determining the ATSR, the change in the price of a share will be based upon (x) the average of the closing share prices on each of the 45 trading days preceding the start of the performance period and (y) the average of the closing share prices on each of the 45 trading days preceding the end of the performance period.

2026 PROXY STATEMENT	B-1

APPENDIX C

Definition and Reconciliation of Non-GAAP Measures

Consolidated Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our Consolidated Financial Statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies. We use Consolidated Adjusted EBITDA as a quantitative performance goal in our annual incentive program.

Consolidated Adjusted EBITDA is calculated by taking net income attributable to Cheniere before net income attributable to non-controlling interests, interest expense, net of capitalized interest, taxes, depreciation, amortization and accretion expense, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense, gain or loss on disposal of assets, changes in the fair value of our commodity and foreign currency exchange (“FX”) derivatives prior to contractual delivery or termination, and non-cash compensation expense. The change in fair value of commodity and FX derivatives is considered in determining Consolidated Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

We believe Consolidated Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

The following table reconciles our Consolidated Adjusted EBITDA to U.S. GAAP results for the year ended December 31, 2025 (in millions):

YEAR ENDED DECEMBER 31, 2025
Net income attributable to Cheniere	5,330
Net income attributable to non-controlling interests	1,464
Income tax provision	1,488
Interest expense, net of capitalized interest	948
Loss on modification or extinguishment of debt	8
Interest and dividend income	(106)
Other income, net	(20)

Income from operations	9,112

Adjustments to reconcile income from operations to Consolidated Adjusted EBITDA:

Depreciation, amortization and accretion expense	1,329
Gain from changes in fair value of commodity and FX derivatives, net(1)	(3,615)
Total non-cash compensation expense	113
Other operating costs and expenses	4

Consolidated Adjusted EBITDA	6,943

(1)	Change in fair value of commodity and FX derivatives prior to contractual delivery or termination

Distributable Cash Flow is defined as cash generated from the operations of Cheniere and its subsidiaries and adjusted for non-controlling interests. The Distributable Cash Flow of Cheniere’s subsidiaries is calculated by taking the subsidiaries’ EBITDA less interest expense, net of capitalized interest, taxes, maintenance capital expenditures and other non-operating income or expense items, and adjusting for the effect of certain non-cash items and other items not otherwise predictive or indicative of ongoing

2026 PROXY STATEMENT	C-1

operating performance, including the effects of modification or extinguishment of debt, amortization of debt issue costs, premiums or discounts, impairment of equity method investment and deferred taxes. Cheniere’s Distributable Cash Flow includes 100% of the Distributable Cash Flow of Cheniere’s wholly-owned subsidiaries. For subsidiaries with non-controlling investors, our share of Distributable Cash Flow is calculated as the Distributable Cash Flow of the subsidiary reduced by the economic interest of the non-controlling investors as if 100% of the Distributable Cash Flow were distributed in order to reflect our ownership interests and our incentive distribution rights, if applicable. The Distributable Cash Flow attributable to non-controlling interest is calculated in the same method as Distributions to non-controlling interest as presented on our Consolidated Statements of Stockholders’ Equity (Deficit) in our Forms 10-Q and Forms 10-K filed with the Securities and Exchange Commission. This amount may differ from the actual distributions paid to non-controlling investors by the subsidiary for a particular period.

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be considered for deployment by our Board of Directors pursuant to our capital allocation plan, such as by way of common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. Distributable Cash Flow is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

The following table reconciles our Consolidated Adjusted EBITDA and Distributable Cash Flow to Net income attributable to common stockholders for the year ended December 31, 2025 (in billions):

YEAR ENDED DECEMBER 31, 2025
Net income attributable to Cheniere	5.33
Net income attributable to non-controlling interests	1.46
Income tax provision	1.49
Interest expense, net of capitalized interest	0.95
Depreciation, amortization and accretion expense	1.33
Other income, financing costs, and certain non-cash operating expenses	(3.62)

Consolidated Adjusted EBITDA	6.94

Interest expense, net of interest income, capitalized interest and amortization	(0.76)
Maintenance capital expenditures	(0.16)
Income tax (excludes deferred taxes)	0.37
Other expense	(0.11)

Consolidated Distributable Cash Flow	6.28

Cheniere Partners’ distributable cash flow attributable to non-controlling interests	(1.00)

Cheniere Distributable Cash Flow	5.29

Adjusted SG&A Expense is defined as controllable Selling, General and Administrative expenses adjusted for certain extraordinary events and share-based compensation, and other items not otherwise predictive or indicative of ongoing operating performance. Adjusted O&M Expense is defined as controllable Operations and Maintenance expenses adjusted for certain extraordinary events and share-based compensation, and other items not otherwise predictive or indicative of ongoing operating performance, including state and/or federal tax changes or credits not originally forecasted.

C-2	CHENIERE

CHENIERE ENERGY, INC.845 TEXAS AVENUESUITE 1250HOUSTON, TX 77002 CHENIERE ENERGY, INC. The Board of Directors recommends you vote FORthe following: 1.Election of Directors Nominees: 1a.Jack A. Fusco1b.Patricia K. Collawn1c.Brian E. Edwards1d.Denise Gray1e.Lorraine Mitchelmore1f.W. Benjamin Moreland1g.Scott Peak1h.Donald F. Robillard, Jr1i.Neal A. Shear SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET—www.proxyvote.comor scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark,sign and date yourproxycard and returnitin the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. V91744-P48685 The Board of Directors recommends you vote FOR the ForAgainstfollowing proposals: 2.Approve, on an advisory and non-binding basis, the!!compensation of the Company’s named executive officersfor 2025. 3.Ratification of the appointment of KPMG LLP as the!!Company’s independent registered public accountingfirm for 2026. Abstain !!!!!!!!! Abstain !! For !!!!!!!!! Against!!!!!!!!! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V91745-P48685 CHENIERE ENERGY, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2026 The undersigned hereby appoints Sean N. Markowitz and Zach Davis, and each of them, any one of whom may act without joinder of the other, with full power of substitution and ratification, proxies of the undersigned to vote all shares ofCheniere Energy, Inc. which the undersigned is entitled to vote at the 2026 Annual Meeting of Shareholders to be held at the Company’s headquarters at 845 Texas Avenue, Suite 1250, Houston, Texas 77002 on Thursday, May 14, 2026 at 9:00 a.m.Central Time, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY (IF SIGNED) WILL BE VOTED “FOR” THE ELECTION OF THE NINE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. WHETHER OR NOT SPECIFICATIONS ARE MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN FAVOR OF ANY SUBSTITUTE NOMINEE SELECTED BY THE BOARD IN THE EVENT ANY NOMINEE NAMED HEREIN BECOMES UNABLE TO SERVE, AND IN HIS OR HER DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE. Continued and to be signed on reverse side